Filed Pursuant to Rule 424(b)(7)
Registration No. 333-240286

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to be Registered	Amount to be Registered	Proposed Maximum Offering Price per Security	Proposed Maximum Aggregate Offering Price	Amount of Registration Fee
9.75% Convertible Senior Notes due 2025	$264,128,871(1)	100%	$264,128,871(1)	$34,283.93(2)
Common Stock, $0.0001 per share(3)	44,325,325 shares(4)	$23.72(5)	$1,051,396,709(5)	$136,471.29(6)(7)
Total				$170,755.22

(1)

Represents (i) $234,641,000 aggregate principal amount of the outstanding 9.75% Convertible Senior Notes due 2025 (the “Notes”) issued by the registrant to the selling securityholders and (ii) an estimated $29,487,871 aggregate principal amount of additional Notes assuming that the registrant elects, pursuant to the indenture governing the Notes, to issue the maximum portion of all future interest on the Notes in the form of additional Notes (the “PIK Notes”) in lieu of the payment of cash interest on the Notes. The exact principal amount of the PIK Notes will be determined based on the principal amount of Notes outstanding at the time interest on the Notes is due and PIK Notes are issued.

(2)	Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(o) under the Securities Act of 1933, as amended (the “Securities Act”).
(3)

Pursuant to Rule 416 under the Securities Act this registration statement shall also cover such indeterminate number of shares of common stock of the registrant, par value $0.0001 per share (“common stock”), as may be issuable with respect to the shares being registered hereunder as a result of stock splits, stock dividends or similar transactions, including as a result of any increase in the conversion rate of the Notes.

(4)

Represents the number of shares of common stock being registered for resale by certain of the selling securityholders, and an indeterminate number of shares of common stock that may be issued from time to time upon conversion of the Notes, subject to adjustment in accordance with the terms of the Notes and the indenture governing the Notes.

(5)

Estimated at $23.72 per share, the average of the high and low prices for the common stock as reported by the New York Stock Exchange on July 29, 2020, solely for the purposes of calculating the proposed maximum aggregate offering price and registration fee in accordance with Rule 457(c) under the Securities Act.

(6)	Calculated in accordance with Rule 457(r) under the Securities Act.
(7)

Pursuant to Rule 457(i) under the Securities Act, no additional filing fee is payable with respect to the shares of common stock issuable upon conversion of the Notes or the PIK Notes because no additional consideration will be received in connection with the exercise of the conversion privilege.

PROSPECTUS SUPPLEMENT DATED AUGUST 3, 2020

(TO PROSPECTUS DATED AUGUST 3, 2020)

SUNNOVA ENERGY INTERNATIONAL INC.

44,325,325 Shares of Common Stock Offered by the Selling Securityholders

$234,641,000 Aggregate Principal Amount of 9.75% Convertible Senior Notes due 2025 Offered by the Selling Securityholders, any PIK Notes Issuable Pursuant to the Notes and any Shares of Common Stock Issuable Upon Conversion

of the Notes or the PIK Notes

This prospectus supplement relates to the offering for resale of the following securities (collectively referred to herein as the “securities”) held by the selling securityholders identified in this prospectus supplement: (i) up to 44,325,325 shares of our common stock, par value $0.0001 per share (the “common stock”), (ii) up to $234,641,000 aggregate principal amount of our 9.75% convertible senior notes due 2025 (the “Notes”), (iii) an indeterminate amount of Notes that, pursuant to the indenture governing the Notes, we may issue in the future in lieu of payment of cash interest on the Notes (the “PIK Notes”) and (iv) an indeterminate amount of our common stock issuable upon conversion of the Notes or the PIK Notes. “Selling securityholders” refers to the selling securityholders named in this prospectus supplement or certain transferees, assignees or other successors in interest that received securities from the selling securityholders. For a more detailed discussion about the securities, please read “Description of the Convertible Senior Notes” in this prospectus supplement and “Description of the Capital Stock” in the accompanying base prospectus.

We are not selling any securities under this prospectus supplement, and we will not receive the proceeds from the sales by the selling securityholders. For a more detailed discussion about the selling securityholders, please read “Selling Securityholders.”

These securities may be offered and sold by the selling securityholders from time to time in accordance with the provisions set forth under “Plan of Distribution.” The selling securityholders may offer and sell these securities to or through one or more underwriters, dealers and agents, who may receive compensation in the form of discounts, concessions or commissions, or directly to purchasers, on a continuous or delayed basis. The selling securityholders may offer and sell these securities at various times in amounts, at prices and on terms to be determined by market conditions and other factors at the time of such offerings. This prospectus supplement describes the general terms of these securities and the general manner in which the selling securityholders will offer and sell these securities. Another prospectus supplement or free writing prospectus may be used to describe the specific manner in which the selling securityholders will offer and sell these securities and also may add, update or change information contained or incorporated by reference in this prospectus supplement. The names of underwriters, if any, will be stated in another prospectus supplement.

Our common stock trades on the New York Stock Exchange (the “NYSE”) under the symbol “NOVA.” On July 31, 2020, the last sales price of our common stock as reported on the NYSE was $25.01 per share.

Investing in our securities involves risks. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained on page S-3 herein and in any applicable prospectus supplement and under similar headings in the other documents incorporated by reference into this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

Prospectus Supplement

Prospectus

S-i

IMPORTANT NOTICE ABOUT INFORMATION IN THIS PROSPECTUS SUPPLEMENT AND THE ACCOMPANYING BASE PROSPECTUS

We are providing information to you about this offering of the securities in two separate documents that are bound together: (i) this prospectus supplement, which describes the specific terms of this offering, and (ii) the accompanying base prospectus, which provides general information, some of which may not apply to this offering. This prospectus supplement may also add to, update or change information contained in the accompanying base prospectus. If information in this prospectus supplement is inconsistent with the accompanying base prospectus, you should rely on this prospectus supplement.

We have not, and the selling securityholders have not, authorized anyone to provide you with additional or different information. We and the selling securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. You should not assume that the information contained in this prospectus supplement, the accompanying base prospectus or any free writing prospectus that we may authorize for use in connection with this offering is accurate as of any date other than the date on the front of those documents or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

This prospectus supplement does not constitute an offer to sell or the solicitation of an offer to buy any securities other than the securities described in this prospectus supplement or an offer to sell or the solicitation of an offer to buy those securities in any circumstances in which such offer or solicitation is unlawful.

The information in this prospectus supplement is not complete. You should carefully read this prospectus supplement, the accompanying base prospectus, including the information incorporated by reference herein and therein, and any free writing prospectus that we may authorize for use in connection with this offering before you invest, as these documents contain information you should consider when making your investment decision.

Neither we nor the selling securityholders are making any representation to you regarding the legality of an investment in our securities by you under applicable laws. You should consult with your own advisors as to legal, tax, business, financial and related aspects of an investment in the securities.

S-ii

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the Securities and Exchange Commission (the “SEC”). Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov. You can also obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. You may find additional information about us on our website at www.sunnova.com, where we post our SEC filings. The information contained on, or that can be accessed through, our website (other than the specified SEC filings incorporated by reference in this prospectus supplement) is not a part of this prospectus supplement and is not incorporated by reference in this prospectus supplement. You should not consider such information contained on our website or that can be accessed through our website to be part of this prospectus supplement.

We incorporate by reference information into this prospectus supplement, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus supplement, and information that we file later with the SEC will automatically update and supersede this information. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus supplement. Unless this prospectus supplement or the information incorporated by reference herein indicates that another date applies, you should not assume that the information in this prospectus supplement is current as of any date other than the date of this prospectus supplement or that any information we have incorporated by reference herein is accurate as of any date other than the date of the document incorporated by reference.

We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), (excluding information furnished and not filed in accordance with SEC rules) on or after the date of this prospectus supplement. These reports contain important information about us, our financial condition and our results of operations:

•	our Annual Report on Form 10-K for the year ended December 31, 2019, filed on February 25, 2020, including the amendment to our Annual Report on Form 10-K, filed on March 6, 2020;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, filed on May 15, 2020 and June 30, 2020, filed on July 30, 2020;

•

the description of our common stock in our registration statement on Form 8-A (registration statement No. 001-38995) filed on July  22, 2019, as we may update that description in any amendment report or filing from time to time;

•

our Current Reports on Form 8-K filed on  January 23, 2020,  February 4, 2020,  February 11, 2020,  February 14, 2020,  February 24, 2020,  March 3, 2020,  April 2, 2020,  May 14, 2020,  May 20 , 2020,  June 12, 2020,  June 17, 2020,  June 22, 2020,  June  29, 2020, July 2, 2020  and July 29, 2020 (in each case, excluding any information “furnished” but not “filed” as set forth therein); and

•	our Definitive Proxy Statement on Schedule 14A for our 2020 Annual Meeting of Stockholders, filed with the SEC on April 9, 2020, to the extent incorporated by reference into our Form 10-K.

You may request a copy of our filings, at no cost, by writing or telephoning us at the following address or phone number:

Sunnova Energy International Inc.

Attention: Investor Relations

20 East Greenway Plaza, Suite 540

Houston, Texas 77046

(281) 985-9904

S-iii

CAUTIONARY LANGUAGE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus supplement and the accompanying base prospectus, including the documents incorporated by reference herein and therein, contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). These statements generally relate to future events or our future financial or operating performance. Actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. In some cases, you can identify these statements because they contain words such as “may,” “will,” “likely,” “should,” “expect,” “anticipate,” “could,” “contemplate,” “target,” “future,” “plan,” “believe,” “intend,” “goal,” “seek,” “estimate,” “project,” “predict,” “potential,” “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. These forward-looking statements include, but are not limited to, statements about:

•	the effects of the COVID-19 pandemic on our business and operations, results of operations and financial position;

•	federal, state and local statutes, regulations and policies;

•	determinations of the Internal Revenue Service (“IRS”) of the fair market value of our solar energy systems;

•	the price of centralized utility-generated electricity and electricity from other sources and technologies;

•	technical and capacity limitations imposed by operators of the power grid;

•	the availability of tax rebates, credits and incentives, including changes to the rates of, or expiration of, federal tax credits and the availability of related safe harbors;

•	our need and ability to raise capital to finance the installation and acquisition of distributed residential solar energy systems, refinance existing debt or otherwise meet our liquidity needs;

•	our expectations concerning relationships with third parties, including the attraction, retention and continued existence of our dealers;

•	our ability to manage our supply chains and distribution channels and the impact of natural disasters and other events beyond our control, such as the COVID-19 pandemic;

•	our ability to retain or upgrade current customers, further penetrate existing markets or expand into new markets;

•	our investment in our platform and new product offerings and the demand for and expected benefits of our platform and product offerings;

•	our ability to service certain of our obligations with respect to the Notes and the indenture governing the Notes;

•

the ability of our solar energy systems, energy storage systems or other product offerings to operate or deliver energy for any reason, including if interconnection or transmission facilities on which we rely become unavailable;

•	our ability to maintain our brand and protect our intellectual property and customer data;

•	our ability to manage the cost of solar energy systems, energy storage systems and our service offerings;

•	the willingness of and ability of our dealers and suppliers to fulfill their respective warranty and other contractual obligations;

•	our expectations regarding litigation and administrative proceedings;

•	our ability to renew or replace expiring, canceled or terminated solar service agreements at favorable rates or on a long-term basis;

S-iv

•	our anticipated uses of net proceeds from an offering of the securities covered by this registration statement; and

•

additional factors that may be disclosed under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which is incorporated by reference in this prospectus supplement and the accompanying base prospectus, and under the caption “Risk Factors” or any similar caption in the other documents that we have filed or subsequently file with the SEC that are incorporated or deemed to be incorporated by reference in this prospectus supplement and the accompanying base prospectus as described below under “Where You Can Find More Information” and in any future prospectus supplement or free writing prospectus that we provide you in connection with an offering of securities pursuant to the accompanying base prospectus.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus supplement and the accompanying base prospectus.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus supplement and the accompanying base prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section titled “Risk Factors” in this prospectus supplement and the accompanying base prospectus, in Item 1A “Risk Factors” and Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2019 and Item 1A “Risk Factors” and Item 2. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus supplement and the accompanying base prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

The forward-looking statements made in this prospectus supplement and the accompanying base prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus supplement and the accompanying base prospectus to reflect events or circumstances after the date of this prospectus supplement or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus supplement, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

S-v

SUMMARY

This summary highlights information contained elsewhere in this prospectus supplement and the accompanying base prospectus. It does not contain all of the information that you should consider before making an investment decision. You should read this entire prospectus supplement, the accompanying base prospectus and the documents incorporated herein and therein by reference for a more complete understanding of this offering of securities. Please read “Risk Factors” in this prospectus supplement, Item 1A“Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019 and Item 1A “Risk Factors” in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020 for information regarding risks you should consider before investing in our securities. Unless the context indicates otherwise, as used herein, references to “Sunnova,” “we,” “our” and “us” or similar terminology refer to Sunnova and its subsidiaries.

About Sunnova Energy International Inc.

We are a leading residential solar and energy storage service provider, serving more than 91,000 customers in more than 20 United States (“U.S.”) states and territories. Our goal is to be the leading provider of clean, affordable and reliable energy for consumers, and we operate with a simple mission: to power energy independence so that homeowners have the freedom to live life uninterrupted. We were founded to deliver customers a better energy service at a better price; and, through our solar and solar plus energy storage service offerings, we are disrupting the traditional energy landscape and the way the 21st century customer generates and consumes electricity.

Executive Offices

Our principal executive offices are located at 20 East Greenway Plaza, Suite 540, Houston, Texas 77046, and our phone number is (281) 985-9904. Our website address is http://www.sunnova.com. Information on our website or any other website is not incorporated by reference in this prospectus and does not constitute a part of this prospectus.

The Offering

Securities Offered	This prospectus supplement relates to the offering for resale by the selling securityholders of: (i) up to 44,325,325 shares of our common stock, (ii) up to $234,641,000 aggregate principal amount of the Notes, (iii) an indeterminate amount of PIK Notes and (iv) an indeterminate amount of our common stock issuable upon conversion of the Notes or the PIK Notes.

Use of Proceeds	We are not selling any securities under this prospectus supplement, and we will not receive the proceeds from the sales by the selling securityholders.

Exchange Listing	Our common stock trades on the NYSE under the symbol “NOVA.”

Risk Factors	There are risks associated with this offering and our business. You should consider carefully the risk factors on page S-3 of this prospectus supplement and the other risks identified in the documents incorporated by reference herein before making a decision to purchase securities in this offering.

RISK FACTORS

An investment in our securities involves a significant degree of risk. You should carefully consider the information included in this prospectus supplement, any future prospectus supplement, any free writing prospectus, and the documents we have incorporated by reference in this prospectus supplement and any future prospectus supplement, including those in Item 1A “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, as updated by quarterly and other reports and documents we file with the SEC that are incorporated by reference herein or therein, in evaluating an investment in our securities. If any of these risks actually occur, they may materially and adversely affect our business, financial condition, cash flows and results of operations. In this event, the trading price of our common stock or value of our securities could decline, and you could lose all or part of your investment in us. We may experience additional risks and uncertainties not currently known to us; or, as a result of developments occurring in the future, conditions that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, cash flows and results of operations.

Risks Related to the Notes

The Notes will be effectively subordinated to any future secured debt and are structurally subordinated to any liabilities of our subsidiaries.

The Notes rank senior in right of payment to all of our existing and future indebtedness that is expressly subordinated in right of payment to the Notes; equal in right of payment with all of our liabilities that are not so subordinated; effectively junior in right of payment to any of our secured indebtedness to the extent of the value of the assets securing such indebtedness; and structurally junior to all indebtedness and other liabilities (including trade payables) of our current or future subsidiaries. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure debt ranking senior or equal in right of payment to the Notes will be available to pay obligations on the notes only after the secured debt has been repaid in full from these assets. There may not be sufficient assets remaining to pay amounts due on any or all of the Notes then outstanding. The indenture governing the Notes contains only limited restrictions on the incurrence by our subsidiaries of additional liabilities.

As of June 30, 2020, we had $245.0 million of unsecured indebtedness represented by the Notes and no other indebtedness and our subsidiaries had $1.8 billion of indebtedness and other liabilities (including trade payables and deferred tax liabilities but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such subsidiaries in accordance with U.S. generally accepted accounting principles (“GAAP”)), as to which the Notes would have been structurally subordinated.

The Notes are our obligations only, and to the extent our operations are conducted through, and a substantial portion of our consolidated assets are held by, our subsidiaries, we may rely on distributions from such subsidiaries to service our debt.

The Notes are our obligations exclusively. Our operations are conducted through, and a substantial portion of our consolidated assets are held by, our subsidiaries, our ability to service the Notes will depend on the results of operations of our subsidiaries and upon the ability of such subsidiaries to provide us with cash, whether in the form of dividends, loans or otherwise, to pay amounts due on our obligations, including the Notes. Our present and future subsidiaries are separate and distinct legal entities and have no obligation, contingent or otherwise, to make payments on the Notes or to make any funds available for that purpose. In addition, dividends, loans or other distributions to us from such subsidiaries may be subject to statutory, contractual and other restrictions and are subject to other business considerations.

Recent and future regulatory actions and other events may adversely affect the trading price and liquidity of the Notes.

Investors in, and potential purchasers of, the Notes may employ, or seek to employ, a convertible arbitrage strategy with respect to the Notes. Investors would typically implement such a strategy by selling short the common stock underlying the Notes and dynamically adjusting their short position while continuing to hold the Notes. Investors may also implement this type of strategy by entering into swaps on our common stock in lieu of or in addition to short selling the common stock.

The SEC and other regulatory and self-regulatory authorities have implemented various rules and taken certain actions, and may in the future adopt additional rules and take other actions, that may impact those engaging in short selling activity involving equity securities (including our common stock). Such rules and actions include Rule 201 of SEC Regulation SHO, the adoption by the Financial Industry Regulatory Authority, Inc. and the national securities exchanges of a “Limit Up-Limit Down” program, the imposition of market-wide circuit breakers that halt trading of securities for certain periods following specific market declines, and the implementation of certain regulatory reforms required by the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010. Any governmental or regulatory action that restricts the ability of investors in, or potential purchasers of, the Notes to effect short sales of our common stock, borrow our common stock or enter into swaps on our common stock could adversely affect the trading price and the liquidity of the Notes.

Volatility in the market price and trading volume of our common stock could adversely impact the trading price of the Notes.

The stock market in recent years has experienced significant price and volume fluctuations that have often been unrelated to the operating performance of companies. The market price of our common stock could fluctuate significantly for many reasons, including in response to the risks described in this prospectus or the documents incorporated by reference in this prospectus, or for reasons unrelated to our operations, such as reports by industry analysts, investor perceptions or negative announcements by our customers, competitors or suppliers regarding their own performance, as well as industry conditions and general financial, economic and political instability. A decrease in the market price of our common stock would likely adversely impact the trading price of the Notes. The market price of our common stock could also be affected by possible sales of our common stock by investors who view the Notes as a more attractive means of equity participation in us and by hedging or arbitrage trading activity that we expect to develop involving our common stock. This trading activity could, in turn, affect the trading price of the Notes.

We may not have the ability to raise the funds necessary to repurchase the Notes, and our existing or future debt may contain limitations on our ability to repurchase the Notes.

Holders of the Notes have the right to require us to repurchase their Notes at the option of each holder of a Note (each a “Holder” and, collectively, the “Holders”) on or after September 23, 2024 at a price equal to 110% of the principal amount of Notes to be repurchased plus accrued and unpaid interest, if any, on such Notes as described under “Description of the Convertible Senior Notes—Conversion Rights” and at any time upon the occurrence of a change of control (as defined in “Description of Convertible Senior Notes—Certain Definitions”) at a repurchase price equal to 110% of the principal amount of the Notes to be repurchased plus accrued and unpaid interest, if any, as described under “Description of the Convertible Senior Notes—Repurchase at the Option of Holders—Change of Control.” In addition, we will be required to offer to repurchase the Notes with excess proceeds from certain asset sales. However, we may not have enough available cash or be able to obtain financing at the time we are required to make repurchases of Notes surrendered therefor. Our ability to repurchase the Notes may be limited by law, by regulatory authority or by agreements governing our indebtedness that exist at the time of the repurchase. Our failure to repurchase the Notes at a time when the repurchase is required by the indenture governing the Notes would constitute a default under the indenture governing the Notes, as described under “Description of the Convertible Senior Notes—Events of Default.” The

occurrence of a repayment event with respect to the Notes could cause an event of default under, or be prohibited or limited by, the terms of future senior debt. If the repayment of the related indebtedness were to be accelerated after any applicable notice or grace periods, we may not have sufficient funds to repay the indebtedness and repurchase the Notes.

Sales of our common stock in the public market or the perception that such sales could occur, could lower the market price for our common stock and adversely impact the trading price of the Notes.

In the future, we may sell additional shares of our common stock to raise capital. In addition, a substantial number of shares of our common stock is reserved for issuance upon the exercise of stock options and upon conversion of the Notes. We cannot predict the size of future issuances or the effect, if any, that they may have on the market price for our common stock. The issuance and sale of substantial amounts of common stock, or the perception that such issuances and sales may occur, could adversely affect the trading price of the Notes and the market price of our common stock and impair our ability to raise capital through the sale of additional equity securities.

Holders of Notes are not entitled to any rights with respect to our common stock, but they are subject to all changes made with respect to them.

Holders of Notes are not entitled to any rights with respect to our common stock (including, without limitation, voting rights and rights to receive any dividends or other distributions on our common stock) prior to the date on which the Notes are converted with respect to any Notes they surrender for conversion, but they are subject to all changes affecting our common stock. For example, if an amendment is proposed to our certificate of incorporation or bylaws requiring stockholder approval and the record date for determining the stockholders of record entitled to vote on the amendment occurs prior to the date on which the Notes are converted with respect to any Notes surrendered for conversion, then the Holder surrendering such Notes will not be entitled to vote on the amendment, although such Holder will nevertheless be subject to any changes affecting our common stock.

The conversion rate of the Notes may not be adjusted for all dilutive events.

The conversion rate of the Notes is subject to adjustment for certain events, including, but not limited to, the issuance of certain dividends on our common stock, the issuance of certain rights, options or warrants, distributions of our capital stock, indebtedness or assets, cash dividends or distributions and certain tender or exchange offers as described under “Description of the Convertible Senior Notes—Conversion Rights—Conversion Rate Adjustments.” However, the conversion rate will not be adjusted for other events, such as the issuance of shares of our common stock or any securities convertible into or exchangeable for shares of our common stock or the right to purchase shares of our common stock or such convertible or exchangeable securities. An event that adversely affects the value of the Notes may occur, and that event may not result in an adjustment to the conversion rate. Some significant restructuring transactions may not constitute a change of control, in which case we would not be obligated to offer to repurchase the Notes.

Upon the occurrence of a change of control, Holders have the right to require us to repurchase the Notes, as described under “Description of The Convertible Senior Notes—Repurchase at the Option of Holders—Change of Control.” However, the change of control provisions will not afford protection to Holders in the event of other transactions that could adversely affect the Notes. For example, transactions such as leveraged recapitalizations, refinancings, restructurings or acquisitions initiated by us may not constitute a change of control requiring us to repurchase the Notes. In the event of any such transaction, the Holders would not have the right to require us to repurchase the Notes, even though each of these transactions could increase the amount of our indebtedness or otherwise adversely affect our capital structure or any credit ratings, thereby adversely affecting the Holders.

We cannot assure you that an active trading market will develop for the Notes.

We do not intend to apply to list the Notes on any securities exchange or to arrange for quotation on any automated dealer quotation system. In addition, the liquidity of the trading market in the Notes, and the market price quoted for the Notes, may be adversely affected by changes in the overall market for this type of security and by changes in our financial performance or prospects or in the prospects for companies in our industry generally. As a result, we cannot assure you that an active trading market will develop for the Notes. If an active trading market does not develop or is not maintained, the market price and liquidity of the Notes may be adversely affected. In that case, you may not be able to sell your Notes at a particular time or you may not be able to sell your Notes at a favorable price.

Any adverse rating of the Notes may cause their trading price to fall.

We do not intend to seek a rating on the Notes. However, if a rating service were to rate the Notes and if such rating service were to lower its rating on the Notes below the rating initially assigned to the Notes or otherwise announces its intention to put the Notes on credit watch, the trading price of the Notes could decline.

The accounting method for convertible debt securities that may be settled in cash, such as the Notes, could have a material effect on our reported financial results.

In May 2008, the Financial Accounting Standards Board (“FASB”) issued FASB Staff Position No. APB 14-1, Accounting for Convertible Debt Instruments that May Be Settled in Cash upon Conversion (Including Partial Cash Settlement), which has subsequently been codified as Accounting Standards Codification 470-20, Debt with Conversion and Other Options (“ASC 470-20”). Under ASC 470-20, an entity must separately account for the liability and equity components of the convertible debt instruments (such as the Notes) that may be settled entirely or partially in cash upon conversion in a manner that reflects the issuer’s economic interest cost. The effect of ASC 470-20 on the accounting for the Notes is that the equity component is required to be included in the additional paid-in capital section of stockholders’ equity on our consolidated balance sheet at the issuance date, and the value of the equity component is treated as debt discount for purposes of accounting for the debt component of the Notes. As a result, we are required to record a greater amount of non-cash interest expense in current periods presented as a result of the accretion of the discounted carrying value of the notes to their face amount over the respective terms of the Notes. We report lower net income in our financial results because ASC 470-20 requires interest to include both the current period’s accretion of the debt discount and the instrument’s coupon interest rate, which could adversely affect our future financial results, the trading price of our common stock or the trading price of the Notes.

In addition, under certain circumstances, the treasury stock method for calculating diluted earnings per share is permitted for convertible debt instruments (such as the Notes) that may be settled entirely or partly in cash. As a result, for purposes of calculating diluted earnings per share, we will include, under certain circumstances, the shares underlying the Notes only to the extent that the conversion value of the Notes exceeds the principal amount; provided that we will not use the treasury stock method if the effect on diluted earnings per share would be anti-dilutive.

In July 2019, the FASB issued an exposure draft that proposes to change the accounting for the convertible debt instruments described above. Under the exposure draft, an entity may no longer be required to separately account for the liability and equity components of convertible debt instruments. This could have the impact of reducing non-cash interest expense, and thereby increasing net income. Additionally, as currently proposed, the treasury stock method for calculating earnings per share will no longer be allowed for convertible debt instruments whose principal amount may be settled using shares. Rather, the if-converted method may be required. Application of the “if-converted” method may increase the total number of potential dilutive common shares and could decrease our diluted weighted-average earnings per share. We cannot be sure that this exposure draft will be issued, or will be issued in its current format. We also cannot be sure whether other changes may be made to the current accounting standards related to the Notes, or otherwise, that could have an adverse impact on our financial statements.

Because the Notes will be held in book-entry form, Holders must rely on The Depository Trust Company’s procedures to receive communications relating to the Notes and exercise their rights and remedies.

Promptly following the date of any sale of Notes under this prospectus supplement, we expect such Notes to be re-issued in the form of one or more global notes registered in the name of Cede & Co., as nominee of The Depository Trust Company (“DTC”). Beneficial interests in global notes will be shown on, and transfers of global notes will be effected only through, the records maintained by DTC. Except in limited circumstances, we will not issue certificated notes. See “Description of The Convertible Senior Notes—Book-Entry, Settlement and Clearance.” Accordingly, if you own a beneficial interest in a global note, then you will not be considered an owner or holder of the notes. Instead, DTC or its nominee will be the sole holder of the notes. Unlike persons who have certificated notes registered in their names, owners of beneficial interests in global notes will not have the direct right to act on our solicitations for consents or requests for waivers or other actions from holders. Instead, those beneficial owners will be permitted to act only to the extent that they have received appropriate proxies to do so from DTC or, if applicable, a DTC participant. The applicable procedures for the granting of these proxies may not be sufficient to enable owners of beneficial interests in global notes to vote on any requested actions on a timely basis. In addition, notices and other communications relating to the notes will be sent to DTC. We expect DTC to forward any such communications to DTC participants, which in turn would forward such communications to indirect DTC participants. But we can make no assurances that you will timely receive any such communications.

You may be subject to tax if we make or fail to make certain adjustments to the conversion rate of the Notes even though you do not receive a corresponding distribution.

The conversion rate of the Notes is subject to adjustment in certain circumstances, including the payment of certain distributions on our common stock. If the conversion rate is adjusted as a result of a distribution that is taxable to our common stockholders, such as a cash dividend, you may be deemed to have received for U.S. federal income tax purposes a taxable dividend to the extent of our earnings and profits (as determined for such purposes) without the receipt of any cash. In addition, a failure to adjust (or adjust adequately) the conversion rate after an event that increases your proportionate interest in us could be treated as a deemed taxable dividend to you. If you are a non-U.S. holder (as defined in “Material U.S. Federal Income Tax Consequences”), such deemed dividend may be subject to U.S. federal withholding tax (currently at a 30% rate, or such lower rate as may be specified by an applicable treaty). See “Material U.S. Federal Income Tax Consequences.” You should consult your own tax advisor as to the tax consequences of deemed dividends.

You may be subject to tax upon a change in conversion consideration or subsequent conversion even though you do not receive a corresponding cash distribution.

If we undergo certain events, the conversion consideration may be changed, and depending on the circumstances at the time of such an event, such a change may result in a taxable event for U.S. federal income tax purposes. In addition, a subsequent conversion for the new conversion consideration may be a taxable event. See “Material U.S. Federal Income Tax Consequences—Possible Effect of a Change in Conversion Consideration.”

Our ability to use net operating loss carryforwards (“NOLs”) and tax credit carryforwards to offset future income taxes is subject to limitation and the amount of such carryforwards may be subject to challenge or reduction.

As of June 30, 2020 we had approximately $990.9 million of U.S. federal NOLs, a portion of which will begin to expire in 2032 and approximately $260.2 million of U.S. federal tax credit carryforwards, which begin to expire in 2033. Utilization of our NOLs and tax credit carryforwards depends on many factors, including having current or future taxable income, which cannot be assured. In addition, Section 382 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”), generally imposes an annual limitation on the amount of NOLs that may be used to offset taxable income by a corporation that has undergone an “ownership change” (as determined under Section 382). An ownership change generally occurs if one or more stockholders (or groups of stockholders, including one or more groups of public stockholders) that are each deemed to own at least 5% of our common stock increase their ownership percentage by more than 50 percentage points over their lowest ownership percentage during a rolling three-year period. Similar rules under Section 383 of the Code impose an annual limitation on the amount of tax credit carryforwards, including carryforwards of business investment tax credits under Section 48(a) of the Code, that may be used to offset U.S. federal income taxes.

We experienced an ownership change under Sections 382 and 383 of the Code prior to our initial public offering that subjected our NOLs and tax credit carryforwards existing at that time to limitations under those sections. Another ownership change could occur as a result of transactions that increase the ownership percentage of any of our 5% stockholders during a rolling three-year period, including redemptions of our common stock, sales of our common stock by other deemed 5% stockholders or issuances of common stock by us, whether in our initial public offering, additional public offerings or otherwise. Such transactions have occurred during the previous three-year period and have resulted in a significant change, by value, in our equity ownership as of the date of this prospectus. In combination with such transactions, substantial sales of our common stock under this prospectus may result in another ownership change with respect to our common stock. If such another ownership change occurs, our ability to utilize NOLs and tax credit carryforwards may be subject to further limitation under Sections 382 and 383 of the Code. The application of the aforementioned limitations may cause U.S. federal income taxes to be paid by us earlier than they otherwise would be paid if such limitations were not in effect and could cause such NOLs and tax credit carryforwards to expire unused, in each case reducing or eliminating the benefit of such NOLs and tax credit carryforwards. To the extent we are not able to offset our future taxable income with our NOLs or offset future taxes with our tax credit carryforwards, this would adversely affect our operating results and cash flows if we have taxable income in the future. These same risks can arise in the context of state income and franchise tax given many states conform to federal law and rely on federal authority for determining state NOLs.

Furthermore, the IRS or other tax authorities could successfully challenge one or more tax positions we take, such as the classification of assets under the income tax depreciation rules or the characterization of expenses for income tax purposes, which could reduce the NOLs we generate and/or are able to use.

USE OF PROCEEDS

We are not selling any securities under this prospectus supplement, and we will not receive the proceeds from the sales by the selling securityholders.

DESCRIPTION OF THE CONVERTIBLE SENIOR NOTES

We issued $185,000,000 aggregate principal amount of the 9.75% convertible senior notes due 2025 (the “Initial Notes”) under an Indenture (as supplemented, the “Indenture”) originally dated May 14, 2020 (the “Issue Date”) between us and Wilmington Trust, National Association, as trustee (the “trustee”). On June 12, 2020, pursuant to the full exercise of options granted to certain investors, we issued $60,000,000 aggregate principal amount of additional Notes (the “Additional Notes” and together with the Initial Notes, the “Notes”). The Additional Notes are substantially identical to, and form a single class with, the Initial Notes, for all purposes under the Indenture. The terms of the Notes include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

The following description is a summary of the material provisions of the Notes, the Indenture and the Registration Rights Agreement and does not purport to be complete. This summary is subject to and is qualified by reference to all of the provisions of the Notes, the Indenture and the Registration Rights Agreement, including the definitions of certain terms used in the Indenture. We urge you to read these documents because they, and not this description, define your rights as a Holder.

You may request a copy of the Indenture from us as described under “Where You Can Find More Information.”

For purposes of the description under this “Description of the Convertible Senior Notes”, references to “Sunnova,” “we,” “our” and “us” refer only to Sunnova Energy International Inc. and not to our Subsidiaries.

General

The Notes:

•	are our general unsecured, senior obligations and are not guaranteed by any of our Subsidiaries;

•

are limited to an aggregate principal amount of $245,000,000 (less any notes which have been redeemed, repurchased or converted, plus any PIK Notes (as defined below) issued in respect of PIK Note Payments);

•

bear interest on January 30, April 30, July 30 and October 30 of each year (each an “interest payment date”), beginning on July 30, 2020, at a rate of 9.75% per annum, 7.25% per annum of which shall be payable in cash, and 2.50% per annum of which shall be payable in cash or, at the option of Sunnova after the Notes are eligible to be deposited with and held through the facilities of The Depository Trust Company (“DTC”), in kind by increasing the principal amount of the outstanding Notes or by issuing PIK Notes in a principal amount equal to such interest on the applicable interest payment date (each such payment, a “PIK Note Payment”);

•	mature on April 30, 2025 (the “maturity date”), unless earlier converted or repurchased in accordance with their terms;

•

are convertible at the option of each Holder into shares of Sunnova’s common stock, par value $0.0001 per share (the “Common Stock”), in a minimum denomination of $1,000,000 principal amount or an integral multiple of $1,000 in excess thereof (or an integral multiple of $1.00 in excess thereof if a PIK Note Payment has been made) at any time after the Issue Date and prior to the close of business on the second Scheduled Trading Day immediately preceding the maturity date, in each case, subject to the terms of the Indenture and at an initial conversion rate of 74.0741 shares of Common Stock per $1,000 principal amount of Notes (equivalent to an initial conversion price of approximately $13.50 per share of Common Stock) (subject to adjustment if certain events occur, the “conversion rate”) plus accrued and unpaid interest, if any, on such Notes;

•	subject to the satisfaction of the conditions set forth under “—Conversion Rights—Company Conversion”, are convertible at the option of Sunnova at the conversion rate at any time on or after May 14, 2023 and prior to the close of business on the second Scheduled Trading Day immediately preceding the maturity date;

•	are redeemable at the option of Sunnova at any time on or after May 14, 2023 at the redemption prices described below under “—Optional Redemption”;

•

are required to be repurchased by Sunnova at the option of each Holder on or after September 23, 2024, at a repurchase price equal to 110% of the principal amount thereof, plus accrued and unpaid interest, if any, on such Notes;

•

are required to be repurchased by Sunnova at the option of the Holder if a Change of Control occurs or upon the receipt by Sunnova of certain proceeds from Asset Sales, in each case at a repurchase price equal to 110% of the principal amount thereof, plus accrued and unpaid interest, if any, on such Notes; and

•

promptly following the date of this prospectus supplement, will be represented by one or more registered notes in global form, but in certain limited circumstances may be represented by notes in definitive form. See “—Book-Entry, Settlement and Clearance.”

Upon conversion of a Note, we will settle conversions of Notes by paying or delivering, as the case may be, cash, shares of our Common Stock or a combination of cash and shares of our Common Stock, at our election, as described under “—Conversion Rights—Settlement upon Conversion.” Holders will not receive any separate cash payment for interest, if any, accrued and unpaid to the conversion date (as defined below) except under the limited circumstances described below.

Other than restrictions described under “—Repurchase at the Option of the Holders—Change of Control” and “—Certain Covenants” below, the Indenture does not contain any covenants or other provisions designed to afford Holders of the Notes protection in the event of a highly leveraged transaction involving us or in the event of a decline in our credit rating as the result of a takeover, recapitalization, highly leveraged transaction or similar restructuring involving us that could adversely affect such Holders.

We do not intend to list the Notes on any securities exchange or any automated dealer quotation system.

Purchase and Cancellation

We will cause all Notes surrendered for payment at maturity, repurchase, redemption, registration of transfer or exchange or conversion, if surrendered to us or any of our agents that we control or Subsidiaries, to be delivered to the trustee for cancellation and they will no longer be considered “outstanding” under the Indenture upon their payment at maturity, repurchase, redemption, registration of transfer or exchange or conversion. All Notes delivered to the trustee shall be cancelled promptly by the trustee in accordance with its customary procedures. Except for Notes surrendered for transfer or exchange, no Notes shall be authenticated in exchange for any Notes cancelled as provided in the Indenture.

We may, directly or indirectly (regardless of whether such Notes are surrendered to us), repurchase Notes in the open market or otherwise, whether by us or our Subsidiaries or through a privately negotiated transaction or public tender or exchange offer or through counterparties to private agreements, including by cash-settled swaps or other derivatives, in each case, without prior notice to the Holders of the Notes. We may, at our option, reissue, resell or surrender to the trustee for cancellation any Notes that we may repurchase, in the case of a reissuance or resale, so long as such Notes have a separate CUSIP number if the Notes are not fungible with the Notes initially offered for U.S. federal income tax or securities law purposes. Any Notes that we may repurchase will be considered outstanding for all purposes under the Indenture (other than, at any time when such Notes are held by us, any of our Subsidiaries or affiliates or any Subsidiary of any of such affiliates, for the purpose of determining whether Holders of the requisite aggregate principal amount of Notes have concurred in any direction, consent, waiver or other action under the Indenture) unless and until such time we surrender them to the trustee for cancellation and, upon receipt of a written order from us, the trustee will cancel all Notes so surrendered.

Payments on the Notes; Paying Agent and Registrar; Transfer and Exchange

We will pay, or cause the paying agent to pay, the principal of, and interest on, Notes in global form registered in the name of or held by DTC or its nominee by wire transfer in immediately available funds to DTC or its nominee, as the case may be, as the registered Holder of such global note.

We will pay, or cause the paying agent to pay, the principal of any certificated notes at the office or agency designated by us for that purpose. We have initially designated the trustee as our paying agent and registrar and its agency in the contiguous U.S. as a place where Notes may be presented for payment or for registration of transfer. We may, however, change the paying agent or registrar without prior notice to the Holders of the Notes, and we may act as paying agent or registrar. Interest on certificated Notes will be payable (i) to Holders having an aggregate principal amount of $5,000,000 or less, by check mailed to the Holders of these Notes and (ii) to Holders having an aggregate principal amount of more than $5,000,000, either by check mailed to each Holder or, upon application by such a Holder to the registrar not later than the relevant regular record date, by wire transfer in immediately available funds to that Holder’s account within the United States if such Holder has provided us, the trustee or the paying agent (if other than the trustee) with the requisite information necessary to make such wire transfer, which application shall remain in effect until the Holder notifies, in writing, the registrar to the contrary.

A Holder may transfer or exchange Notes at the office of the registrar in accordance with the Indenture. The registrar and the trustee may require a Holder, among other things, to furnish appropriate endorsements and transfer documents. No service charge will be imposed by us, the trustee or the registrar for any registration of transfer or exchange of Notes, but we may require a Holder to pay a sum sufficient to cover any transfer tax or other similar governmental charge required by law or permitted by the Indenture. We are not required to transfer or exchange any Note selected for redemption or surrendered for conversion or required repurchase.

The registered Holder of a note will be treated as its owner for all purposes.

Interest

The Notes will bear interest on the interest payment dates, beginning on July 30, 2020, at a rate of 9.75% per annum on the principal amount of the Notes outstanding, 7.25% per annum of which shall be payable in cash, and 2.50% per annum of which shall be payable in cash or, at the option of Sunnova after the Notes are eligible to be deposited with and held through the facilities of DTC or other applicable depository, in kind by increasing the principal amount of the outstanding Notes or by issuing additional Notes in a principal amount equal to such interest on the applicable interest payment date (“PIK Notes”).

The Initial Notes and any PIK Notes shall be substantially identical other than the issuance dates and the date from which interest shall accrue. The Initial Notes and any PIK Notes will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase.

Interest will be paid to the Person in whose name a Note is registered at the close of business on January 15, April 15, July 15 or October 15 immediately preceding the applicable January 30, April 30, July 30 or October 30 interest payment date (each a “regular record date”), as the case may be. Interest on the Notes will be computed on the basis of a 360-day year composed of twelve 30-day months, and, for partial months, on the basis of the number of days actually elapsed in a 30-day month.

If any interest payment date, redemption date, the maturity date or any earlier required repurchase date of a Note falls on a day that is not a Business Day, the required payment will be made on the next succeeding Business Day with the same force and effect as if taken on such date and no interest on such payment will accrue in respect of the delay. The term “Business Day” means, with respect to any Note, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

Unless the context otherwise requires, all references to interest herein include additional interest and/or Registration Default damages, if any, payable as described under “—Registration Rights” and at our election as the sole remedy relating to the failure to comply with our reporting obligations as described under “—Events of Default.”

Ranking

The Notes will be our general unsecured obligations that rank senior in right of payment to all of our Indebtedness that is expressly subordinated in right of payment to the Notes. The Notes will rank equal in right of payment with all of our liabilities that are not so subordinated. The Notes will effectively rank junior in right to any of our secured Indebtedness to the extent of the value of the assets securing such Indebtedness. In the event of our bankruptcy, liquidation, reorganization or other winding up, our assets that secure secured debt will be available to pay obligations on the Notes only after all Indebtedness under such secured debt has been repaid in full from such assets. The Notes will rank structurally junior to all Indebtedness and other liabilities of our Subsidiaries (including trade payables but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such Subsidiaries in accordance with GAAP). We advise you that there may not be sufficient assets remaining to pay amounts due on any or all the notes then outstanding, whether upon maturity, required repurchase or otherwise.

As of June 30, 2020, Sunnova had $245.0 million of Indebtedness represented by the Notes and no other Indebtedness and our Subsidiaries had $1.8 billion of other Indebtedness and other liabilities (including trade payables and deferred tax liabilities but excluding intercompany obligations and liabilities of a type not required to be reflected on a balance sheet of such Subsidiaries in accordance with U.S. generally accepted accounting principles (“GAAP”)), as to which the Notes would have been structurally subordinated.

The ability of our Subsidiaries to pay dividends and make other payments to us is restricted by, among other things, applicable corporate and other laws and regulations as well as agreements to which our Subsidiaries are or may become a party. We may not be able to pay the cash portions of any settlement amount upon conversion of the Notes, or to pay cash for the required repurchase on or after September 23, 2024, or the required repurchase price upon a Change of Control or following receipt of certain excess proceeds from Asset Sales if a Holder requires us to repurchase Notes as described below. See “Risk Factors—Risks Related to the Notes—We may not have the ability to raise the funds necessary to repurchase the Notes, and our existing or future debt may contain limitations on our ability to repurchase the Notes.”

Optional Redemption

Except as described in the next paragraph, the Notes are not redeemable at the option of Sunnova prior to May 14, 2023.

At any time prior to May 14, 2022 we may redeem up to 33.33% of the aggregate principal amount of Notes outstanding (after giving effect to the conversion of any Notes in accordance with the third succeeding paragraph) using the proceeds of any bona fide public or private primary offering of Equity Interests of Sunnova for cash (an “equity offering”) at a redemption price equal to 115% of the aggregate principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption on such Notes (subject to the rights of Holders on the relevant record date to receive interest on the relevant interest payment date); provided, however, that the redemption date for such redemption is no more than 180 days following the closing of such equity offering.

At any time on or after May 14, 2023 (but prior to May 14, 2024), we may redeem all (but not less than all) of the Notes then outstanding at a redemption price of 115% of the aggregate principal amount of the Notes redeemed, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption (unless such date of redemption falls after a regular record date but on or prior to the immediately succeeding interest payment date), on such Notes.

On or after May 14, 2024, we may redeem all (but not less than all) of the Notes outstanding at a redemption price of 110% of the aggregate principal amount of the Notes redeemed plus accrued and unpaid interest, if any, to, but excluding, the date of redemption (unless such date of redemption falls after a regular record date but on or prior to the immediately succeeding interest payment date), on such Notes.

For the avoidance of doubt, Holders may continue to exercise their conversion rights through the redemption date of any redemption described above. We may not issue a notice of redemption with respect to the Notes if (i) a registration statement is not then effective under the Securities Act and available for use by the Persons to whom such shares are to be issued and (ii) we do not expect such registration statement to remain effective and so available for use from the date of the notice of redemption through the date that is 30 calendar days following the applicable redemption date. The Notes may not be redeemed if the principal amount of the Notes has been accelerated, and such acceleration has not been rescinded, on or prior to the applicable redemption date (except in the case of an acceleration resulting from a default by us in the payment of the redemption price with respect to the Notes).

Sinking Fund

No “sinking fund” is provided for the Notes, which means that we are not required to redeem or retire the Notes periodically.

Selection and Notice

In the case of any redemption, the trustee will provide the Holders with not less than 10 nor more than 20 Scheduled Trading Days’ notice before the redemption date. Redemption notices may specify that any redemption may be subject to one or more conditions precedent, and that, in Sunnova’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed. The redemption date must be a Business Day.

In the event we are permitted to redeem fewer than all of the outstanding Notes and such Notes are in global form, the Notes to be redeemed will be selected by DTC or other applicable depository in accordance with the applicable procedures of DTC or other applicable depository, as applicable. In the event we are permitted to redeem fewer than all of the outstanding Notes and such Notes are certificated notes, the trustee will select the Notes to be redeemed (in principal amounts of $1,000 or multiples thereof or, if a PIK Note Payment has been made, in minimum denominations of $1.00 and integral multiples of $1.00 in excess thereof) by lot, on a pro rata basis or by another method the trustee considers to be fair and appropriate.

If a portion of a Holder’s Notes are selected for partial redemption and such Holder submits such Note for conversion in part after such selection, the converted portion will be deemed to be from the portion selected for redemption.

In the event of any redemption in part, we will not be required to register the transfer of or exchange for other notes any Note so selected for redemption, in whole or in part, except the unredeemed portion of any Note being redeemed in part.

Conversion Rights

General

The Notes are convertible at the option of each Holder into shares of Common Stock in a minimum denomination of $1,000,000 principal amount or an integral multiple of $1,000 in excess thereof (or an integral multiple of $1.00 in excess thereof if a PIK Note Payment has been made) or a combination of cash and shares of our Common Stock, at our election, as described under “—Settlement upon Conversion,” at any time after the Issue Date and prior to the close of business on the second Scheduled Trading Day immediately preceding the maturity date, in each case, subject to the terms of the Indenture and the conversion rate plus accrued and unpaid interest, if any, on such Notes to, but excluding, the conversion date. The Notes are convertible at the option of Sunnova at the conversion rate at any time on or after May 14, 2023 prior to the close of business on the second Scheduled Trading Day immediately preceding the maturity date, subject to the satisfaction of the conditions described below.

Upon conversion of a Note, we will settle conversions of Notes by paying or delivering, as the case may be, cash, shares of our Common Stock or a combination of cash and shares of our Common Stock, at our election, as set forth below under “—Settlement upon Conversion.” We will settle our conversion obligation on the second Business Day immediately following the relevant conversion date. The trustee will initially act as the conversion agent.

Upon conversion, Holders will not receive any separate cash payment for accrued and unpaid interest, if any, except as described below. We will not issue fractional shares of our Common Stock upon conversion of the Notes. Instead, we will pay cash in lieu of delivering any fractional share as set forth below under “—Settlement upon Conversion.”

Our payment and delivery, as the case may be, to a Holder of the cash, shares of Common Stock or a combination thereof, as the case may be, into which a Note is convertible will be deemed to satisfy in full our obligation to pay:

•	the principal amount of the Note; and

•	accrued and unpaid interest, if any, to, but not including, the relevant conversion date.

As a result, accrued and unpaid interest, if any, to, but not including, the relevant conversion date will be deemed to be paid in full rather than canceled, extinguished or forfeited. Upon a conversion of Notes into a combination of cash and shares of Common Stock, accrued and unpaid interest will be deemed to be paid first out of the cash paid upon such conversion.

Notwithstanding the immediately preceding paragraph, if the Notes are converted after the close of business on a regular record date for the payment of interest and prior to the open of business on the corresponding interest payment date, Holders of such Notes at the close of business on such regular record date will receive the full amount of interest payable on such Notes on the corresponding interest payment date notwithstanding the conversion. Notes surrendered for conversion during the period from the close of business on any regular record date to the open of business on the immediately following interest payment date must be accompanied by funds equal to the amount of interest payable on the Notes so converted; provided that no such payment need be made:

•	for conversions following the regular record date immediately preceding the maturity date;

•	if we have specified a redemption date that is after a regular record date and on or prior to the Scheduled Trading Day immediately succeeding the corresponding interest payment date;

•	if we have specified a change of control repurchase date that is after a regular record date and on or prior to the Business Day immediately succeeding the corresponding interest payment date; or

•	to the extent of any overdue interest, if any overdue interest exists at the time of conversion with respect to such Note.

Therefore, for the avoidance of doubt, all record Holders of Notes on the regular record date immediately preceding the maturity date, any redemption date specified in the second bullet point above and any change of control repurchase date specified in the third bullet above will receive the full interest payment due on the maturity date or other applicable interest payment date in cash regardless of whether their Notes have been converted following such regular record date.

Company Conversion

At any time on or after May 14, 2023 and prior to the close of business on the second Trading Day immediately preceding the maturity date, we shall have the right, at our option, to cause all or any portion (if the portion to be converted is $1,000 principal amount or an integral multiple thereof (or $1.00 principal amount or an integral multiple thereof if a PIK Note Payment has been made)) (subject to the applicable procedures of DTC or other applicable depository) of the Notes then outstanding to be automatically converted at the conversion rate (any such conversion, a “company conversion”).

We may not exercise our company conversion right unless:

•	such company conversion is with respect to at least $5,000,000 principal amount of Notes;

•

the average of the Daily VWAPs of our Common Stock over the 20 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date on which we deliver notice of our intent to exercise our conversion right equals or exceeds 150% of the Conversion Price;

•	the closing price of our Common Stock on the Trading Day immediately prior to the conversion notice date equals or exceeds 150% of the Conversion Price;

•

on the company conversion date, our Common Stock is listed or traded on the NYSE, the NASDAQ Global Select Market, the NASDAQ Global Market or any of their respective successors (each, an “eligible market”) and has not been suspended from trading on such eligible market;

•	all shares of our Common Stock issuable upon company conversion may be issued in full without violating the listing rules of the eligible market on which our Common Stock is then listed or traded;

•

a registration statement is effective under the Securities Act and available for use by the Persons to whom such shares are to be issued, and we expect such registration statement to remain effective and so available for use from the date we send the conversion notice through the date that is 30 calendar days following the date of such company conversion (the “company conversion date”);

•	on the company conversion date, we are not in possession of any material non-public information concerning us or our Subsidiaries;

•

the number of shares of Common Stock into which the Notes are to be converted does not exceed 2.5 times the average daily trading volume of the Common Stock for the 20 consecutive Trading Days immediately prior to the company conversion date; provided, however, that any Trading Day on which we have announced or completed any equity offering shall be excluded from such calculation;

•	we have not defaulted on our obligation to convert any Note before the date we send the conversion notice, and no default or event of default has occurred and is continuing; and

•	no company conversion has occurred within the 90 days immediately prior to the company conversion date.

To exercise our conversion right, we must send the conversion notice to the Holders, the trustee and the conversion agent at least 5, but not more than 10, Business Days prior to the company conversion date. Our issuance of a company conversion notice will be irrevocable.

If we exercise our conversion right in accordance with the Indenture, then a company conversion date will automatically, and without the need for any action on the part of any Holder, the trustee or the conversion agent, be deemed to occur, with respect to each Note then outstanding and identified in the conversion notice, on the company conversion date, and settlement shall be completed pursuant to the method elected in the conversion notice.

We may not exercise our company conversion right at any time during the period beginning on the effective date of a Change of Control and ending on the related change of control repurchase date.

If any company conversion involves fewer than all of the then outstanding Notes, we shall select the Notes to be mandatorily converted (such that the principal amount of a Holder’s Note not to be converted equals $1,000 or an integral multiple of $1,000 in excess thereof (or an integral multiple of $1.00 in excess thereof if a PIK Note Payment has been made)) as follows: (1) in the case of global notes, in accordance with DTC or the applicable depository’s applicable procedures; and (2) in the case of certificated Notes, pro rata, by lot or by such other method as the trustee shall deem fair and appropriate.

Conversion Procedures

If a Holder holds a beneficial interest in a global note, to convert such Holder must comply with DTC or other applicable depository’s procedures for converting a beneficial interest in a global note and, if required, pay funds equal to interest payable on the next interest payment date to which such Holder is not entitled. As such, if a Holder is a Beneficial Owner of the Notes, such Holder must allow for sufficient time to comply with DTC or other applicable depository’s procedures if such Holder wishes to exercise their conversion rights.

If a Holder holds a certificated note, to convert such Holder must:

•	complete, manually sign and deliver the irrevocable conversion notice set forth in the Note to the conversion agent (or a facsimile, PDF or other electronic transmission thereof);

•	surrender such Notes, duly endorsed to us or in blank at the office of the conversion agent;

•	if required, furnish appropriate endorsements and transfer documents;

•	if required, pay funds equal to interest payable on the next interest payment date to which such Holder is not entitled; and

•	if required, pay all transfer and similar taxes, if any.

We will pay any documentary, stamp or similar issue or transfer tax on the issuance of the shares of our Common Stock upon conversion of the Notes, unless the tax is due because the Holder requests such shares to be issued in a name other than the Holder’s name, in which case the Holder will pay the tax. We refer to the date you comply with the relevant procedures for conversion described above as the “conversion date.”

If a Holder has already delivered a change of control repurchase notice relating to a Change of Control with respect to a Note, the Holder may not surrender that Note for conversion until the Holder has withdrawn the change of control repurchase notice in accordance with the relevant provisions of the Indenture. If a Holder submits its Notes for required repurchase, the Holder’s right to withdraw the change of control repurchase notice and convert the Notes that are subject to repurchase will terminate at the close of business on the Business Day immediately preceding the relevant change of control repurchase date.

Settlement upon Conversion

Upon conversion, we may choose to pay or deliver, as the case may be, either cash (“cash settlement”), shares of our Common Stock (“physical settlement”) or a combination of cash and shares of our Common Stock (“combination settlement”), as described below. We refer to each of these settlement methods as a “settlement method.”

All conversions for which the relevant conversion date occurs after our issuance of a notice of redemption with respect to the Notes and prior to the related redemption date will be settled using the same settlement method. Except for any conversions for which the relevant conversion date occurs after our issuance of a notice of redemption but prior to the related redemption date, we will use the same settlement method for all conversions with the same conversion date, but we will not have any obligation to use the same settlement method with respect to conversions with different conversion dates. That is, we may choose for Notes converted on one conversion date to settle conversions in physical settlement, and choose for Notes converted on another conversion date cash settlement or combination settlement.

If we elect a settlement method, we will inform Holders so converting in writing (with a copy to the trustee and the conversion agent (if other than the trustee)) of the settlement method we have selected no later than the close of business on the Trading Day immediately following the related conversion date (or in the case of any conversions for which the relevant conversion date occurs after the date of issuance of a notice of redemption as described under “—Optional Redemption” and prior to the related redemption date, in such notice of redemption). If we do not timely elect a settlement method, we will no longer have the right to elect cash settlement or physical settlement with respect to any conversion on such conversion date or during such period, and we will be deemed to have elected combination settlement in respect of our conversion obligation, as described below, and the Specified Dollar Amount per $1,000 principal amount of Notes will be equal to $1,000 (or if a PIK Note Payment has been made, in minimum denominations of $1.00 and integral multiples of $1.00 in excess thereof). If we elect combination settlement, but we do not timely notify converting Holders of the Specified Dollar Amount per $1,000 principal amount of Notes to be converted, such Specified Dollar Amount will be deemed to be $1,000 (or if a PIK Note Payment has been made, in minimum denominations of $1.00 and integral multiples of $1.00 in excess thereof).

Settlement amounts will be computed as follows:

•

if we elect physical settlement, we will deliver to the converting Holder in respect of each $1,000 principal amount of Notes being converted a number of shares of Common Stock equal to the conversion rate;

•	if we elect cash settlement, we will pay to the converting Holder in respect of each $1,000 principal amount of Notes being converted cash in an amount equal to the Conversion Value; and

•

if we elect (or are deemed to have elected) combination settlement, we will pay or deliver, as the case may be, to the converting Holder in respect of each $1,000 principal amount of Notes being converted a “settlement amount” equal to the Combination Settlement Amount.

Except as described below under “—Conversion Rate Adjustments” and “—Recapitalizations, Reclassifications and Changes of Our Common Stock,” we will deliver the consideration due in respect of conversion on the second Business Day immediately following the relevant conversion date, if we elect physical settlement (provided that, with respect to any conversion date following the regular record date immediately preceding the maturity date where physical settlement applies to the related conversion, we will settle any such conversion on the maturity date), or on the second Business Day immediately following the last Trading Day of the relevant Observation Period, in the case of any other settlement method.

We will pay cash in lieu of delivering any fractional share of Common Stock issuable upon conversion based on the Daily VWAP for the relevant conversion date.

Each conversion will be deemed to have been effected as to any Notes surrendered for conversion on the conversion date; provided, however, that the Person in whose name any shares of our Common Stock shall be issuable upon such conversion will be treated as the Holder of record of such shares as of the close of business on the conversion date.

Exchange in Lieu of Conversion

When a Holder surrenders its Notes for conversion, we may, at our election (an “exchange election”), direct the conversion agent to surrender, on or prior to the Trading Day immediately following the conversion date, such Notes to one or more financial institutions designated by us for exchange in lieu of conversion. In order to accept any Notes surrendered for conversion, the designated financial institution(s) must agree to timely pay or deliver, as the case may be, in exchange for such Notes, cash, shares of our Common Stock, or a combination of cash and shares of our Common Stock, at our election, that would otherwise be due upon conversion as described above under “—Conversion Rights—Settlement upon Conversion” (the “conversion consideration”). If we make an exchange election, we will, by the close of business on the Trading Day following the relevant conversion date, notify in writing the trustee, the conversion agent (if other than the trustee) and the Holder surrendering its Notes for conversion that we have made the exchange election, and we will notify the designated financial institution(s) of the relevant deadline for delivery of the consideration due upon conversion and the type of conversion consideration to be paid and/or delivered, as the case may be.

Any Notes exchanged by the designated financial institution(s) will remain outstanding, subject to applicable DTC procedures. If the financial institution(s) agree(s) to accept any Notes for exchange but does not timely pay and/or deliver, as the case may be, the related conversion consideration, or if such designated financial institution does not accept the Notes for exchange, we will pay and/or deliver, as the case may be, the relevant conversion consideration, as, and at the time, required pursuant to the Indenture as if we had not made the exchange election.

Our designation of any financial institution(s) to which the Notes may be submitted for exchange does not require such financial institution(s) to accept any Notes.

Conversion Rate Adjustments

The conversion rate will be adjusted as described below, except that we will not make any adjustments to the conversion rate if Holders of the Notes participate (other than in the case of (x) a share split or share combination or (y) a tender or exchange offer), at the same time and upon the same terms as holders of our Common Stock and solely as a result of holding the Notes, in any of the transactions described below without having to convert their Notes as if they held a number of shares of Common Stock equal to the conversion rate, multiplied by the principal amount (expressed in thousands) of Notes held by such Holder.

(1) If we exclusively issue shares of our Common Stock as a dividend or distribution on shares of our Common Stock, or if we effect a share split or share combination, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 x	OS1
OS0

where,

CR0	=	the conversion rate in effect immediately prior to the open of business on the Ex-Dividend Date of such dividend or distribution, or immediately prior to the open of business on the effective date of such share split or share combination, as applicable;

CR1	=	the conversion rate in effect immediately after the open of business on such Ex-Dividend Date or effective date;

OS0	=	the number of shares of our Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date or effective date (before giving effect to any such dividend, distribution, split or combination); and

OS1	=	the number of shares of our Common Stock outstanding immediately after giving effect to such dividend, distribution, share split or share combination.

Any adjustment made under this clause (1) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution, or immediately after the open of business on the effective date for such share split or share combination, as applicable. If any dividend or distribution of the type described in this clause (1) is declared but not so paid or made, the conversion rate shall be immediately readjusted, effective as of the date our board of directors or a committee thereof determines not to pay such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared.

(2) If we distribute to all or substantially all holders of our Common Stock any rights, options or warrants (other than pursuant to a stockholder rights plan) entitling them, for a period of not more than 45 calendar days after the announcement date of such distribution, to subscribe for or purchase shares of our Common Stock at a price per share that is less than the average of the Last Reported Sale Prices of our Common Stock for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such distribution, the conversion rate will be increased based on the following formula:

CR1 = CR0 x	OS0 + X
OS0 + Y

where,

CR0	=	the conversion rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR1	=	the conversion rate in effect immediately after the open of business on such Ex-Dividend Date;

OS0	=	the number of shares of our Common Stock outstanding immediately prior to the open of business on such Ex-Dividend Date;

X	=	the total number of shares of our Common Stock distributable pursuant to such rights, options or warrants; and

Y	=	the number of shares of our Common Stock equal to the aggregate price payable to exercise such rights, options or warrants, divided by the average of the Last Reported Sale Prices of our Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of the distribution of such rights, options or warrants.

Any increase made under this clause (2) will be made successively whenever any such rights, options or warrants are distributed and shall become effective immediately after the open of business on the Ex-Dividend Date for such distribution. To the extent that shares of Common Stock are not delivered after the expiration of such rights, options or warrants, the conversion rate shall be decreased to the conversion rate that would then be in effect had the increase with respect to the distribution of such rights, options or warrants been made on the basis of delivery of only the number of shares of Common Stock actually delivered. If such rights, options or warrants are not so distributed, the conversion rate shall be decreased to the conversion rate that would then be in effect if such Ex-Dividend Date for such distribution had not occurred.

For the purpose of this clause (2), in determining whether any rights, options or warrants entitle the Holders to subscribe for or purchase shares of the Common Stock at less than such average of the Last Reported Sale Prices for the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the date of announcement of such distribution, and in determining the aggregate offering price of such shares of Common Stock, there shall be taken into account any consideration received by us for such rights, options or warrants and any amount payable on exercise or conversion thereof, the value of such consideration, if other than cash, to be determined by us in good faith.

(3) If we distribute shares of our Capital Stock, evidences of our Indebtedness, other assets or property of ours or rights, options or warrants to acquire our Capital Stock or other securities, to all or substantially all holders of our Common Stock, excluding:

•	dividends, distributions or issuances as to which an adjustment was effected pursuant to clauses (1) or (2) above;

•	except as otherwise described below, rights issued pursuant to any stockholder rights plan of ours then in effect;

•	distributions of reference property issued in exchange for, or upon conversion of, our Common Stock as described under “—Recapitalizations, Reclassifications and Changes of Our Common Stock”;

•	dividends or distributions paid exclusively in cash as to which the provisions set forth in clause (4) below shall apply; and

•	spin-offs as to which the provisions set forth below in this clause (3) shall apply;

then the conversion rate will be increased based on the following formula:

CR1 = CR0 x	SP0
SP0 – FMV

where,

CR0	=	the conversion rate in effect immediately prior to the open of business on the Ex-Dividend Date for such distribution;

CR1	=	the conversion rate in effect immediately after the open of business on such Ex-Dividend Date;

SP0	=	the average of the Daily VWAPs of our Common Stock over the 10 consecutive Trading Day period ending on, and including, the Trading Day immediately preceding the Ex-Dividend Date for such distribution; and

FMV	=	the fair market value (as determined by us in good faith) of the shares of Capital Stock, evidences of Indebtedness, assets, property, rights, options or warrants distributed with respect to each outstanding share of our Common Stock on the Ex-Dividend Date for such distribution.

Any increase made under the portion of this clause (3) above will become effective immediately after the open of business on the Ex-Dividend Date for such distribution. If such distribution is not so paid or made, the conversion rate shall be decreased to be the conversion rate that would then be in effect if such distribution had not been declared.

Notwithstanding the foregoing, if “FMV” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a note shall receive, in respect of each $1,000 principal amount thereof, at the same time and upon the same terms as holders of our Common Stock, the amount and kind of our Capital Stock, evidences of our Indebtedness, other assets or property of ours or rights, options or warrants to acquire our Capital Stock or other securities that such Holder would have received if such Holder owned a number of shares of Common Stock equal to the conversion rate in effect on the Ex-Dividend Date for the distribution.

With respect to an adjustment pursuant to this clause (3) where there has been a payment of a dividend or other distribution on our Common Stock of shares of Capital Stock of any class or series, or similar Equity Interest, of or relating to a Subsidiary or other business unit of Sunnova, that are, or, when issued, will be, listed or admitted for trading on a U.S. national securities exchange, which we refer to as a “spin-off,” the conversion rate will be increased based on the following formula:

CR1 = CR0 x	FMV0 + MP0
MP0

where,

CR0	=	the conversion rate in effect immediately prior to the end of the valuation period (as defined below);

CR1	=	the conversion rate in effect immediately after the end of the valuation period;

FMV0	=	the average of the Daily VWAPs of the Capital Stock or similar Equity Interest distributed to holders of our Common Stock applicable to one share of our Common Stock (determined by reference to the definition of Daily VWAP set forth under “—Settlement upon Conversion” as if references therein to our Common Stock were to such Capital Stock or similar Equity Interest) over the first 10 consecutive Trading Day period after, and including, the Ex-Dividend Date of the spin-off (the “valuation period”); and

MP0	=	the average of the Daily VWAPs of our Common Stock over the valuation period.

The increase to the conversion rate under the preceding paragraph will occur at the close of business on the last Trading Day of the valuation period; provided that (x) in respect of any conversion of Notes for which physical settlement is applicable, if the relevant conversion date occurs during the valuation period, the reference to “10” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such spin-off to, and including, such conversion date in determining the conversion rate and (y) in respect of any conversion of Notes for which cash settlement or combination settlement is applicable, for any Trading Day that falls within the relevant Observation Period for such conversion and within the valuation period, the reference to “10” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Ex-Dividend Date for such spin-off to, and including, such Trading Day in determining the conversion rate as of such Trading Day of such Observation Period. If any dividend or distribution that constitutes a spin-off is declared but not so paid or made, the conversion rate shall be immediately decreased, effective as of the date our board of directors or a committee thereof determines not to pay or make such dividend or distribution, to the conversion rate that would then be in effect if such dividend or distribution had not been declared or announced.

(4)    If we make any cash dividend or distribution to all or substantially all holders of our Common Stock, the conversion rate will be adjusted based on the following formula:

CR1 = CR0 x	SP0
SP0 – C

where,

CR0	=	the conversion rate in effect immediately prior to the open of business on the Ex-Dividend Date for such dividend or distribution;

CR1	=	the conversion rate in effect immediately after the open of business on the Ex-Dividend Date for such dividend or distribution;

SP0	=	the Daily VWAP of our Common Stock on the Trading Day immediately preceding the Ex-Dividend Date for such dividend or distribution; and

C	=	the amount in cash per share we distribute to all or substantially all holders of our Common Stock.

Any increase made under this clause (4) shall become effective immediately after the open of business on the Ex-Dividend Date for such dividend or distribution. If such dividend or distribution is not so paid, the conversion rate shall be decreased, effective as of the date our board of directors or a committee thereof determines not to make or pay such dividend or distribution, to be the conversion rate that would then be in effect if such dividend or distribution had not been declared. Notwithstanding the foregoing, if “C” (as defined above) is equal to or greater than “SP0” (as defined above), in lieu of the foregoing increase, each Holder of a note shall receive, for each $1,000 principal amount of Notes it holds, at the same time and upon the same terms as Holders of shares of our Common Stock, the amount of cash that such Holder would have received if such Holder owned a number of shares of our Common Stock equal to the conversion rate in effect on the Ex-Dividend Date for such cash dividend or distribution.

(5) If we or any of our Subsidiaries make a payment in respect of a tender or exchange offer for our Common Stock that is subject to the then applicable tender offer rules under the Exchange Act (other than any odd lot tender offer pursuant to Rule 13e-4(h)(5) under the Exchange Act), to the extent that the cash and value of any other consideration included in the payment per share of our Common Stock exceeds the average of the Daily VWAPs of our Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the last date on which tenders or exchanges may be made pursuant to such tender or exchange offer, the conversion rate will be increased based on the following formula:

CR1 = CR0 x	AC + (SP1 x OS1)
OS0 x SP1

where,

CR0	=	the conversion rate in effect immediately prior to the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

CR1	=	the conversion rate in effect immediately after the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires;

AC	=	the aggregate value of all cash and any other consideration (as determined by us in good faith) paid or payable for shares of Common Stock purchased in such tender or exchange offer;

OS0	=	the number of shares of our Common Stock outstanding immediately prior to the date such tender or exchange offer expires (prior to giving effect to the purchase of all shares accepted for purchase or exchange in such tender or exchange offer);

OS1	=	the number of shares of our Common Stock outstanding immediately after the date such tender or exchange offer expires (after giving effect to the purchase of all shares of Common Stock accepted for purchase or exchange in such tender or exchange offer); and

SP1	=	the average of the Daily VWAPs of our Common Stock over the 10 consecutive Trading Day period commencing on, and including, the Trading Day next succeeding the date such tender or exchange offer expires.

The increase to the conversion rate under the preceding paragraph will occur at the close of business on the 10th Trading Day immediately following, and including, the Trading Day next succeeding the date such tender or exchange offer expires; provided that (x) in respect of any conversion of Notes for which physical settlement is applicable, if the relevant conversion date occurs during the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding such expiration date of such tender or exchange offer to, and including, such conversion date in determining the conversion rate and (y) in respect of any conversion of Notes for which cash settlement or combination settlement is applicable, for any Trading Day that falls within the relevant Observation Period for such conversion and within the 10 Trading Days immediately following, and including, the Trading Day next succeeding the expiration date of any tender or exchange offer, references to “10” or “10th” in the preceding paragraph shall be deemed replaced with such lesser number of Trading Days as have elapsed from, and including, the Trading Day next succeeding such expiration date of such tender or exchange offer to, and including, such Trading Day in determining the conversion rate as of such Trading Day of such Observation Period.

If we are obligated to purchase shares of our Common Stock pursuant to any such tender or exchange offer described in clause (5) above but are permanently prevented by applicable law from effecting any such purchase or all such purchases are rescinded, the conversion rate will be readjusted to be the conversion rate that would then be in effect if such tender or exchange offer had not been made or had been made only in respect of the purchases that have been made.

Notwithstanding the foregoing, if conversion rate adjustment becomes effective on any Ex-Dividend Date as described above, and a Holder that has converted its Notes on or after such Ex-Dividend Date and on or prior to the related record date would be treated as the record Holder of shares of our Common Stock as of the related conversion date as described under “—Settlement upon Conversion” based on an adjusted conversion rate for such Ex-Dividend Date, then, notwithstanding the foregoing conversion rate adjustment provisions, the conversion rate adjustment relating to such Ex-Dividend Date will not be made for such converting Holder. Instead, such Holder will be treated as if such Holder were the record owner of the shares of our Common Stock on an unadjusted basis and participate in the related dividend, distribution or other event giving rise to such adjustment.

Except as stated herein, we will not adjust the conversion rate for the issuance of shares of our Common Stock or any securities convertible into or exchangeable for shares of our Common Stock or the right to purchase shares of our Common Stock or such convertible or exchangeable securities.

In addition to the preceding adjustments and subject to applicable exchange listing rules, we are permitted to increase the conversion rate of the Notes by any amount for a period of at least 20 Business Days if we determine that such increase would be in our best interest. Subject to applicable exchange listing rules, we may also (but are not required to) increase the conversion rate to avoid or diminish income tax to holders of our Common Stock or rights to purchase shares of our Common Stock in connection with a dividend or distribution of shares (or rights to acquire shares) or similar event.

If we have a rights plan in effect upon conversion of the Notes into Common Stock, you will receive, in addition to any shares of Common Stock received in connection with such conversion, the rights under the rights plan. However, if, prior to any conversion, the rights have separated from the shares of Common Stock in accordance with the provisions of the applicable rights plan, the conversion rate will be adjusted at the time of separation as if we distributed to all or substantially all holders of our Common Stock, shares of our Capital Stock, evidences of Indebtedness, assets, property, rights, options or warrants as described in clause (3) above, subject to readjustment in the event of the expiration, termination or redemption of such rights.

Notwithstanding any of the foregoing, the conversion rate will not be adjusted:

•	upon the issuance of shares of our Common Stock at a price below the Conversion Price or otherwise, other than any such issuance described in clause (1), (2) or (3) above;

•

upon the issuance of any shares of our Common Stock pursuant to any present or future plan providing for the reinvestment of dividends or interest payable on our securities and the investment of additional optional amounts in shares of our Common Stock under any plan;

•

upon the issuance of any shares of our Common Stock or options or rights to purchase those shares pursuant to any present or future employee, director or consultant benefit or incentive plan or program of or assumed by us or any of our Subsidiaries;

•

upon the issuance of any shares of our Common Stock pursuant to any option, warrant, right or exercisable, exchangeable or convertible security not described in the preceding bullet and outstanding as of the date the Notes were first issued;

•	for a third-party tender offer by any party other than a tender offer by one or more of our Subsidiaries as described in clause (5) above;

•

upon the repurchase of any shares of our Common Stock pursuant to an open market share purchase program or other buy-back transaction, including structured or derivative transactions such as accelerated share repurchase transactions or similar forward derivatives, or other buy-back transaction, that is not a tender offer or exchange offer of the kind described under clause (5) above;

•	solely for a change in the par value of our Common Stock; or

•	for accrued and unpaid interest, if any.

Adjustments to the conversion rate will be calculated to the nearest 1/10,000th of a share.

If an adjustment to the conversion rate otherwise required by the provisions described above would result in a change of less than 1% to the conversion rate, then, notwithstanding the foregoing, we may, at our election, defer and carry forward such adjustment, except that all such deferred adjustments must be given effect immediately upon the earliest to occur of the following: (i) when all such deferred adjustments would result in an aggregate change of at least 1% to the conversion rate; (ii) on the conversion date for any Notes (in the case of physical settlement); (iii) on each Trading Day of any Observation Period related to any conversion of Notes (in the case of cash settlement or combination settlement); and (iv) on the effective date of any Change of Control, in each case, unless the adjustment has already been made.

Recapitalizations, Reclassifications and Changes of Our Common Stock

In the case of:

•	any recapitalization, reclassification or change of our Common Stock (other than a change to par value, or from par value to no par value, or changes resulting from a subdivision or combination),

•	any consolidation, merger, combination or similar transaction involving us,

•	any sale, lease or other transfer to a third party of the consolidated assets of ours and our Subsidiaries substantially as an entirety, or

•	any statutory share exchange,

in each case, as a result of which our Common Stock would be converted into, or exchanged for, stock, other securities, other property or assets (including cash or any combination thereof), then, at and after the effective time of the transaction, we or the successor or acquiring entity, as the case may be, will enter into a supplemental indenture with the trustee, without the consent of the Holders, providing that the right to convert each $1,000 principal amount of Notes will be changed into a right to convert such principal amount of Notes into the kind and amount of shares of stock, other securities or other property or assets (including cash or any combination thereof) that a holder of a number of shares of Common Stock equal to the conversion rate immediately prior to such transaction would have owned or been entitled to receive (the “reference property”) upon such transaction. However, at and after the effective time of the transaction, (i) we or the successor or acquiring entity, as the case may be, will continue to have the right to determine the form of consideration to be paid or delivered, as the case may be, upon conversion of Notes, as set forth under “—Settlement upon Conversion” and (ii)(x) any amount payable in cash upon conversion of the Notes as set forth under “—Settlement upon Conversion” will continue to be payable in cash, (y) any shares of our Common Stock that we would have been required to deliver upon conversion of the Notes as set forth under “—Settlement upon Conversion” will instead be deliverable in the amount and type of reference property that a Holder of that number of shares of our Common Stock would have received in such transaction and (z) the Daily VWAP will be calculated based on the value of a unit of reference property that a Holder of one share of our Common Stock would have been entitled to receive in such transaction. If the transaction causes our Common Stock to be converted into, or exchanged for, the right to receive more than a single type of consideration (determined based in part upon any form of stockholder election), the reference property into which the Notes will be convertible will be deemed to be the weighted average of the types and amounts of consideration actually received by the holders of our Common Stock. If the holders of our Common Stock receive only cash in such transaction, then for all conversions that occur after the effective date of such transaction (i) the consideration due upon conversion of each $1,000 principal amount of Notes shall be solely cash in an amount equal to the conversion rate in effect on the conversion date, multiplied by the price paid per share of Common Stock in such transaction and (ii) we will satisfy our conversion obligation by paying cash to converting Holders on the second Business Day immediately following the conversion date. We will notify Holders, the trustee and the conversion agent (if other than the trustee) in writing of the weighted average as soon as practicable after such determination is made.

If the reference property in respect of any such transaction includes, in whole or in part, shares of common equity or American depositary receipts (or other interests) in respect thereof, the supplemental indenture providing that the Notes will be convertible into reference property will also provide for anti-dilution and other adjustments that are as nearly equivalent as possible to the adjustments described under “—Conversion Rate Adjustments” with respect to the portion of the reference property consisting of such common equity or American depositary receipts (or other interests) in respect thereof. If the reference property in respect of any such transaction includes shares of stock, securities or other property or assets (other than cash and/or Cash Equivalents) of a company other than us or the successor or purchasing entity, as the case may be, in such transaction, such other company, if an affiliate of Sunnova or the successor or purchasing entity, will also execute such supplemental indenture, and such supplemental indenture will contain such additional provisions to protect the interests of the Holders, including the right of Holders to require us to repurchase their Notes upon a Change of Control as described under “—Repurchase at the Option of the Holders” below, as we in good faith reasonably consider necessary by reason of the foregoing. We will not to become a party to any such transaction unless its terms are consistent with the foregoing.

Adjustments of Prices

Whenever any provision of the Indenture requires us to calculate the Last Reported Sale Prices, the Daily VWAPs, the Conversion Value or the Combination Settlement Amounts over a span of multiple days (including, without limitation, an Observation Period), we will, in good faith, make appropriate adjustments to each to account for any adjustment to the conversion rate that becomes effective, or any event requiring an adjustment to the conversion rate where the Ex-Dividend Date, effective date or expiration date of the event occurs, at any time during the period when the Last Reported Sale Prices, the Daily VWAPs, the Conversion Value or the Combination Settlement Amounts are to be calculated.

Repurchase at the Option of Holders

On or After September 23, 2024

On or after September 23, 2024, each Holder shall have the right, at such Holder’s option, by delivery to the trustee of a duly completed notice to require us to repurchase for cash all (but not less than all) of such Holder’s Notes properly surrendered and not validly withdrawn pursuant to the terms of the Indenture on a date specified by us that is not more than 90 days following the date of the optional repurchase notice at a price equal to 110% of the principal amount of Notes to be repurchased plus accrued and unpaid interest thereon to, but excluding, the optional repurchase date.

The repurchase of Notes pursuant to an optional repurchase shall be made upon delivery of the Notes, if the Notes are certificated notes, to the trustee at any time after delivery of the optional repurchase notice (together with all necessary endorsements for transfer) at the office of the trustee, or book-entry transfer of the Notes, if the Notes are global notes, in compliance with the procedures of DTC or other applicable depository, in each case, such delivery or transfer being a condition to receipt by the Holder of the optional repurchase price.

Any Holder delivering to the trustee an optional repurchase notice shall have the right to withdraw, in whole or in part, such optional repurchase notice at any time prior to the close of business on the Business Day immediately preceding the optional repurchase date by delivery of a written notice of withdrawal to the trustee in accordance with the Indenture, in the case of certificated notes, or through the applicable procedures of DTC or other applicable depositary, in the case of global notes. Notes which are the subject of a withdrawal shall not thereafter be subject to an optional repurchase for a period of 180 days after the date of such withdrawal.

Change of Control

If a Change of Control occurs at any time, Holders will have the right, at their option, to require us to repurchase for cash all of their Notes, or any portion of the principal amount thereof that is equal to $1,000 or an integral multiple of $1,000 (or if a PIK Note Payment has been made, $1.00 or an integral multiple of $1.00). The change of control repurchase date will be a date specified by us that is not less than 20 or more than 35 Business Days following the date of our change of control notice as described below.

The change of control repurchase price we are required to pay will be equal to 110% of the principal amount of the Notes to be repurchased, plus accrued and unpaid interest to, but excluding, the change of control repurchase date (unless the change of control repurchase date falls after a regular record date but on or prior to the interest payment date to which such regular record date relates, in which case we will instead pay the full amount of accrued and unpaid interest to the Holder of record on such regular record date, and the change of control repurchase price will be equal to 110% of the principal amount of the Notes to be repurchased).

On or before the 20th Business Day after the occurrence of a Change of Control, we will provide to all Holders of the Notes and the trustee and paying agent a notice of the occurrence of the Change of Control and of the resulting repurchase right. Such notice shall state, among other things:

•	the events causing the Change of Control;

•	the effective date of the Change of Control;

•	the last date on which a Holder may exercise the repurchase right;

•	the change of control repurchase price;

•	the change of control repurchase date;

•	the name and address of the paying agent and the conversion agent, if applicable;

•	if applicable, the then current conversion rate;

•

that the Notes with respect to which a change of control repurchase notice has been delivered by a Holder may be converted only if the Holder withdraws the change of control repurchase notice in accordance with the terms of the Indenture; and

•	the procedures that Holders must follow to require us to repurchase their Notes.

Simultaneously with providing such notice, we will publish the information on our website or through such other public medium as we may use at that time.

Notwithstanding the foregoing, we will not be required to repurchase, or to make an offer to repurchase, the Notes upon a Change of Control if a third party makes such an offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by us as set forth above and such third party purchases all Notes properly surrendered and not validly withdrawn under its offer in the same manner, at the same time and otherwise in compliance with the requirements for an offer made by us as set forth above.

If Holders of not less than 90% in aggregate principal amount of the outstanding Notes validly tender and do not withdraw such Notes in a change of control repurchase and we, or any other Person making a change of control repurchase in lieu of Sunnova, purchases all of the Notes validly tendered and not withdrawn by such Holders, we will have the right, upon not less than 15 nor more than 60 days’ prior written notice, given not more than 30 days following such purchase pursuant to the change of control repurchase, to redeem all Notes that remain outstanding following such purchase at a redemption price in cash equal to the applicable change of control repurchase price plus, to the extent not included in the change of control repurchase price, accrued and unpaid interest, if any, to the date of redemption (subject to the right of Holders on the relevant record date to receive interest due on the relevant interest payment date).

To exercise the change of control repurchase right, Holders of certificated notes must deliver, on or before the Business Day immediately preceding the change of control repurchase date, the Notes to be repurchased, duly endorsed for transfer, together with a written repurchase notice, to the paying agent. Each repurchase notice must state:

•	the certificate numbers of your Notes to be delivered for repurchase;

•

the portion of the principal amount of Notes to be repurchased, which must be $1,000 or an integral multiple thereof (or if a PIK Note Payment has been made, $1.00 or an integral multiple thereof); and

•	that the Notes are to be repurchased by us pursuant to the applicable provisions of the Notes and the Indenture.

If the Notes are not in certificated form, to exercise the change of control repurchase right, Holders may surrender their Notes in accordance with applicable DTC procedures.

Holders of certificated notes may withdraw any repurchase notice (in whole or in part) by a written notice of withdrawal delivered to the paying agent prior to the close of business on the Business Day immediately preceding the change of control repurchase date. The notice of withdrawal shall state:

•	the principal amount of the withdrawn Notes, which must be $1,000 or an integral multiple thereof (or if a PIK Note Payment has been made, $1.00 or an integral multiple thereof);

•	if certificated notes have been issued, the certificate numbers of the withdrawn Notes; and

•

the principal amount, if any, which remains subject to the repurchase notice, which must be $1,000 or an integral multiple thereof (or if a PIK Note Payment has been made, $1.00 or an integral multiple thereof).

If the Notes are not in certificated form, Holders may withdraw their Notes subject to repurchase in accordance with applicable DTC procedures.

We will be required to repurchase the Notes on the change of control repurchase date. Holders who have exercised the repurchase right will receive payment of the change of control repurchase price on the later of (i) the change of control repurchase date and (ii) the time of book-entry transfer or the delivery of the Notes. If the paying agent holds money sufficient to pay the change of control repurchase price of the Notes on the change of control repurchase date, then, with respect to the Notes that have been properly surrendered for repurchase and have not been validly withdrawn:

•	the Notes will cease to be outstanding and interest will cease to accrue (whether or not book-entry transfer of the Notes is made or whether or not the Notes are delivered to the paying agent); and

•	all other rights of the Holder will terminate (other than the right to receive the change of control repurchase price).

In connection with any repurchase offer pursuant to a change of control repurchase notice, we will, if required:

•	comply with the tender offer rules under the Exchange Act that may then be applicable; and

•	file a Schedule TO or any other required schedule under the Exchange Act;

in each case, so as to permit the rights and obligations under this “—Change of Control” to be exercised in the time and in the manner specified in the Indenture.

To the extent that the provisions of any securities laws or regulations adopted after the Issue Date conflict with the provisions of the Indenture relating to our obligations to purchase the Notes upon a Change of Control, we will comply with such securities laws and regulations and will not be deemed to have breached our obligations under such provisions of the Indenture by virtue of such conflict.

Asset Sales

We will not, and will not permit any of our Subsidiaries to, directly or indirectly, consummate an Asset Sale unless:

•

we (or our Subsidiary, as the case may be) receive consideration at the time of the Asset Sale at least equal to the Fair Market Value (measured as of the date of the definitive agreement with respect to such Asset Sale) of the assets or Equity Interests issued or sold or otherwise disposed of; and

•

at least 75% of the consideration received by us or such Subsidiary in the Asset Sale and all other Asset Sales since the Issue Date is paid in the form of cash or Cash Equivalents. For purposes of this provision, each of the following will be deemed to be cash:

(i) any liabilities, as shown on Sunnova’s most recent consolidated balance sheet, of Sunnova or any Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets pursuant to a novation or indemnity agreement that releases Sunnova or such Subsidiary from or indemnifies Sunnova or such Subsidiary against further liability;

(ii) any securities, notes or other obligations received by Sunnova or any Subsidiary from such transferee that are, within 180 days of the Asset Sale, converted by Sunnova or such Subsidiary into cash, to the extent of the cash received in that conversion;

(iii) any Capital Stock or assets of the kind referred to in clause (ii) or (iv) of the following paragraph; and

(iv) any Designated Non-cash Consideration received by Sunnova or such Subsidiary in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (iv), not to exceed $5.0 million, with the Fair Market Value of each item of Designated Non-cash Consideration being measured, at Sunnova’s option, either at the time of contractually agreeing to such Asset Sale or at the time received and, in either case, without giving effect to subsequent changes in value.

Within 365 days after the receipt of any Net Proceeds from an Asset Sale, we (or any Subsidiary) may apply such Net Proceeds at our option to any combination of the following: (i) to repay, repurchase or redeem any Indebtedness of Sunnova or a Subsidiary, other than (a) Indebtedness that is subordinated to the Notes, (b) Capital Stock or (c) Indebtedness owed to one of our affiliates, (ii) to acquire all or substantially all of the assets, or any Capital Stock, of one or more other Persons or entities primarily engaged in a Permitted Business as specified in the Indenture, if, after giving effect to any such acquisition of Capital Stock, such Person becomes a Subsidiary of ours; (iii) to make capital expenditures in respect of a Permitted Business; (iv) to acquire other assets that are not classified as current assets under U.S. generally accepted accounting principles and that are used or useful in a Permitted Business; or (v) to redeem, repurchase or retire any Equity Interests of a third-party investor in a tax equity partnership pursuant to the terms of the applicable transaction documents for such tax equity partnership.

The requirement of clause (ii) or (iv) of the preceding paragraph shall be deemed to be satisfied if a bona fide binding contract committing to make the investment, acquisition or expenditure referred to therein is entered into by us or any of our Subsidiaries with a Person other than an affiliate of ours within the time period specified in the preceding paragraph and such Net Proceeds are subsequently applied in accordance with such contract within 180 days following the date such agreement is entered into.

Pending the final application of any Net Proceeds, we or a Subsidiary may invest the Net Proceeds in any manner not prohibited by the Indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided above will constitute “excess proceeds.” when the aggregate amount of excess proceeds exceeds $20.0 million, within five days thereof, we will make an offer (an “Asset Sale Offer”) to all Holders, with a copy to the trustee, and all Holders of other Indebtedness of ours that is pari passu with the Notes containing provisions similar to those set forth above with respect to offers to purchase, prepay or redeem with the proceeds of sales of assets to purchase, prepay or redeem, on a pro rata basis, the maximum principal amount of Notes and such other pari passu Indebtedness of ours (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith) that may be purchased, prepaid or redeemed out of the excess proceeds.

The offer price in any Asset Sale Offer will be equal to 110% of the principal amount, plus accrued and unpaid interest, if any, to the date of purchase, prepayment or redemption, subject to the rights of Holders on the relevant record date to receive interest due on the relevant interest payment date, and will be payable in cash. If any excess proceeds remain after consummation of an Asset Sale Offer, we or our Subsidiaries may use those excess proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes tendered in such Asset Sale Offer exceeds the amount of excess proceeds allocated to the purchase of Notes, we will select the Notes to be purchased on a pro rata basis (except that any Notes represented by a global note will be selected for purchase by DTC in accordance with the applicable DTC procedures) unless otherwise required by law or applicable stock exchange or depositary requirements, based on the amounts tendered (with such adjustments as may be deemed appropriate by us so that only Notes in minimum denominations of $1,000, or an integral multiple of $1,000 in excess thereof (or if a PIK Note Payment has been made, in minimum denominations of $1.00 or an integral multiple of $1.00 in excess thereof)) will be purchased. Upon completion of each Asset Sale Offer, the amount of excess proceeds will be reset at zero.

In connection with any Asset Sale Offer, we will, if required:

•	comply with the tender offer rules under the Exchange Act that may then be applicable; and

•	file a Schedule TO or any other required schedule under the Exchange Act;

in each case, so as to permit the rights and obligations under this “—Asset Sales” provision to be exercised in the time and in the manner specified in the Indenture.

To the extent that the provisions of any securities laws or regulations adopted after the date on which the Notes are first issued conflict with the provisions of the Indenture relating to our obligations to purchase the Notes upon an Asset Sale, we will comply with such securities laws and regulations and will not be deemed to have breached our obligations under such provisions of the Indenture by virtue of such conflict.

Certain Covenants

Limitation on Restricted Payments

We shall not, directly or indirectly:

(1)    declare or pay any dividend or make any distribution on account of any of our Equity Interests (including, without limitation, any payment by us made in connection with any merger, amalgamation or consolidation involving Sunnova or any of its Subsidiaries), other than dividends or distributions payable solely in Equity Interests (other than Disqualified Stock) of Sunnova (excluding, for the avoidance of doubt, any dividends or distributions consisting of Equity Interests of our Subsidiaries);

(2)    purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger, amalgamation or consolidation involving Sunnova) any of its Equity Interests; or

(3)    make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Subordinated Indebtedness (excluding any intercompany Indebtedness between or among we and any of its Subsidiaries), except a payment of interest when due or principal within six months prior to the maturity thereof; or

(4)    make, and shall not permit any of its Subsidiaries to directly or indirectly make, any Investment other than a Permitted Investment (all such payments and other actions set forth in clauses (1) through (4), “restricted payments”).

These restrictions do not prohibit:

(1)    the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of the Indenture;

(2)    purchases of Equity Interests deemed to occur upon the upon exercise by any employee, director, officer, manager or consultant of Sunnova of stock options if such Equity Interest represents a portion of the exercise price, and payments in respect of taxes payable upon exercise or vesting thereof;

(3)    the repurchase of shares of our Equity Interests from any employee, director, officer, manager or consultant of Sunnova or any parent entity; provided that, such repurchases shall not exceed an aggregate of $1,500,000 annually (with unused amounts carried over to subsequent years up to a maximum of $5,000,000 in any calendar year);

(4)    any repurchase, redemption, defeasance or other acquisition or retirement for value of Equity Interests of Sunnova or of Subordinated Indebtedness made out of the exchange of, or with the net cash proceeds of a substantially concurrent issuance of, Equity Interests (other than Disqualified Stock) or Subordinated Indebtedness with a sale being deemed substantially concurrent if such purchase, redemption, defeasance or other acquisition or retirement occurs not more than 60 days after such sale;

(5)    so long as no default or event of default has occurred and is continuing or would occur as a consequence thereof, regular quarterly dividends to Holders of Common Stock in an amount not exceeding $0.75 per share of Common Stock then outstanding (subject to adjustment for stock splits, recapitalizations or combinations or similar transactions occurring after the Issue Date) per annum; and

(6)    so long as no default or event of default has occurred and is continuing or would occur as a consequence thereof, other restricted payments in cash in an aggregate amount not to exceed $50.0 million since the Issue Date.

Limitations on Incurrence of Indebtedness

We shall not directly or indirectly, including, but not limited to, through the provision of a guarantee or other credit support by us, Incur any Indebtedness or issue any Disqualified Stock and neither SEC nor Intermediate Holdco shall, directly or indirectly, Incur any Indebtedness, except, this limitation shall not apply to the following:

(1)    the Incurrence by us of Indebtedness under a Bank Facility at any time outstanding not to exceed the difference between (a) the greater of (x) $150,000,000, (y) at any time after December 23, 2021, (i) if our Estimated Net Contracted Customer Value is equal to or greater than $1,500,000,000 and less than $2,000,000,000, $200,000,000 and (ii) if our Estimated Net Contracted Customer Value is equal to or greater than $2,000,000,000, $250,000,000, less (b) the amount of Indebtedness outstanding under clauses (2) and (10) below;

(2)    the Incurrence by us of Indebtedness represented by the Initial Notes, the Additional Notes and any PIK Notes in respect thereof;

(3)    Indebtedness Incurred by us constituting reimbursement obligations with respect to letters of credit and bank guarantees issued in the ordinary course of business, including without limitation letters of credit in respect of workers’ compensation claims, health, disability or other benefits to employees or former employees or their families or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to reimbursement type obligations regarding workers’ compensation claims;

(4)    obligations of Sunnova, Intermediate Holdco or SEC pursuant to any unsecured performance or similar guarantee of the obligations of any Subsidiary, including any guarantee made in connection with any securitization transaction, warehouse financing or tax equity transaction; provided that, this clause shall not permit any guarantee or Incurrence of Indebtedness for borrowed money by us; and (B) guarantees by SEC of Indebtedness (including Indebtedness for borrowed money) of any other Subsidiary of Sunnova in connection with a warehouse financing, “safe harbor” or similar credit facility;

(5)    Hedging Obligations of Sunnova that are not Incurred for speculative purposes;

(6)    obligations (including reimbursement obligations with respect to letters of credit, bank guarantees warehouse receipts and similar instruments) in respect of tenders, statutory obligations, leases, governmental contracts, trade contracts, stay, performance, bid, appeal and surety bonds, completion guarantees and similar obligations provided by us in the ordinary course of business or consistent with past practice or industry practice;

(7)    Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business; provided that, such Indebtedness is extinguished within 5 Business Days of its Incurrence;

(8)    Indebtedness in respect of obligations of Sunnova to pay the deferred purchase price of goods or services or progress payments in connection with such goods and services; provided that, such obligations are Incurred in connection with open accounts extended by suppliers on customary trade terms in the ordinary course of business and not in connection with the borrowing of money or any Hedging Obligations;

(9)    the Incurrence by us of intercompany Indebtedness owed to any Subsidiary;

(10)    Indebtedness incurred pursuant to programs initiated under the Coronavirus Aid, Relief, and Economic Security (CARES) Act or similar U.S. economic aid programs; provided, that Indebtedness incurred under this clause (10) will not exceed $27,000,000 at any time outstanding; and

(11)    an amount of Indebtedness as may be agreed to by Holders of a majority in aggregate principal amount of the outstanding Notes; provided, however, that such majority must include the Holders of the Notes set forth in Section 9.1 of the Note Purchase Agreement (as certified by us to the trustee in an officer’s certificate) for so long as such provision shall remain applicable.

The foregoing provision will not restrict (i) the ability of any Subsidiary (other than SEC or Intermediate Holdco) of Sunnova to guarantee, refinance or Incur any Indebtedness, and (ii) the Incurrence by us of Indebtedness contemporaneously with, and for purposes of, the discharge in whole of the Notes and other obligations outstanding under the Indenture, provided that, we shall have issued a notice of redemption, and the only condition set forth therein shall be the receipt of proceeds sufficient to redeem the Notes and to pay all other obligations outstanding under the Indenture.

Limitations on Business Activities

We shall not, and shall not permit any of our Subsidiaries to, engage in any business other than those the majority of the revenues of which are derived from a Similar Business.

Consolidation, Merger and Sale of Assets

We will not consolidate with or merge with or into, or sell, convey, transfer or lease all or substantially all of our assets to, another Person (other than the sale, conveyance, transfer or lease of all or substantially all of our assets to one or more of our Wholly Owned Subsidiaries), unless (i) the resulting, surviving or transferee Person (if not us) is a corporation, a limited liability company treated as a corporation for U.S. federal income tax purposes or a partnership treated as a corporation for U.S. federal income tax purposes, in any such case, organized and existing under the laws of the U.S., any State thereof or the District of Columbia, and such successor entity (if not us) expressly assumes, by supplemental indenture or otherwise, all of our obligations under the Notes, the Indenture, the Amended Registration Rights Agreement, the Registration Rights Agreement and, for so long as a Holder is party thereto, the Board Designation Agreement; and (ii) immediately after giving effect to such transaction, no default or event of default has occurred and is continuing under the Indenture. Upon any such consolidation, merger or sale, conveyance, transfer or lease, the resulting, surviving or transferee Person (if not us) shall succeed to, and may exercise every right and power of, ours under the Indenture, the Notes, the Amended Registration Rights Agreement and the Registration Rights Agreement, except in the case of any such lease.

Reports

Any annual or quarterly reports (on Form 10-K or Form 10-Q or any respective successor form) that we are required to file with the Commission pursuant to Section 13 or 15(d) of the Exchange Act (excluding any such information, documents or reports, or portions thereof, subject to confidential treatment and any correspondence with the Commission) must be filed by us with the trustee within 15 days after the same are required to be filed with the Commission (giving effect to any grace period provided by Rule 12b-25 under the Exchange Act (or any successor rule)). Documents filed by us with the Commission via the EDGAR system (or any successor system) will be deemed to be filed with the trustee as of the time such documents are filed via EDGAR (or any successor thereto), it being understood that the trustee shall not be responsible for determining whether such filings have been made.

In the event that any direct or indirect parent company of Sunnova becomes a guarantor of the notes, Sunnova may satisfy its obligations under this provision with respect to financial information relating to Sunnova by furnishing financial information relating to such parent company; provided that the same be accompanied by consolidated information that explains in reasonable detail the differences between the information relating to such parent, on the one hand, and the information relating to Sunnova and its Subsidiaries on a standalone basis, on the other hand.

Delivery of reports, information and documents to the trustee under the Indenture is for informational purposes only and the information and the trustee’s receipt of the foregoing shall not constitute constructive notice of any information contained therein, or determinable from information contained therein including our compliance with any of our covenants thereunder (as to which the trustee is entitled to rely exclusively on an officer’s certificate).

At any time we are not subject to Section 13 or 15(d) of the Exchange Act, we will, so long as any of the Notes or any shares of our Common Stock issuable upon conversion thereof will, at such time, constitute “restricted securities” within the meaning of Rule 144(a)(3) under the Securities Act, promptly provide to the trustee and will, upon written request, provide to any Holder, Beneficial Owner or bona fide prospective purchaser of such Notes or any shares of our Common Stock issuable upon conversion of such Notes the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act to facilitate the resale of such Notes or shares of our Common Stock pursuant to Rule 144A under the Securities Act.

Events of Default

Each of the following is an event of default with respect to the Notes:

(1)    default in any payment of interest on any Note when due and payable and the default continues for a period of 30 days;

(2)    default in the payment of principal of any Note when due and payable at its maturity, upon optional redemption or optional repurchase, upon any required repurchase, upon declaration of acceleration or otherwise;

(3)    our failure to comply with our obligation to convert the Notes in accordance with the Indenture upon exercise of a Holder’s conversion right and such failure continues for three Business Days;

(4)    our failure to offer to purchase or purchase the Notes as required under “—Repurchase at the Option of the Holders—Asset Sales” or to give a change of control repurchase notice as described under “—Repurchase at the Option of the Holders—Change of Control,” in each case when due and such failure continues for one Business Day;

(5)    our failure to comply with our obligations under “—Certain Covenants—Consolidation, Merger and Sale of Assets”;

(6)    failure by us for five days after written notice from the trustee or Holders of at least 25% in principal amount of the Notes then outstanding has been received by us to comply with our obligations under the covenant described under “—Certain Covenants—Limitations on Incurrence of Indebtedness” or failure by us for 30 days after written notice from the trustee or Holders of at least 25% in principal amount of the Notes then outstanding has been received by us to comply with our obligations under the covenants described under “—Certain Covenants—Limitations on Restricted Payments”, “—Certain Covenants—Limitation on Business Activities” and “—Repurchase at the Option of the Holders—Asset Sales”;

(7)    our failure for 60 days after written notice from the trustee or the Holders of at least 25% in principal amount of the Notes then outstanding has been received to comply with any of our other agreements contained in the Notes or the Indenture;

(8)    default by us or any of our Subsidiaries with respect to any mortgage, agreement or other instrument under which there may be outstanding, or by which there may be secured or evidenced, any indebtedness for money borrowed in excess of $15,000,000 (or its foreign currency equivalent) in the aggregate of Sunnova and/or any such Subsidiary, whether such indebtedness now exists or shall hereafter be created (i) resulting in such indebtedness becoming or being declared due and payable prior to its stated maturity date or (ii) constituting a failure to pay the principal of any such debt when due and payable (after the expiration of all applicable grace periods) at its stated maturity, upon required repurchase, upon redemption or upon declaration of acceleration or otherwise, and in the cases of clauses (i) and (ii), such acceleration shall not have been rescinded or annulled or such failure to pay or default shall not have been cured or waived, or such indebtedness is not paid or discharged, as the case may be, within 30 days after written notice to us by the trustee or to us and the trustee by Holders of at least 25% in principal amount of Notes then outstanding in accordance with the Indenture;

(9)    a final judgment or judgments for the payment of $15,000,000 (or its foreign currency equivalent) or more (excluding any amounts covered by insurance) in the aggregate rendered against us or any of our Subsidiaries, which judgment is not discharged, bonded, paid, waived or stayed within 60 days after (i) the date on which the right to appeal thereof has expired if no such appeal has commenced, or (ii) the date on which all rights to appeal have been extinguished; and

(10)    certain events of bankruptcy, insolvency, or reorganization of Sunnova or any of our Subsidiaries.

If an event of default occurs and is continuing, the trustee by notice to us, or the Holders of at least 25% in principal amount of the outstanding Notes by notice to us and the trustee, may, and the trustee at the request of such Holders shall, declare 100% of the principal of and accrued and unpaid interest, if any, on all the Notes to be due and payable. Upon such a declaration of acceleration, such principal and accrued and unpaid interest, if any, will be due and payable immediately. In case of certain events of bankruptcy, insolvency or reorganization, involving us, 100% of the principal of and accrued and unpaid interest on the Notes will automatically become due and payable.

Notwithstanding the foregoing, to the extent that we so elect, the sole remedy for an event of default under the Indenture relating to our failure to comply with our obligations as set forth under “—Certain Covenants—Reports”, will, for the first 365 days after the occurrence of such an event of default consist exclusively of the right to receive additional interest on the Notes at a rate equal to 0.25% per annum of the principal amount of the Notes outstanding for each day during the first 180 days after the occurrence of such an event of default and 0.50% per annum of the principal amount of the Notes outstanding from the 181st day to, and including, the 365th day following the occurrence of such event of default (in addition to any additional interest that may accrue as a result of a Registration Default as described below under “—Registration Rights”).

If we so elect, such additional interest will be payable in the same manner and on the same dates as the stated interest payable on the Notes. On the 366th day after such event of default (if the event of default relating to the reporting obligations is not cured or waived prior to such 366th day), the Notes will be subject to acceleration as provided above. The provisions of the Indenture described in this paragraph will not affect the rights of Holders in the event of the occurrence of any other event of default. In the event we do not elect to pay the additional interest following an event of default in accordance with this paragraph or we elected to make such payment but do not pay the additional interest when due, the Notes will be immediately subject to acceleration as provided above.

In order to elect to pay additional interest as the sole remedy during the first 365 days after the occurrence of any event of default relating to our obligations as set forth in “—Certain Covenants—Reports” in accordance with the immediately preceding paragraph, we must notify all Holders of the Notes, the trustee and the paying agent in writing of such election within 10 Business Days following the commencement of such 365-day period. Upon the failure to timely give such notice, the Notes shall be immediately subject to acceleration as provided above.

Any Registration Default damages payable pursuant to the Registration Rights Agreement shall accrue on the relevant Notes from, and including, the day following the relevant Registration Default to, but excluding, the earlier of (1) the day on which such Registration Default has been cured and (2) the date the Registration Default is no longer required to be kept effective for the Common Stock under the Registration Rights Agreement. The Registration Default damages shall be paid to the relevant Holder(s) quarterly in arrears on each interest payment date to the Person in whose name a Note that is entitled to such Registration Default damages is registered at the close of business on the immediately preceding regular record date and will accrue at a rate per year equal to 0.25% of the principal amount of the relevant Notes to, and including, the 90th day following such Registration Default, increasing by 0.25% per annum every 90 days thereafter to a maximum of 2.0% per annum.

The Holders of a majority in aggregate principal amount of the outstanding Notes may waive all past defaults (except with respect to nonpayment of principal (including the redemption price or change of control repurchase price, if applicable), interest, a failure to repurchase any Notes when required or with respect to the failure to deliver the consideration due upon conversion) and rescind any such acceleration with respect to the Notes and its consequences if (i) rescission would not conflict with any judgment or decree of a court of competent jurisdiction and (ii) all existing events of default, other than the nonpayment of the principal of and interest on the Notes that have become due solely by such declaration of acceleration, have been cured or waived.

Each Holder shall have the right to receive payment or delivery, as the case may be, of:

•	the principal (including the redemption price and the change of control repurchase price, if applicable) of;

•	accrued and unpaid interest, if any, on; and

•	the consideration due upon conversion of,

its Notes, on or after the respective due dates expressed or provided for in the Indenture, or to institute suit for the enforcement of any such payment or delivery, as the case may be.

If an event of default occurs and is continuing, the trustee will be under no obligation to exercise any of the rights or powers under the Indenture at the request or direction of any of the Holders unless such Holders have offered to the trustee indemnity or security reasonably satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal or interest when due, or the right to receive payment or delivery of the consideration due upon conversion, no Holder may pursue any remedy with respect to the Indenture or the Notes unless:

(1)    such Holder has previously given the trustee written notice that an event of default is continuing;

(2)    Holders of at least 25% in principal amount of the outstanding Notes have requested the trustee to pursue the remedy;

(3)    such Holders have offered the trustee security or indemnity satisfactory to it against any loss, liability or expense;

(4)    the trustee has not complied with such request within 60 days after the receipt of the request and the offer of such security or indemnity; and

(5)    the Holders of a majority in aggregate principal amount of the outstanding Notes have not given the trustee a direction that, in the opinion of the trustee, is inconsistent with such request within such 60-day period.

Subject to certain restrictions, the Holders of a majority in aggregate principal amount of the outstanding Notes are given the right to direct the time, method and place of conducting any proceeding for any remedy available to the trustee or of exercising any trust or power conferred on the trustee.

The Indenture provides that in the event an event of default has occurred and is continuing, the trustee will be required in the exercise of its powers to use the degree of care that a prudent person would use in the conduct of its own affairs. The trustee, however, may refuse to follow any direction that conflicts with law or the Indenture or that the trustee determines is unduly prejudicial to the rights of any other Holder or that would involve the trustee in personal liability. Prior to taking any action under the Indenture, the trustee shall receive indemnification satisfactory to it against any loss, liability or expense caused by taking or not taking such action.

The Indenture provides that if a default occurs and is continuing and is actually known to a responsible officer of the trustee, the trustee must deliver to each Holder notice of the default within 90 days after it has notice of such default. Except in the case of a default in the payment of principal of (including the redemption price and the change of control repurchase price, if applicable) or interest on any note or a default in the payment or delivery of the consideration due upon conversion, the trustee may withhold notice if and so long as it determines that withholding notice is in the interests of the Holders. In addition, we are required to deliver to the trustee, within 120 days after the end of each fiscal year, a certificate indicating whether the signers thereof know of any event of default under the Indenture that occurred during the previous year. We are also required to deliver to the trustee, within 30 days after obtaining knowledge of the occurrence thereof, written notice of any event or events which would constitute certain a default or event of default under the Indenture, their status and what action we are taking or proposing to take in respect thereof; provided that we are not required to deliver such notice if such default has been cured.

Modification and Amendment

Subject to certain exceptions, the Indenture or the Notes may be amended with the consent of the Holders of at least a majority in aggregate principal amount of the Notes then outstanding, which majority must include the Holders of the Notes set forth in Section 9.1 of the Note Purchase Agreement (as certified by us to the trustee in an officer’s certificate) for so long as such provision shall remain applicable, (including without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes) and, subject to certain exceptions, any past default or compliance with any provisions may be waived with the consent of the Holders of a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a repurchase of, or tender or exchange offer for, Notes). However, without the consent of each Holder of an outstanding note affected, no amendment may, among other things:

(1)    reduce the principal amount of Notes whose Holders must consent to an amendment;

(2)    reduce the rate of or extend the stated time for payment of interest on any note;

(3)    reduce the principal of or extend the maturity of any note;

(4)    except as required by the Indenture, make any change that adversely affects the conversion rights of any Notes;

(5)    reduce the redemption price, Asset Sale Offer price or the change of control repurchase price of any note or amend or modify in any manner adverse to the Holders our obligation to make such payments, whether through an amendment or waiver of provisions in the covenants, definitions or otherwise;

(6)    make any note payable in money, or at a place of payment, other than that stated in the note;

(7)    change the ranking of the Notes; or

(8)    make any change in the amendment provisions that require each Holder’s consent or in the waiver provisions.

Without the consent of any Holder, we and the trustee may amend the Indenture to:

(1)    cure any ambiguity, mistake, omission, defect or inconsistency;

(2)    provide for the assumption by a successor entity of our obligations under the Indenture;

(3)    add guarantees with respect to the Notes;

(4)    secure the Notes;

(5)    add to our covenants or events of default for the benefit of the Holders or surrender any right or power conferred upon us;

(6)    make any change that does not adversely affect the rights of any Holder under the Indenture;

(7)    in connection with any transaction described under “—Conversion Rights—Recapitalizations, Reclassifications and Changes of Our Common Stock” above, provide that the Notes are convertible into reference property, subject to the provisions described under “—Conversion Rights—Settlement upon Conversion” above, and make certain related changes to the terms of the Notes to the extent expressly required by the Indenture;

(8)    comply with the rules of any applicable securities depositary, including DTC, so long as such amendment does not adversely affect the rights of any Holder;

(9)    increase the conversion rate as provided in the Indenture;

(10)    provide for the issuance of additional Notes in accordance with the Indenture;

(11)    provide for the issuance of PIK Notes in accordance with the Indenture;

(12)    appoint a successor trustee with respect to the Notes; or

(13)    comply with the requirements of the Commission in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act.

Holders do not need to approve the particular form of any proposed amendment. It will be sufficient if such Holders approve the substance of the proposed amendment. After an amendment under the Indenture becomes effective, we are required to deliver to the Holders a notice briefly describing such amendment. However, the failure to give such notice to all the Holders, or any defect in the notice, will not impair or affect the validity of the amendment.

Discharge

We may satisfy and discharge our obligations under the Indenture and the Notes by delivering to the trustee for cancellation all outstanding Notes or by depositing with the trustee or delivering to the Holders, as applicable, after the Notes have become due and payable, whether at maturity, at any redemption date, at any change of control repurchase date, upon conversion or otherwise, cash or cash and/or shares of Common Stock, solely to satisfy outstanding conversions, as applicable, sufficient to pay all of the outstanding Notes and paying all other sums payable under the Indenture by us. Such discharge is subject to terms contained in the Indenture.

Calculations in Respect of Notes

We will be responsible for making all calculations called for under the Notes. These calculations include, but are not limited to, determinations of the Last Reported Sale Prices of our Common Stock, the Daily VWAPs, the average daily trading volume, the Conversion Value, the Combination Settlement Amounts, accrued interest payable on the Notes, additional interest, if any, payable on the Notes, and the conversion rate and Conversion Price of the Notes, including adjustments to the conversion rate and Conversion Price. We will make all these calculations in good faith and, absent manifest error, our calculations will be final and binding on Holders of Notes. We will provide a schedule of our calculations to each of the trustee, the paying agent and the conversion agent, and each of the trustee, the paying agent and the conversion agent is entitled to rely conclusively upon the accuracy of our calculations without independent verification. The trustee will forward our calculations to any Holder of Notes upon the request of that Holder at the sole cost and expense of Sunnova.

Trustee

Wilmington Trust, National Association is the initial trustee, security registrar, paying agent and conversion agent.

We maintain banking relationships in the ordinary course of business with the trustee and its affiliates. However, the trustee shall satisfy the requirements of Sections 310(a)(1), (2) and (5) of the Trust Indenture Act and is subject to Section 310(b) of the Trust Indenture Act.

Governing Law

The Indenture, the Notes and the Registration Rights Agreement, and any claim, controversy or dispute arising under or related to the Indenture, the Notes or the Registration Rights Agreement, are governed by and construed in accordance with the laws of the State of New York. The Amended Registration Rights Agreement, and any claim, controversy or dispute arising under or related to the Amended Registration Rights Agreement, is governed by and construed in accordance with the laws of the State of Delaware.

Registration Rights

Pursuant and subject to the terms and conditions of the Registration Rights Agreement, we are required to file a shelf registration statement registering the offer and sale of our Common Stock issuable upon conversion of the Notes on or prior to August 1, 2020 and to cause such shelf registration statement to become effective no later than 60 days following filing, and to keep such shelf registration statement effective until there are no “registrable securities” outstanding. For this purpose, “registrable securities” means the Notes outstanding or shares of our Common Stock issuable upon conversion of the outstanding Notes other than any shares of Common Stock or Notes which have been registered on a registration statement or sold or disposed of pursuant to Rule 144 under the Securities Act. We prepared this prospectus in connection with our obligations under the Registration Rights Agreement.

Additional Interest

We will pay additional interest on any interest payment date to the Holders and the shares of Common Stock issued upon conversion of the Notes if the resale documents are unavailable for periods in excess of those permitted. Such additional interest will accrue until the date prior to the day the default is cured at a rate per year equal to:

(1)

if a shelf registration statement is not filed with the Commission by us and is effective as of October 1, 2020, Registration Default damages shall accrue on the outstanding principal amount of the Notes, at a rate per annum equal to 0.25% of the outstanding principal amount of the Notes to, and including, the 90th day following such Registration Default, increasing by 0.25% per annum every 90 days thereafter to a maximum of 2.00% per annum; or

(2)

if a shelf registration statement has been declared or becomes effective but ceases to be effective for the offer and sale of the Common Stock constituting registrable securities, other than in connection with a deferral period as permitted by the Registration Rights Agreement or a requirement to file a post-effective amendment or supplement to the prospectus to make changes to the information regarding selling securityholders or the plan of distribution provided for therein, at any time during such shelf registration period and we do not cure the lapse of effectiveness or usability within 30 days, then commencing on the day following such 30th day, Registration Default damages shall accrue on the outstanding principal amount of the Notes at a rate per year equal to 0.25% of the outstanding principal amount of the Notes to, and including, the 90th day following such Registration Default, increasing by 0.25% per annum every 90 days thereafter to a maximum of 2.00% per annum; or

(3)

if we through an omission fail to name as a selling securityholder any Holder that had complied timely with its obligations hereunder in a manner to entitle such Holder to be so named in (i) the shelf registration statement at the time it first became effective or (ii) any prospectus at the later of the time of filing thereof or the time the shelf registration statement of which the prospectus forms a part becomes effective, then commencing on the day following the effective date of such shelf registration statement or the time of filing of such prospectus, Registration Default damages shall accrue on the outstanding principal amount of the Notes held by such Holder at a rate per year equal to 0.25% of the outstanding principal amount of the Notes to, and including, the 90th day following such Registration Default, increasing by 0.25% per annum every 90 days thereafter to a maximum of 2.00% per annum; or

(4)

if the aggregate duration of deferral periods as specified in the Registration Rights Agreement in any period exceeds the number of days permitted, then commencing on the day the aggregate duration of deferral periods in any period exceeds the number of days permitted in respect of such period,

Registration Default damages shall accrue on the aggregate outstanding principal amount of the Notes at a rate per year equal to 0.25% of the outstanding principal amount of the Notes to, and including, the 90th day following such Registration Default, increasing by 0.25% per annum every 90 days thereafter to a maximum of 2.00% per annum;

provided, that the Registration Default damages rate on the Notes shall not exceed in the aggregate 2.00% per annum and shall not be payable under more than one clause above for any given period of time, except that if Registration Default damages would be payable because of more than one Registration Default at separate rates per annum, then the Registration Default damages rate shall be the highest rate per annum of the applicable Registration Defaults. Other than our obligation to pay Registration Default damages, we will not have any liability for damages with respect to a Registration Default. If a Registration Default occurs after a Holder has converted its Notes into Common Stock such Holder shall not be entitled to any compensation with respect to such Common Stock. Each of the events above in (1) through (4) is referred to as a “Registration Default”.

Additional interest pursuant to the foregoing provisions will be payable in arrears on each interest payment date following accrual in the same manner as regular interest on the Notes. If a Note ceases to be outstanding during any period for which Registration Default damages are accruing (as a result of the Holder exercising its exchange or conversion rights or otherwise), we will pay the liquidated damages with respect to such Note only for the period of time that such Note remained outstanding during which such Registration Default damages were accruing.

Right to Request an Underwritten Offering; Piggyback Registration Rights

Pursuant to, and subject to the limitations set forth in, the Amended Registration Rights Agreement, at any time during which a shelf registration is effective, the Holders may notify the Company in writing of their intent to sell Common Stock, acquired upon conversion of the Notes, covered by the registration statement (in whole or in part) in an offering. Such request shall specify the aggregate number of Common Stock requested to be registered in such offering. Within 10 days after receipt by Sunnova of such request, Sunnova shall deliver a written notice to each other Holder informing each such other Holder of its right to include registrable securities in such offering. As soon as reasonably practicable, each such other Holder shall have the right to request in writing that the Company include all or a specific portion of the Notes held by such other Holder in such offering and Sunnova shall include such Notes in such offering. In requesting registration or inclusion in any such offering, the Holders have the right to convert any or all of their Notes into Common Stock to participate in such offering. Sunnova is not obligated to assist the Holders in connection with (i) any offering that would not result in gross proceeds to the selling Holders in excess of $30.0 million or (ii) a total of more than 3 Offerings in the aggregate for all Holders.

In addition, the Amended Registration Rights Agreement provides the Holders with certain piggyback registration rights with respect to any shares of Common Stock underlying their Notes, subject to customary cut back and other provisions, in connection with registration requests by other holders of our Common Stock.

The right of any Holder to request registration or inclusion of any Common Stock received upon conversion of the Notes in any registration shall terminate upon the sale or disposition of such Notes or Common Stock, as applicable, by such Holder pursuant to Rule 144 under the Securities Act or pursuant to a registration statement.

Book-Entry, Settlement and Clearance

The Global Notes

The Notes were originally issued in certificated form. Promptly following the date of any resales of notes under this prospectus, such notes will be issued in the form of one or more registered notes in global form, without interest coupons (the “global notes”). Upon issuance, each of the global notes will be deposited with the trustee as custodian for DTC and registered in the name of Cede & Co., as nominee of DTC.

Ownership of beneficial interests in a global note will be limited to persons who have accounts with DTC (“DTC participants”) or persons who hold interests through DTC participants. We expect that under procedures established by DTC:

•	upon deposit of a global note with DTC’s custodian, DTC will credit portions of the principal amount of the global note to the accounts of the DTC participants designated by the underwriters; and

•

ownership of beneficial interests in a global note will be shown on, and transfer of ownership of those interests will be effected only through, records maintained by DTC (with respect to interests of DTC participants) and the records of DTC participants (with respect to other owners of beneficial interests in the global note).

Beneficial interests in global notes may not be exchanged for notes in physical, certificated form except in the limited circumstances described below.

Book-Entry Procedures for the Global Notes

All interests in the global notes will be subject to the operations and procedures of DTC and, therefore, you must allow for sufficient time in order to comply with these procedures if you wish to exercise any of your rights with respect to the notes. We provide the following summary of those operations and procedures solely for the convenience of investors. The operations and procedures of DTC are controlled by that settlement system and may be changed at any time. Neither we nor the underwriters or the trustee are responsible for those operations or procedures.

DTC has advised us that it is:

•	a limited purpose trust company organized under the laws of the State of New York;

•	a “banking organization” within the meaning of the New York State Banking Law;

•	a member of the Federal Reserve System;

•	a “clearing corporation” within the meaning of the Uniform Commercial Code; and

•	a “clearing agency” registered under Section 17A of the Exchange Act.

DTC was created to hold securities for its participants and to facilitate the clearance and settlement of securities transactions between its participants through electronic book-entry changes to the accounts of its participants. DTC’s participants include securities brokers and dealers, including the underwriters; banks and trust companies; clearing corporations and other organizations. Indirect access to DTC’s system is also available to others such as banks, brokers, dealers and trust companies; these indirect participants clear through or maintain a custodial relationship with a DTC participant, either directly or indirectly. Investors who are not DTC participants may beneficially own securities held by or on behalf of DTC only through DTC participants or indirect participants in DTC.

So long as DTC’s nominee is the registered owner of a global note, that nominee will be considered the sole owner or holder of the notes represented by that global note for all purposes under the indenture. Except as provided below, owners of beneficial interests in a global note:

•	will not be entitled to have notes represented by the global note registered in their names;

•	will not receive or be entitled to receive physical, certificated notes; and

•

will not be considered the owners or holders of the notes under the indenture for any purpose, including with respect to the giving of any direction, instruction or approval to the trustee under the indenture.

As a result, each investor who owns a beneficial interest in a global note must rely on the procedures of DTC to exercise any rights of a holder of notes under the indenture (and, if the investor is not a participant or an indirect participant in DTC, on the procedures of the DTC participant through which the investor owns its interest). Neither we nor the trustee, paying agent or conversion agent has any responsibility or liability for any act or omission of DTC.

Payments of principal and interest with respect to the notes represented by a global note will be made by the trustee to DTC’s nominee as the registered holder of the global note. Neither we nor the trustee or the paying agent will have any responsibility or liability for the payment of amounts to owners of beneficial interests in a global note, for any aspect of the records relating to or payments made on account of those interests by DTC, or for maintaining, supervising or reviewing any records of DTC relating to those interests.

Payments by participants and indirect participants in DTC to the owners of beneficial interests in a global note will be governed by standing instructions and customary industry practice and will be the responsibility of those participants or indirect participants and DTC.

Transfers between participants in DTC will be effected under DTC’s procedures and will be settled in same-day funds.

Certificated Notes

Notes in physical, certificated form (other than the notes originally issued in physical form) will be issued and delivered to each person that DTC identifies as a beneficial owner of the related notes only if:

•	DTC notifies us at any time that it is unwilling or unable to continue as depositary for the global notes and a successor depositary is not appointed within 90 days;

•	DTC ceases to be registered as a clearing agency under the Exchange Act and a successor depositary is not appointed within 90 days; or

•

an event of default with respect to the notes has occurred and is continuing and such beneficial owner requests that its beneficial interests in the notes be exchanged for notes in physical, certificated form.

Certain Definitions

“Amended Registration Rights Agreement” means that certain second amended and restated registration rights agreement, dated as of July 29, 2019, by and among Sunnova and certain stockholders party thereto, as amended by the Amendment to Registration Rights Agreement (as defined in the Note Purchase Agreement).

“Asset Sale” means (i) the sale, lease, conveyance, transfer or other disposition (whether in a single transaction or a series of related transactions) of property or assets of Sunnova or any of our Subsidiaries (each referred to in this definition as a “disposition”), whether in a single transaction or a series of related transactions; provided, that, the sale, lease, conveyance, transfer or other disposition of all or substantially all of the property or assets of Sunnova and its Subsidiaries taken as a whole will be governed by the covenants described under “—Certain Covenants—Merger, Consolidation and Sale of Assets” and not by the provisions of the covenant described above under “—Repurchase at the Option of Holders—Asset Sales”; and (ii) the issuance of Equity Interests by any of our Subsidiaries or the sale by us or any of our Subsidiaries of Equity Interests in any of our Subsidiaries (other than, with respect to a Foreign Subsidiary, directors’ qualifying shares or shares required by applicable law to be held by a Person other than Sunnova or a Subsidiary).

Notwithstanding the foregoing, none of the following items will be deemed to be an Asset Sale:

(1)    the issuance or sale of Equity Interests of any Subsidiary of Sunnova or any of our Subsidiaries to we or to a Wholly Owned Subsidiary of Sunnova;

(2)    a transfer, sale or contribution of assets between or among we and its Wholly Owned Subsidiaries;

(3)    a disposition of Cash Equivalents or Investment Grade Securities in the ordinary course of business (whether now owned or hereafter acquired);

(4)    any surrender or waiver of contract rights or settlement, release, recovery on or surrender of contract, tort or other claims in the ordinary course of business;

(5)    any disposition arising from foreclosure, casualty, condemnation or any similar action or transfers by reason of eminent domain with respect to any property or other asset of Sunnova or the exercise of termination rights under any lease, sublease, license, sublicense, concession or other agreement of Sunnova;

(6)    the lease, license, assignment or sublease of any real or personal property in the ordinary course of business;

(7)    the sale, disposition or consignment, in the ordinary course of business consistent with past practice, of (i) solar renewable energy certificates, (ii) energy, inventory and other goods held for sale, (iii) obsolete, worn out, used or surplus property, equipment, vehicles and other assets (other than accounts receivable) that is no longer necessary, used or useful for the business of Sunnova or is replaced by equipment of at least comparable value and use (including any asset), (iv) assets no longer economically practicable or commercially reasonable to maintain (as determined in good faith by the management of Sunnova), (v) improvements made to leased real property to landlords pursuant to customary terms of leases, (vi) energy storage systems or other equipment purchased in the ordinary course of business and transferred to dealers in connection with host customer agreements, (vii) sales of solar energy systems or energy storage systems pursuant to a customer’s purchase right under its applicable host customer agreement or (vii) inventory to any Wholly Owned Subsidiary pursuant to any “safe harbor” warehouse or solar energy system or energy storage system financing facility of any Wholly Owned Subsidiary;

(8)    any grant in the ordinary course of business of any license of patents, trademarks, know-how or any other intellectual property, including but not limited to, grants of franchises or licenses, franchise or license master agreements and/or area development agreements;

(9)    an Asset Swap;

(10)    the early termination or unwinding of any Hedging Obligations;

(11)    the disposition of any assets (including Equity Interests) made in connection with the approval of, and required by, any applicable antitrust authority to consummate any acquisition permitted under the Indenture;

(12)    the making of any payment or Investment that is permitted to be made, and is made, under the covenant described above under “—Certain Covenants—Limitation on Restricted Payments” or the making of any Permitted Investment;

(13)    issuances of Equity Interests of any Subsidiary to any investor pursuant to any Tax Equity Transaction Documents and the sale, transfer or contribution of any assets to any Tax Equity Partnership pursuant to any Tax Equity Transaction Document;

(14)    the granting of any Lien or similar encumbrance; and

(15)    any single transaction or series of related transactions that involves assets having a Fair Market Value of less than $15.0 million.

“Asset Swap” means any substantially contemporaneous (and in any event occurring within 180 days of each other) purchase and sale or exchange of any assets or properties used or useful in a Permitted Business between Sunnova or any of its Subsidiaries and another Person, or any other exchange of like property (excluding any boot thereon) to the extent allowable under Section 1031 of the U.S. Internal Revenue Code of 1986, as amended, or any successor statute; provided, that the Fair Market Value of the properties or assets traded or exchanged by us or such Subsidiary (together with any cash) is reasonably equivalent to the Fair Market Value of the properties or assets (together with any cash) to be received by us or such Subsidiary, and provided further that any net cash received must be applied in accordance with the covenant described above under “—Repurchase at the Option of Holders—Asset Sales”.

“Bank Facility” means one or more credit facilities (including any facility relating to or secured by, as applicable, net operating losses, tax equity or solar renewable energy certificates), the loans or commitments under which are provided and held only by one or more U.S. commercial banks or any branches or agencies of one or more non-U.S. banks licensed to conduct business in the United States, in each case, as amended, restated, modified, renewed, extended, refunded, replaced or refinanced, in whole or in part, from time to time with credit facilities that satisfy the above requirements (including with respect to the lenders thereunder).

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only upon the occurrence of a subsequent condition. The terms “Beneficially Owns” and “Beneficially Owned” have correlative meanings.

“Board Designation Agreement” means that certain board designation agreement dated as of May 24, 2020, by and among Sunnova and the investors party thereto, as amended or modified from time to time.

“Business Day” means, with respect to any Note, any day other than a Saturday, a Sunday or a day on which the Federal Reserve Bank of New York is authorized or required by law or executive order to close or be closed.

“Capital Stock” means for any entity, any and all shares, interests, rights to purchase, warrants, options, participations or other equivalents of or interests in (however designated) stock issued by that entity, but shall not include any debt securities convertible into or exchangeable for any securities otherwise constituting Capital Stock pursuant to this definition.

“Capitalized Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) prepared in accordance with GAAP; provided that any obligations that are classified as an operating lease under GAAP shall not constitute Capitalized Lease Obligations.

“Cash Equivalents” means:

(1)    U.S. dollars, pounds sterling, euros, the national currency of any member state in the European Union or such local currencies held by an entity from time to time in the ordinary course of business;

(2)    securities issued or directly and fully guaranteed or insured by the U.S. government or any country that is a member of the European Union or any agency or instrumentality thereof in each case maturing not more than two years from the date of acquisition;

(3)    certificates of deposit, time deposits and eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances, in each case with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250.0 million and whose long-term debt is rated “A” or the equivalent thereof by Moody’s or S&P (or reasonably of another internationally recognized ratings agency);

(4)    repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified in clause (3) above;

(5)    readily marketable direct obligations issued by any state or commonwealth of the United States of America or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;

(6)    Indebtedness or preferred stock issued by Persons with a rating of “A” or higher from S&P or “A2” or higher from Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency) with maturities of 24 months or less from the date of acquisition and in each case in a currency permitted under clause (1) or (2) above;

(7)    Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AA- (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s, and in each case in a currency permitted under clause (1) or (2) above;

(8)    commercial paper having one of the two highest ratings obtainable from Moody’s or S&P and, in each case, maturing within one year after the date of acquisition; and

(9)    investment funds investing at least 95% of their assets in securities of the types described in clauses (1) through (8) above.

“Change of Control” means the occurrence of any of the following:

(1)    the direct or indirect sale, lease, transfer, conveyance or other disposition, in one or a series of related transactions, of all or substantially all of the properties or assets of Sunnova and its Subsidiaries, taken as a whole, to any Person other than a Permitted Holder,

(2)    the Common Stock (or other common stock underlying the Notes) ceases to be listed or quoted on any of the NASDAQ Global Select Market, NASDAQ Global Market or the NYSE (or any of their respective successors);

(3)    any recapitalization or change of the Common Stock as a result of which the Common Stock would be converted into stock, other securities, other property or assets, any share exchange, or any consolidation or merger or other transaction of Sunnova pursuant to which the Common Stock will be converted into cash, securities or other property or assets, unless the Beneficial Owners of the Common Stock immediately prior to such transaction Beneficially Own more than 50% of all classes of common stock of the continuing or surviving company; or

(4)    the consummation of any transaction or series of transactions (including, without limitation, pursuant to a merger or consolidation), the result of which any “Person” or “group” within the meaning of Section 13(d) of the Exchange Act (other than a Permitted Holder) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the voting power of the Voting Stock of Sunnova;

provided, however, that with respect to clauses (1) and (4) above, a transaction or series of transactions in which we becomes a direct or indirect Wholly Owned Subsidiary of another Person or directly or indirectly sells, transfers, conveys or otherwise disposes of all or substantially all of the properties or assets of Sunnova and its

Subsidiaries, to such Person or a direct or indirect Wholly Owned Subsidiary thereof shall not constitute a Change of Control if:

(A) the Holders of the Voting Stock of Sunnova immediately prior to such transaction or series of transactions beneficially own, directly or indirectly through one or more intermediaries, at least a majority of the voting power of and economic interest in the outstanding Voting Stock of such Person immediately following the consummation of such transaction or series of transactions; and

(B) immediately following the consummation of such transaction or series of transactions, no Person, other than such other Person (but including the Holders of the Equity Interests of such other Person), beneficially owns, directly or indirectly through one or more intermediaries, more than 50% of the voting power of and economic interest in the outstanding Voting Stock of Sunnova.

“close of business” means 5:00 p.m. (New York City time).

“Combination Settlement Amount” shall consist of:

(1)    cash in an amount equal to the lesser of (i) the Specified Dollar Amount and (ii) the Conversion Value on the applicable conversion date or, in the case of a company conversion, the conversion notice date; and

(2)    if the Conversion Value on such conversion date or company conversion notice date exceeds the Specified Dollar Amount, a number of shares of Common Stock equal to (i) the difference between such Conversion Value and the Specified Dollar Amount, divided by (ii) the greater of (A) the average of the Daily VWAPs of the Common Stock over the Observation Period and (B) the closing price of the Common Stock on the Trading Day immediately prior to such conversion date or company conversion notice date.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

(1)    to purchase any such primary obligation or any property constituting direct or indirect security therefor;

(2)    to advance or supply funds:

(a)    for the purchase or payment of any such primary obligation; or

(b)    to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3)    to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Conversion Price” means as of any time, $1,000, divided by the conversion rate as of such time.

“Conversion Value” means the product of (a) the conversion rate on the applicable conversion date or, in the case of a company conversion, the conversion notice date, and (b) the greater of (i) the average of the Daily VWAPs of the Common Stock over the Observation Period and (ii) the closing price of the Common Stock on the Trading Day immediately prior to the conversion date or, in the case of a company conversion, the conversion notice date.

“Daily VWAP” means, on any Trading Day, the per share volume-weighted average price as displayed under the heading “Bloomberg VWAP” on Bloomberg page “NOVA <EQUITY> AQR” (or its equivalent successor if such page is not available) in respect of the period from the scheduled open of trading until the scheduled close of trading of the primary trading session on such Trading Day (or if such volume-weighted average price is unavailable, the market value of one share of the Common Stock on such Trading Day determined, using a volume-weighted average method, by a nationally recognized independent investment banking firm retained for this purpose by us). The “Daily VWAP” shall be determined without regard to after-hours trading or any other trading outside of the regular trading session trading hours.

“Designated Non-cash Consideration” means the Fair Market Value of non-cash consideration received by us or a Subsidiary in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an officer’s certificate setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on such Designated Non-cash Consideration.

“Disqualified Stock” means any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the Holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the Holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature, in each case other than in exchange for Capital Stock of Sunnova (other than Disqualified Stock) or of any direct or indirect parent company. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the Holders of the Capital Stock have the right to require we to repurchase or redeem such Capital Stock upon the occurrence of a Change of Control or an Asset Sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that we may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under “—Certain Covenants—Restricted Payments”. The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the Indenture will be the maximum amount that Sunnova and its Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Estimated Net Contracted Customer Value” means, as of any date of determination, the sum of:

(1)    the present value of the remaining estimated future net cash flows expected to be received by us and its Subsidiaries from existing customers during the initial contract term of their leases and power purchase agreements; plus

(2)    the present value of future net cash flows we and its Subsidiaries expect to receive from the sale of related solar renewable energy certificates, either under existing contracts or in future sales, and from other performance based incentives related to the solar energy systems or energy storage systems; plus

(3)    the carrying value of outstanding customer loans on our most recent consolidated balance sheet; less

(4)    the present value of estimated net cash distributions to redeemable noncontrolling interests and estimated operating, maintenance and administrative expenses associated with the solar service agreements (including expenses relating to accounting, reporting, audit, insurance, maintenance and repairs (other than maintenance and repair costs for inverters and similar equipment)); less

(5)    the carrying value of the debt of Sunnova and its Subsidiaries; plus

(6)    cash and restricted cash and the carrying value of construction in progress assets;

with all present value cash flows calculated hereunder using a 6% discount rate.

“Ex-Dividend Date” means the first date on which shares of the Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive the issuance, dividend or distribution in question, from we or, if applicable, from the seller of Common Stock on such exchange or market (in the form of due bills or otherwise) as determined by such exchange or market. For the avoidance of doubt, any alternative trading convention on the applicable exchange or market in respect of shares of the Common Stock under a separate ticker symbol or CUSIP number will not be considered “regular way” for this purpose.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.

“Fair Market Value” means, with respect to any asset or property, the price which could be negotiated in an arm’s-length transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction as determined by an officer of Sunnova in good faith or, with respect to valuations in excess of $25.0 million, by our board of directors in good faith.

“Foreign Subsidiary” means any Subsidiary that is not organized or existing under the laws of the United States, any state thereof, the District of Columbia, or any territory thereof, and any Subsidiary of such Foreign Subsidiary.

“Hedging Obligations” means, with respect to any Person, the obligations of such Person under:

(1)    currency exchange, interest rate or commodity swap agreements (including commodity swaps, commodity options, forward commodity contracts, basis differential swaps, spot contracts, fixed-price physical delivery contracts or other similar agreements or arrangements), currency exchange, interest rate or commodity cap agreements and currency exchange, interest rate or commodity collar agreements; and

(2)    other agreements or arrangements designed to protect such Person against fluctuations in currency exchange, interest rates, solar renewable energy certificate prices or retail electricity prices.

“Holder,” as applied to any Note, or other similar terms (but excluding the term “beneficial Holder”), means any Person in whose name at the time a particular Note is registered on the note register.

“Incur” means to issue, assume, guarantee, incur or otherwise become liable for; provided, however, that any Indebtedness of a Person existing at the time such person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.

“Indebtedness” means, with respect to any Person:

(1)    the principal of any indebtedness of such Person, whether or not contingent, (a) in respect of borrowed money, (b) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (c) representing the deferred and unpaid purchase price of any property (except any such balance that constitutes (i) a trade payable or similar obligation to a trade creditor Incurred in the ordinary course of business, (ii) any earn-out obligations until such obligation becomes a liability on the balance sheet of such Person in accordance with GAAP, (iii) any such obligations under ERISA or liabilities associated with customer prepayments and (iv) any such balance or unpaid purchase price to the extent that it is either required to be or at the option of such Person may be satisfied solely through the issuance of Equity Interests of Sunnova), which purchase price is due more than twelve months after the date of placing the property in service or taking delivery and title thereto, (d) in respect of Capitalized Lease Obligations, or (e) representing any Hedging Obligations, other than Hedging Obligations that are incurred in the normal course of business and not for speculative purposes, and that do not increase the Indebtedness of the obligor outstanding at any time other than as a result of fluctuations in interest rates, commodity prices or foreign currency exchange rates or by reason of fees, indemnities and compensation payable thereunder, if and to the extent that any of the foregoing indebtedness (other than Hedging Obligations) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(2)    to the extent not otherwise included, any obligation of such Person to be liable for, or to pay, as obligor, guarantor or otherwise, the Indebtedness referred to in clause (1) of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and

(3)    to the extent not otherwise included, Indebtedness of the type referred to in clause (1) of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value of such asset at such date of determination; and (b) the amount of such Indebtedness of such other Person;

provided, however, that notwithstanding the foregoing, Indebtedness shall be deemed not to include (1) accrued expenses and Contingent Obligations, in each case, Incurred in the ordinary course of business and not in respect of borrowed money, (2) deferred or prepaid revenues, (3) purchase price holdbacks in respect of a portion of the purchase price of an asset to satisfy warranty or other unperformed obligations of the respective seller, (4) obligations in respect of surety and bonding requirements of Sunnova and its Subsidiaries, (5) trade and other ordinary course payables, accrued expenses and intercompany liabilities arising in the ordinary course of business, (6) in the case of Sunnova and its Subsidiaries, intercompany liabilities in connection with cash management, tax and accounting operations of Sunnova and its Subsidiaries, (7) asset retirement obligations, (8) obligations in respect of environmental reclamation or site rehabilitation and (9) workers’ compensation obligations (including superannuation, pensions and retiree medical care) that are not delinquent by more than 90 days.

“Intermediate Holdco” means Sunnova Intermediate Holdings, LLC, a Delaware limited liability company, and any successor entity.

“Investments” means, with respect to any Person, all Investments by such Person in other Persons (including affiliates) in the forms of direct or indirect loans (including guarantees by the referent Person of Indebtedness or other obligations of other Persons), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP; provided, however, that the following shall not constitute Investments:

(1)    extensions of trade credit or other advances to customers on commercially reasonable terms in accordance with normal trade practices or otherwise in the ordinary course of business;

(2)    Hedging Obligations entered into in the ordinary course of business and not for speculation;

(3)    endorsements of negotiable instruments and documents in the ordinary course of business; and

(4)    extensions of credit to residential solar customers for the purposes of the purchase of solar energy systems, energy storage systems and related equipment.

“Investment Grade Securities” means:

(1)    securities issued or directly and fully guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents);

(2)    securities that have a rating equal to or higher than Baa3 (or equivalent) by Moody’s and BBB- (or equivalent) by S&P, but excluding any debt securities or loans or advances between and among we and its Subsidiaries;

(3)    investments in any fund that invests exclusively in investments of the type described in clauses (1) and (2) which fund may also hold immaterial amounts of cash pending investment and/or distribution; and

(4)    corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

“Last Reported Sale Price” of the Common Stock on any date means the closing sale price per share (or if no closing sale price is reported, the average of the bid and ask prices or, if more than one in either case, the average of the average bid and the average ask prices) on that date as reported in composite transactions for the principal U.S. national or regional securities exchange on which the Common Stock is traded. If the Common Stock is not listed for trading on a U.S. national or regional securities exchange on the relevant date, the “Last Reported Sale Price” shall be the last quoted bid price for the Common Stock in the over-the-counter market on the relevant date as reported by OTC Markets Group Inc. or a similar organization. If the Common Stock is not so quoted, the “Last Reported Sale Price” shall be the average of the mid-point of the last bid and ask prices for the Common Stock on the relevant date from each of at least three nationally recognized independent investment banking firms selected by us for this purpose. The “Last Reported Sale Price” shall be determined without regard to after-hours trading or any other trading outside of regular trading session hours.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction.

“Market Disruption Event” means, for the purposes of determining amounts due upon conversion (a) a failure by the primary U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading to open for trading during its regular trading session or (b) the occurrence or existence prior to 1:00 p.m., New York City time, on any Scheduled Trading Day for the Common Stock for more than one half-hour period in the aggregate during regular trading hours of any suspension or limitation imposed on trading (by reason of movements in price exceeding limits permitted by the relevant stock exchange or otherwise) in the Common Stock or in any options contracts or futures contracts relating to the Common Stock.

“Moody’s” means Moody’s Investors Service, Inc., and any successor to the ratings business thereof.

“Net Proceeds” means the aggregate cash proceeds and Cash Equivalents received by us or any of its Subsidiaries in respect of any Asset Sale (including any cash or Cash Equivalents received upon the sale or other disposition of any non-cash consideration received in any Asset Sale but excluding any non-cash consideration deemed to be cash for purposes of the covenant described above under “—Repurchase at the Option of Holders—Asset Sales”), net of the direct costs relating to such Asset Sale, including legal, accounting and investment banking fees, and sales commissions, and any relocation expenses Incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, secured by a Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment or indemnification obligations in respect of the sale price of such asset or assets established in accordance with GAAP; provided, however, that any proceeds from Asset Sales of any Subsidiary of Sunnova which are restricted from being distributed to we or are otherwise required to be held in a debt service reserve, equipment replacement reserve or similar account, in each case pursuant to the terms of any agreement governing any Indebtedness of such Subsidiary (i) as in effect on the Issue Date, or (ii) entered into after the Issue Date and containing restrictions on distributions or debt service, equipment replacement or similar reserve requirements that are not materially less favorable to we and its Subsidiaries, taken as a whole, than as provided in any such agreements in effect on the Issue Date, shall not be considered Net Proceeds until such time as such proceeds may be otherwise directly or indirectly distributed to we.

“Note Purchase Agreement” means that certain purchase agreement, dated as of May 13, 2020, by and among Sunnova and the investors party thereto, as modified, amended or supplemented from time to time.

“NYSE” means the New York Stock Exchange, or any successor thereto.

“Observation Period” with respect to any Note surrendered for conversion means the 20 consecutive Trading Days beginning on, and including, the 21st Scheduled Trading Day immediately preceding the conversion date or, in the case of a Company Conversion, the Conversion Notice Date.

“open of business” means 9:00 a.m. (New York City time).

“Permitted Business” means (i) the business or activities of Sunnova and its Subsidiaries conducted or proposed to be conducted as of the Issue Date and (ii) any business or activities that are reasonably necessary for we and its Subsidiaries to function as a residential solar and energy storage service provider.

“Permitted Holder” means any Investment fund or account affiliated with, managed, advised or sub-advised by (i) Triangle Peak Partners, (ii) Energy Capital Partners, (iii) Newlight Partners, or (iv) Elk Mountain Ltd., or any of their respective affiliates; provided, however, that in no event shall any operating portfolio company or any holding company for any operating portfolio company (other than we) be a Permitted Holder. Following the consummation of any transaction not constituting a Change of Control by virtue of the proviso contained at the end of the definition thereof, such new parent entity (but not any of its direct or indirect equity Holders) shall be deemed to be an additional Permitted Holder.

“Permitted Investments” means:

(1)    any Investment in Cash Equivalents or Investment Grade Securities;

(2)    loans and advances in the ordinary course of business to officers, directors, employees or consultants of Sunnova or any of its Subsidiaries in an aggregate outstanding amount, taken together with all other advances made pursuant to this clause (2), not to exceed $2.5 million;

(3)    any Investment acquired by us (a) in exchange for any other Investment or accounts receivable held by us or any Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of or settlement of delinquent accounts and disputes with or judgments against we of such other Investment or accounts receivable, (b) as a result of a foreclosure by us or any Subsidiary with respect to any secured Investment or other transfer of title with respect to any secured Investment in default; (c) as a result of the settlement, compromise or resolution of litigation, arbitration or other disputes; or (d) in settlement of debts created in the ordinary course of business;

(4)    any Investments in we or by us or a Subsidiary in (A) a Wholly Owned Subsidiary of Sunnova or (B) any Foreign Subsidiary that is not directly or indirectly wholly-owned by us solely as a result of directors’ qualifying shares or because applicable law otherwise requires a portion of the Equity Interests of such Subsidiary to be held by a Person other than we or a Wholly Owned Subsidiary;

(5)    Investments consisting of the licensing or contribution of intellectual property pursuant to joint marketing arrangements with other Persons;

(6)    (x) guarantees issued in accordance with the covenant described above under “—Certain Covenants—Limitation on Incurrence of Indebtedness”, (y) any guarantee (including any guarantee of Indebtedness) by a Subsidiary (which, solely with respect to SEC and Intermediate Holdco, are permitted under the covenant described above under “—Certain Covenants—Limitation on Incurrence of Indebtedness”) and (z) guarantees of performance or other obligations (other than Indebtedness) arising in the ordinary course of business;

(7)    Investments consisting of or to finance purchases and acquisitions of inventory, supplies, materials, services or equipment or purchases of contract rights or licenses or leases of intellectual property;

(8)    any Investment by us or any of its Subsidiaries in a Person (including in the Equity Interests of such Person) if as a result of such Investment (a) such Person becomes a Subsidiary or (b) such Person, in one transaction or a series of related transactions, is merged, amalgamated or consolidated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, we or a Subsidiary, and, in each case, any Investment held by such Person; provided, that the primary business of such Person is a Permitted Business;

(9)    any Investment in securities or other assets not constituting cash, Cash Equivalents or Investment Grade Securities and received in connection with an Asset Sale made pursuant to the covenant described above under “—Repurchase at the Option of Holders—Asset Sales” (or a disposition not constituting an Asset Sale), including pursuant to an Asset Swap;

(10)    Investments consisting of prepaid expenses, negotiable instruments held for collection and lease, utility and workers’ compensation, performance and other similar deposits made in the ordinary course of business by us or any Subsidiary;

(11)    Investments represented by Hedging Obligations and, with respect to we, as permitted under the covenant described above under “—Certain Covenants—Limitation on Incurrence of Indebtedness”;

(12)    Investments in the ordinary course of business consisting of endorsements for collection or deposit and customary trade arrangements with customers which are not past due by more than 30 days and Investments consisting of receivables owed to Subsidiaries by host customers;

(13)    any Investment existing on the Issue Date or any Investment consisting of an extension, modification or renewal of any Investment existing on the Issue Date; provided that the amount of any such Investment may only be increased (x) as required by the terms of such Investment as in existence on the Issue Date or (y) as otherwise permitted under the Indenture;

(14)    any Investments in or with respect to a Tax Equity Partnership or made pursuant to or in connection with any Tax Equity Transaction Documents;

(15)    receivables owing to Sunnova or any Subsidiary created or acquired in the ordinary course of business and payable or dischargeable in accordance with customary trade terms which do not extend for more than 30 days;

(16)    any Investments received in compromise or resolution of obligations of trade creditors or customers that were incurred in the ordinary course of business of Sunnova or any of its Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer;

(17)    repurchases of the Notes;

(18)    any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Sunnova;

(19)    any Investments in joint ventures or other entities that are or will be engaged in a Permitted Business having an aggregate Fair Market Value when taken together with all other Investments made pursuant to this clause (19) that are at that time outstanding, not to exceed $50,000,000; provided, however, that if any Investment pursuant to this clause (19) is made in any Person that is not a Subsidiary at the date of the making of such Investment and such Person becomes a Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (8) above and shall cease to have been made pursuant to this clause (19) for so long as such Person continues to be a Subsidiary and engaged in a Permitted Business; and

(20)    other Investments having an aggregate Fair Market Value when taken together with all other Investments made pursuant to this clause (20) that are at that time outstanding, not to exceed $25,000,000; provided, however, that if any Investment pursuant to this clause (20) is made in any Person that is not a Wholly Owned Subsidiary at the date of the making of such Investment and such Person becomes a Wholly Owned Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (4) above and shall cease to have been made pursuant to this clause (20) for so long as such Person continues to be a Wholly Owned Subsidiary; provided, however, that such Person is engaged in a Permitted Business at the time such Person becomes a Wholly Owned Subsidiary.

“Person” means an individual, a corporation, a limited liability company, an association, a partnership, a joint venture, a joint stock company, a trust, an unincorporated organization or a government or an agency or a political subdivision thereof.

“Registration Rights Agreement” means the Registration Rights Agreement, dated as of the Issue Date, among we and the investors party from time to time thereto.

“S&P” means S&P Global Ratings, a business unit of Standard and Poor’s Financial Services LLC, and any successor to the ratings business thereof.

“Scheduled Trading Day” means a day that is scheduled to be a Trading Day on the principal U.S. national or regional securities exchange or market on which the Common Stock is listed or admitted for trading. If the Common Stock is not so listed or admitted for trading, “Scheduled Trading Day” means a Business Day.

“Securities Act” means the Securities Act of 1933, as amended, and the rules of the Commission and regulations promulgated thereunder.

“SEC” means Sunnova Energy Corporation, a Delaware corporation, and any successor entity.

“Similar Business” means (i) any Permitted Business and (ii) any business that is a natural outgrowth or a reasonable extension, development or expansion of any such business or any business similar, reasonably related, incidental, complementary or ancillary to any of the foregoing.

“Specified Dollar Amount” means the cash amount per $1,000 principal amount of Notes to be received upon conversion as specified in the Settlement Notice (or deemed specified as provided in “—Conversion Rights—Settlement upon Conversion” related to any converted Notes.

“Subordinated Indebtedness” means any Indebtedness of Sunnova which is by its terms subordinated in right of payment to the Notes.

“Subsidiary” means, with respect to any Person, any corporation, association, partnership or other business entity of which more than 50% of the total voting power of shares of Capital Stock or other interests (including partnership interests) entitled (without regard to the occurrence of any contingency) to vote in the election of directors, managers, general partners or trustees thereof is at the time owned or controlled, directly or indirectly, by (i) such Person; (ii) such Person and one or more Subsidiaries of such Person; or (iii) one or more Subsidiaries of such Person.

“Tax Equity Partnership” means a tax equity investment vehicle formed by a Subsidiary of Sunnova and a third-party investor to whom certain tax benefits associated with the ownership of solar energy systems or energy storage systems are transferred or allocated.

“Tax Equity Transaction Documents” means the documents (including, in each case, all amendments, modifications, supplements, waivers and consents with respect thereto) entered into in connection with the formation of, and any transactions engaged in by, a Tax Equity Partnership.

“Trading Day” means, except for determining amounts due upon conversion as set forth below, a day on which (i) trading in the Common Stock (or other security for which a closing sale price must be determined) generally occurs on the NYSE or, if the Common Stock (or such other security) is not then listed on the NYSE, on the principal other U.S. national or regional securities exchange on which the Common Stock (or such other security) is then listed or, if the Common Stock (or such other security) is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock (or such other security) is then traded and (ii) a Last Reported Sale Price for the Common Stock (or closing sale price for such other security) is available on such securities exchange or market; provided that if the Common Stock (or such other security) is not so listed or traded, “Trading Day” means a Business Day; and provided, further, that for purposes of determining amounts due upon conversion only, “Trading Day” means a day on which (x) there is no Market Disruption Event and (y) trading in the Common Stock generally occurs on the NYSE or, if the Common Stock is not then listed on the NYSE, on the principal other U.S. national or regional securities exchange on which the Common Stock is then listed or, if the Common Stock is not then listed on a U.S. national or regional securities exchange, on the principal other market on which the Common Stock is then listed or admitted for trading, except that if the Common Stock is not so listed or admitted for trading, “Trading Day” means a Business Day.

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is at the time entitled (without regard to the occurrence of any contingency) to vote in the election of the board of directors of such Person.

“Wholly Owned Subsidiary” means, with respect to any Person, any Subsidiary of such Person, except that, solely for purposes of this definition, the reference to “more than 50%” in the definition of “Subsidiary” shall be deemed replaced by a reference to “100%,” the calculation of which shall exclude nominal amounts of the voting power of shares of Capital Stock or other interests in the relevant Subsidiary not held by such Person to the extent required to satisfy local minority interest requirements outside of the United States.

SELLING SECURITYHOLDERS

This prospectus supplement relates to the offering for resale by the selling securityholders of: (i) up to 44,325,325 shares of our common stock, (ii) up to $234,641,000 aggregate principal amount of the Notes, (iii) an indeterminate amount of PIK Notes and (iv) an indeterminate amount of our common stock issuable upon conversion of the Notes or the PIK Notes.

We issued $185,000,000 aggregate principal amount of the Notes to certain of the selling securityholders in a private placement completed in May 2020 and $60,000,000 aggregate principal amount of the Notes to certain of the selling securityholders pursuant to their exercise of an option to purchase up to $60,000,000 aggregate principal amount of the Notes completed in June 2020. On May 14, 2020, in connection with the issuance of the Notes, we entered into a Registration Rights Agreement with the investors in the Notes (the “2020 Registration Rights Agreement”) and agreed to file a registration statement to cover the resale of the Notes and the shares of our common stock issuable upon conversion of the Notes.

We are also a party to our Second Amended and Restated Registration Rights Agreement, dated as of July 29, 2019, as amended (our “Registration Rights Agreement”), which provides, among other things, that certain holders of our capital stock have the right to request that their shares of our capital stock be covered by a registration statement that we are otherwise filing.

The filing of this prospectus supplement satisfies our obligation under the 2020 Registration Rights Agreement to file a registration statement to cover the resale of the Notes and the shares of our common stock issuable upon conversion of the Notes and all securities covered by this prospectus supplement for offering for resale are being registered pursuant to our obligations under the 2020 Registration Rights Agreement and the Registration Rights Agreement, as applicable.

The table below sets forth information with respect to the beneficial ownership of the securities by the selling securityholders as of July 27, 2020, before and after giving effect to this offering, as well as the number of securities that may be sold by each selling securityholder under this prospectus supplement. Beneficial ownership as set forth in the table below is based on 85,028,799 shares of our common stock issued and outstanding as of July 27, 2020 and includes accrued but unpaid interest on the Notes to July 27, 2020. The table below does not reflect the ownership by the selling securityholders of the common stock issuable upon conversion of the PIK Notes because the number of PIK Notes, if any, that a selling securityholder owns will substantially depend on when, if ever, a selling securityholder chooses to exercise their right to convert their Notes into shares of our common stock.

Because the selling securityholders may sell some, all or none of their securities, we cannot provide an estimate as to the number of shares of common stock that will be held by the selling securityholders upon completion of this offering. For purposes of the table below, however, we have assumed that each selling securityholder will sell all of its securities covered by this prospectus supplement.

The information in the table below with respect to the selling securityholders has been derived from information provided to us by or on behalf of the selling securityholders. Information concerning the selling securityholders may change from time to time. Unless otherwise indicated, the address for each listed stockholder is: c/o Sunnova Energy International Inc., 20 East Greenway Plaza, Suite 540, Houston, Texas 77046.

	Beneficially Owned Prior to Offering					Offered Hereby			Beneficially Owned After Offering
Selling Securityholders	Shares of Common Stock**		Principal Amount of Notes	Shares of Common Stock Issuable Upon Conversion of The Notes¥		Shares of Common Stock**	Principal Amount of Notes	Shares of Common Stock Issuable Upon Conversion of the Notes¥	Shares of Common Stock**		Principal Amount of Notes	Shares of Common Stock Issuable Upon Conversion of the Notes
	Number	Percent	Number	Number	Percent	Number	Number	Number	Number	Percent	Number	Number	Percent
Entities affiliated with Energy Capital Partners(1)	32,141,424	37.8%	—	—	—	32,141,424	—	—	—	—	—	—	—
Entities affiliated with Kayne Anderson Capital Advisors, L.P.(2)	—	—	$88,421,000	6,679,196	7.3%	—	$88,421,000	6,679,196	—	—	—	—	—
Entities affiliated with MTP Energy Management LLC(3)	2,197,747	2.5%	$52,500,000	3,965,775	4.5%	—	$52,500,000	3,965,775	2,197,747	2.5%	—	—	—
Entities affiliated with Michael C. Morgan(4)	527,985	*	—	—	—	527,985	—	—	—	—	—	—	—
Entities affiliated with Newlight Partners, LP(5)	9,635,161	11.3%	$40,000,000	3,021,544	3.4%	9,635,161	$40,000,000	3,021,544	—	—	—	—	—
Entities affiliated with Tortoise Capital Advisors(6)	—	—	$22,141,000	1,672,497	1.9%	—	$22,141,000	1,672,497	—	—	—	—	—
Liberty Mutual Opportunistic Investments LLC	—	—	$31,579,000	2,385,433	2.7%	—	$31,579,000	2,385,433	—	—	—	—	—
Seis Holdings LLC(7)	1,778,067	2.1%	—	—	—	1,778,067	—	—	—	—	—	—	—
William J. Berger and entities affiliated with William J. Berger(8)	2,192,442	2.5%	—	—	—	242,688	—	—	1,949,754	2.2%	—	—	—

*	Represents beneficial ownership or voting power of less than 1%.
**	Excludes for purposes of this table any shares of our common stock issuable upon conversion of the Notes.
¥	Assumes for purposes of this table a conversion date of July 27, 2020.
(1)

Reflects (i) 442,612 shares to be sold by Energy Capital Partners III, LP (“ECP III”), (ii) 14,899,882 shares to be sold by Energy Capital Partners III-A, LP (“ECP III-A”), (iii) 1,799,404 shares to be sold by Energy Capital Partners III-B, LP (“ECP III-B”), (iv) 6,159,843 shares to be sold by Energy Capital Partners III-C, LP (“ECP III-C”), (v) 7,602,303 shares to be sold by Energy Capital Partners III-D, LP (“ECP III-D”) and (vi) 1,237,380 shares to be sold by Energy Capital Partners III (Sunnova Co-Invest), LP (“ECP Co-Invest” and, collectively with ECP III, ECP III-A, ECP III-B, ECP III-C and ECP III-D, the “ECP Holders”). The shares were issued to the ECP Holders in our initial public offering in exchange for preferred shares of our predecessor entity held by the ECP Holders prior to the initial public offering. Each of ECP III, ECP III-A, ECP III-B, ECP III-C and ECP III-D is controlled by its general partner, Energy Capital Partners GP III, LP (“ECP GP”). ECP

GP is controlled by its general partner, Energy Capital Partners III, LLC (“Energy Capital Partners”). ECP Co-Invest is managed by its general partner, Energy Capital Partners GP III Co-Investment (Sunnova), LLC, which is managed by its sole member, Energy Capital Partners. Energy Capital Partners is wholly owned and controlled by ECP ControlCo, LLC (“ControlCo”). Douglas W. Kimmelman, Peter Labbat, Tyler Reeder, Andrew D. Singer and Rahman D’Argenio are the managing members of ControlCo and share the power to direct the voting and disposition of the shares beneficially owned by Energy Capital Partners. Each such individual disclaims beneficial ownership of such shares. Mr. Kimmelman and Mr. D’Argenio are members of our board of directors. Matthew DeNichilo, a Partner at Energy Capital Partners, and Scott D. Steimer, a Vice-President at Energy Capital Partners, are also members of our board of directors and each such individual disclaims beneficial ownership of such shares. The address for each of the entities listed in this footnote is 40 Beechwood, Summit, New Jersey 07901. All of the securities held by this selling securityholder are subject to a lock-up period of 90 days from July 1, 2020 (the “Lock-up Period”) and, subject to certain exceptions, cannot be sold until September 29, 2020.
(2)

Reflects (i) $31,579,000 aggregate principal amount of the Notes (and 2,385,433 shares of our common stock issuable upon conversion thereof) to be sold by Kayne Multiple Strategy Fund, L.P. (“KMSF”), (ii) $37,894,000 aggregate principal amount of the Notes (and 2,862,459 shares of our common stock issuable upon conversion thereof) to be sold by Kayne Solutions Fund L.P. (“KSF”) acting through Kayne Solutions Marketable Securities, LLC as its nominee, (iii) $12,632,000 aggregate principal amount of the Notes (and 954,203 shares of our common stock issuable upon conversion thereof) to be sold by San Bernadino County Employees’ Retirement Association (“SBCERA”) and (iv) $6,316,000 aggregate principal amount of the Notes (and 477,101 shares of our common stock issuable upon conversion thereof) to be sold by TFGI Holdings LLC (“TFGI” and, collectively with KMSF, KSF and SBCERA, the “Kayne Funds”). Kayne Anderson Capital Advisors, L.P. (“KACALP”), directly or indirectly through a controlled affiliate, is investment advisor to the Kayne Funds. Richard Kayne, as the controlling owner of KACALP, may be deemed to have shared voting and investment power with respect to the securities owned by the Kayne Funds. Richard Kayne, as the controlling owner of KACALP, disclaims beneficial ownership of the securities owned by the Kayne Funds other than those attributable to him by virtue of his pecuniary interest therein. The address for the foregoing persons is 1800 Avenue of the Stars, 3rd Floor, Los Angeles CA, 90067.

(3)

Reflects (i) $23,946,000 aggregate principal amount of the Notes (and 1,808,847 shares of our common stock issuable upon conversion thereof) to be sold by MTP Energy Master Fund LLC (“MTP Energy Master Fund”), (ii) 389,958 shares of our common stock held by Energy Master Fund, (iii) $3,554,000 aggregate principal amount of the Notes (and 268,464 shares of our common stock issuable upon conversion thereof) to be sold by MTP Emerald Fund LLC (“MTP Emerald Fund”), (iv) 277,927 shares of our common stock held by MTP Emerald Fund, (v) $15,500,000 aggregate principal amount of the Notes (and 1,170,848 shares of our common stock issuable upon conversion thereof) to be sold by MTP Energy Opportunities Fund III LLC (“MTP Energy Opportunities Fund”), (vi) $9,500,000 aggregate principal amount of the Notes (and 717,616 shares of our common stock issuable upon conversion thereof) to be sold by MTP Midstream Opportunities Fund LLC (“MTP Midstream”) and (vii) 1,529,862 shares of our common stock that are held by MTP Energy Master Fund Ltd (“MTP Energy Master Fund Ltd” and, collectively with MTP Energy Master Fund, MTP Emerald Fund, MTP Energy Opportunities Fund and MTP Midstream, the “Magnetar Entities”). The 389,958 shares of our common stock held by Energy Master Fund, the 277,927 shares of our common stock held by MTP Emerald Fund and the 1,529,862 shares of our common stock held by MTP Energy Master Fund Ltd are not being offered for resale on this registration statement. MTP Energy Management LLC serves as investment adviser (or sole owner or member of such investment advisor) to the Magnetar Entities. In such capacity, MTP Energy Management LLC may exercise voting and investment power over the securities held by the Magnetar Entities. Alec N. Litowitz may be deemed to have the power to vote or dispose of the securities held by the Magnetar Entities.

(4)

Reflects (i) 491,750 shares of our common stock to be sold by Portcullis Partners, LP, (ii) 26,868 shares of our common stock to be sold by Portcullis Investments, LP and (iii) 9,367 shares of our common stock to be sold by various trusts, for which Mr. Morgan serves as co-trustee. Portcullis G.P., LLC is the general partner of Portcullis Partners, LP and Portcullis Investments, LP. Michael C. Morgan is a member of our board of directors and serves as Manager of Portcullis G.P., LLC. All of the securities held by this selling securityholder are subject to the Lock-up Period and cannot be sold until September 29, 2020.

(5)

Reflects (i) 9,635,161 shares of our common stock to be sold by QSIP LP, which were issued to QSIP LP in our initial public offering in exchange for preferred shares of our predecessor entity held by QSIP LP or one of its affiliates prior to our initial public offering, (ii) $39,920,000 aggregate principal amount of the Notes (and 3,015,501 shares of our common stock issuable upon conversion thereof) to be sold by QSIP LP and (iii) $80,000 aggregate principal amount of the Notes (and 6,043 shares of our common stock issuable upon conversion thereof) to be sold by SCI Partners LP. Pursuant to an investment management agreement, QSIP LP, SCI Partners LP and certain of its affiliates have delegated sole voting and dispositive power over the shares to Newlight Partners, LP (“Newlight Partners”). The general partner of

Newlight Partners is Newlight GP LLC. The sole members of Newlight GP LLC are Ravi Yadav and David Wassong. Mark Longstreth, a member of our board of directors, is a Partner at Newlight Partners. Because we, at our sole option, will have the right to deliver to each holder of the Notes either cash or shares or a combination thereof upon the holder’s optional conversion, each of QSIP LP, SCI Partners LP, Newlight Partners, Newlight GP LLC, Ravi Yadav, David Wassong and Mark Longstreth disclaims and is not deemed to have beneficial ownership of the shares underlying the Notes for purposes of Section 13(d) under the Exchange Act.. The address for each of the above-listed entities and individuals is c/o 320 Park Avenue, New York, NY 10022. With the exception of 2,100,000 shares of our common stock that are not subject to the Lock-Up Period, all of the securities held by this selling securityholder are subject to the Lock-up Period and cannot be sold until September 29, 2020.
(6)

Reflects (i) $1,777,000 aggregate principal amount of the Notes (and 134,232 shares of our common stock issuable upon conversion thereof) to be sold by Principal Diversified Select Real Asset Fund (“Principal”), (ii) $6,059,000 aggregate principal amount of the Notes (and 457,688 shares of our common stock issuable upon conversion thereof) to be sold by Tortoise Direct Opportunities Fund II, LP (“TDOF”), (iii) $5,226,000 aggregate principal amount of the Notes (and 394,764 shares of our common stock issuable upon conversion thereof) to be sold by Tortoise Energy Infrastructure Corp. (“TEIC”), (iv) $4,393,000 aggregate principal amount of the Notes (and 331,841 shares of our common stock issuable upon conversion thereof) to be sold by Tortoise Essential Assets Income Term Fund (“TEAITF”), (v) $3,639,000 aggregate principal amount of the Notes (and 274,884 shares of our common stock issuable upon conversion thereof) to be sold by Tortoise Midstream Energy Fund, Inc. (“TMEFI”) and (vi) $1,047,000 aggregate principal amount of the Notes (and 79,088 shares of our common stock issuable upon conversion thereof) to be sold by Tortoise Power and Energy Infrastructure Fund, Inc. (“TPEIFI”). Tortoise Capital Advisors, L.L.C. is investment advisor to each of TDOF, TEIC, TEAITF, TMEFI and TPEIFI and is a sub-advisor to Principal. Brian A. Kessens, James R. Mick, Matthew G.P. Sallee, Robert J. Thummel, Stephen Pang, and Nicholas S. Holmes, in their position as portfolio managers, may be deemed to have voting and investment power with respect to the Notes held by and any common stock issuable to those funds. Tortoise Capital Advisors, L.L.C. has sole voting and dispositive power with respect to the Notes held by and any common stock issuable to TDOF and may be deemed to have shared voting and dispositive power with respect to the Notes held by and any common stock issuable to each of TEIC, TMEFI, TEAITF and Principal. The address for Tortoise Capital Advisors, L.L.C. and Messrs. Kessens, Mick, Sallee, Thummel, Pang, and Holmes is 5100 W. 115th Place, Leawood, KS 66211. The shares of our common stock issuable upon conversion of the Notes held by this selling securityholder are subject to the Lock-up Period and cannot be sold until September 29, 2020. The Notes held by this selling securityholder are not subject to the Lock-up Period.

(7)

Consists of 1,778,067 shares of our common stock to be sold by Seis Holdings LLC, for which C. Park Shaper, a member of our board of directors, serves as CEO. Mr. Shaper may be deemed to beneficially own securities beneficially owned by Seis Holdings LLC. All of the securities held by this selling securityholder are subject to the Lock-up Period and cannot be sold until September 29, 2020.

(8)

Reflects (i) 58,564 shares of our common stock directly owned and to be sold by William J. Berger, (ii) 176,653 shares of our common stock to be sold by Jackson Leigh Ventures LLC for which Mr. Berger serves as managing member, (iii) 7,471 shares of our common stock to be sold that are held in Mr. Berger’s IRA, (iv) 1,830,707 shares of our common stock (the “Option Shares”) issuable from the exercise of stock options pursuant to the Sunnova Option Plan and the 2013 Sunnova Stock Option Plan of Sunnova Energy Corporation assuming the satisfaction of the vesting condition with respect to all such options and (v) 119,047 restricted stock units (the “RSUs”) that may be settled in shares of our common stock within 60 days of July 27, 2020 assuming the satisfaction of the vesting condition. Mr. Berger is not offering for resale the Option Shares or the RSUs on this registration statement. Mr. Berger is our founder, CEO and is a member of our board of directors. All of the securities held by this selling securityholder are subject to the Lock-up Period and cannot be sold until September 29, 2020.

PLAN OF DISTRIBUTION

This prospectus supplement relates to the offering for resale by the selling securityholders of: (i) up to 44,325,325 shares of our common stock, (ii) up to $234,641,000 aggregate principal amount of the Notes, (iii) an indeterminate amount of PIK Notes and (iv) an indeterminate amount of our common stock issuable upon conversion of the Notes or the PIK Notes. We are not selling any securities under this prospectus supplement, and we will not receive the proceeds from the sales by the selling securityholders.

The selling securityholders may act independently of us in making decisions with respect to the timing, manner and size of each of their sales. The selling securityholders and certain of their successors, including certain transferees and assignees, donees and pledgees, may make sales of the securities included in this prospectus supplement from time to time through one or more methods specified herein or through a combination of any of such methods or any other method permitted by applicable law. Such offers and sales may be made directly to purchasers, through underwriters, to dealers, or through agents, on any stock exchange on which the securities are listed or otherwise at prices and under terms prevailing at the time of the sale, at prices related to the then-current market price, at fixed prices, at varying prices determined at the time of sale, at privately negotiated prices or any other method permitted by law. Such sales may be effected by a variety of methods, including the following:

•	in market transactions or on any national securities exchange or quotation service or over-the-counter market;

•	in transactions other than on such exchanges or services or in the over-the-counter market;

•	in privately negotiated transactions;

•	through one or more underwriters on a firm commitment or best-efforts basis, including through overnight underwritten offerings, block trades or bought deals;

•

through the writing or settlement of options or other hedging transactions (including the issuance by the selling securityholders of derivative securities), whether the options or such other derivative securities are listed on an options exchange or otherwise;

•	through the settlement of certain short sales;

•	through purchases by the broker-dealer as principal, and resale by the broker-dealer for its account;

•	via a block trade in which the broker-dealer may attempt to sell the securities as agent, but may resell all or a portion of the block as principal in order to facilitate the transaction;

•	in a public auction;

•	through transactions in which a broker-dealer may agree with the selling securityholders to sell a specified number of such securities at a stipulated price per security;

•	through transactions in which the broker-dealer as agent solicits purchasers and ordinary brokerage transactions by the broker-dealer as agent;

•	in an offering at other than a fixed price on or through the facilities of any stock exchange on which the securities are then listed or to or through a market maker other than on that stock exchange;

•	through a distribution of securities to the stockholders, limited partners, general partners or other equityholders of the selling securityholders;

•	through any combination of the foregoing; or

•	through any other method permitted by applicable law.

The selling securityholders may enter into derivative transactions with third parties or sell securities not covered by this prospectus supplement to third parties in privately negotiated transactions.

The selling securityholders may enter into hedging transactions with broker-dealers, who may in turn engage in short sales of the securities in the course of hedging the positions they assume. The selling securityholders also may sell securities short and deliver securities covered by this prospectus supplement to close out the short positions or loan or pledge securities to broker-dealers that in turn may sell such securities.

The selling securityholders may also directly make offers to sell some or all of the securities included in this prospectus supplement to, or solicit offers to purchase such securities from, purchasers from time to time.

If the selling securityholders use one or more underwriters in the sale, the underwriters will acquire the securities for their own account, and they may resell these securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices. The securities may be offered and sold to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more of such firms. In connection with those sales, underwriters may be deemed to have received compensation from the selling securityholders in the form of underwriting discounts or commissions and may also receive commissions from purchasers of the securities for which they may act as agents. Underwriters may resell the securities to or through dealers, and those dealers may receive compensation in the form of one or more discounts, concessions or commissions from the underwriters and commissions from purchasers for which they may act as agents.

From time to time, the selling securityholders may sell the securities included in this prospectus supplement to one or more dealers acting as principals. The dealers, which may be deemed to be “underwriters” as that term is defined in the Securities Act, may then resell the securities to purchasers.

The selling securityholders may designate broker-dealers as agents from time to time to solicit offers from purchasers to purchase the securities included in this prospectus supplement, or to sell such securities in ordinary brokerage transactions, on their behalf. Such broker-dealers may be deemed to be “underwriters” as that term is defined in the Securities Act in such offering.

The selling securityholders or their respective underwriters, broker-dealers, or agents may make sales of the securities that are deemed to be an at-the-market offering as defined in Rule 415 of the Securities Act, which includes sales of such securities made directly on or through any stock exchange on which the securities are listed, the existing trading market for the securities, or in the over-the-counter market or otherwise.

From time to time, one or more of the selling securityholders may pledge, hypothecate or grant a security interest in some or all of the securities owned by them. In the event of default, the pledgees, secured parties or persons to whom the securities have been hypothecated will, to the extent registration rights are transferable and are transferred upon foreclosure, be deemed to be selling securityholders under this prospectus supplement. The number of securities offered under this prospectus supplement by a given selling securityholder will decrease as and when such events occur. In addition, a selling securityholder may, from time to time, sell the securities short, and, in those instances, this prospectus supplement may be delivered in connection with the short sales, and the securities offered under this prospectus supplement may be used to cover short sales.

In addition to the transactions described above, the selling securityholders may sell the securities included in this prospectus supplement in compliance with available exemptions from the registration requirements under the Securities Act, rather than pursuant to this prospectus supplement. Among other things, the selling securityholders may resell all or a portion of the securities in open market transactions in reliance upon Rule 144 under the Securities Act, provided they meet the criteria and conform to the requirements of such Rule.

The selling securityholders may decide to sell all or a portion of the securities offered by them pursuant to this prospectus supplement or may decide not to sell any securities under this prospectus supplement. In addition, the selling securityholders may transfer, sell or dispose of the securities by other means not described in this prospectus supplement.

The selling securityholders and any other persons participating in the sale or distribution of the securities will be subject to applicable provisions of the Exchange Act and the rules and regulations thereunder, including Regulation M. Regulation M may limit the timing of purchases and sales of any of the securities by the selling securityholders and any other such persons. In addition, Regulation M may restrict the ability of any person engaged in the distribution of the securities to engage in market-making activities with respect to the securities being distributed for a period of up to five business days before the distribution. This may affect the marketability of the securities and the ability of any person or entity to engage in market-making activities with respect to the securities.

To the extent required, the securities to be sold, the names of the selling securityholders, the respective purchase prices and public offering prices, the names of any agents, dealers or underwriters and any applicable commissions or discounts with respect to a particular offering will be set forth in a prospectus supplement or, if appropriate, a post-effective amendment to the registration statement that includes this prospectus supplement.

We have agreed, subject to and upon the terms of the Registration Rights Agreement and the 2020 Registration Rights Agreement, to indemnify, in certain circumstances, the selling securityholders against certain liabilities to which they may become subject in connection with the sale of the securities included in this prospectus supplement, including liabilities arising under the Securities Act. Each of the selling securityholders has agreed to indemnify us in certain circumstances against certain liabilities to which we may become subject in connection with the sale of such securities, including liabilities arising under the Securities Act. We have also agreed that if the indemnification described above is held by a court or government agency of competent jurisdiction to be unavailable to any indemnified party or is insufficient to hold them harmless in respect of any losses, then each such indemnifying party, in lieu of indemnifying such indemnified party, shall contribute to the amount paid or payable by such indemnified party as a result of such loss in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of such indemnified party on the other in connection with the statements or omissions that resulted in such losses, as well as any other relevant equitable considerations, subject to certain limitations as described in the Registration Rights Agreement. We and the selling securityholders may agree to indemnify underwriters, dealers and agents who participate in the distribution of the securities included in this prospectus supplement against certain liabilities to which they may become subject in connection with the sale of such securities, including liabilities arising under the Securities Act.

Certain of the underwriters and their affiliates may engage in transactions with and may perform services for us or our affiliates in the ordinary course of business.

We have agreed to pay the expenses of the registration of the securities offered and sold by the selling securityholders under the registration statement of which this prospectus supplement forms a part, including, but not limited to, all registration and filing fees, fees and expenses of our counsel and accountants, and to reimburse the selling securityholders for any legal fees and expenses reasonably incurred in connection with defending against certain liabilities. The selling securityholders will pay any underwriting discounts and commissions applicable to the securities sold by the selling securityholders.

A prospectus and an accompanying prospectus supplement in electronic form may be made available on the websites maintained by the underwriters of a given offering. The underwriters may agree to allocate a number of securities for sale to their online brokerage account holders. Such allocations of securities for internet distributions will be made on the same basis as other allocations. In addition, securities may be sold by the underwriters to securities dealers who resell securities to online brokerage account holders.

To the extent required, this prospectus supplement may be amended or supplemented from time to time to describe a specific plan of distribution, and the place and time of delivery for the securities in respect of which this prospectus supplement is delivered will be set forth in any such prospectus supplement.

In connection with offerings of securities under the registration statement of which this prospectus supplement forms a part and in compliance with applicable law, underwriters, brokers or dealers may engage in transactions that stabilize or maintain the market price of the securities at levels above those that might otherwise prevail in the open market. Specifically, underwriters, brokers or dealers may over-allot in connection with offerings, creating a short position in the securities for their own accounts. For the purpose of covering a syndicate short position or stabilizing the price of the securities, the underwriters, brokers or dealers may place bids for the securities or effect purchases of the securities in the open market. Finally, the underwriters may impose a penalty whereby selling concessions allowed to syndicate members or other brokers or dealers for distribution of the securities in offerings may be reclaimed by the syndicate if the syndicate repurchases previously distributed securities in transactions to cover short positions, in stabilization transactions or otherwise. These activities may stabilize, maintain or otherwise affect the market price of the securities, which may be higher than the price that might otherwise prevail in the open market, and, if commenced, may be discontinued at any time. These transactions may be effected on or through any stock exchange on which the securities are listed, the existing trading market for the securities, or in the over-the-counter market or otherwise.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a summary of material U.S. federal income tax consequences of the ownership and disposition of our common stock (including the common stock into which the Notes may be converted) and the ownership, disposition, and conversion of the Notes. This summary deals only with common stock or Notes that are held as capital assets (within the meaning of Section 1221 of the U.S. Internal Revenue Code of 1986, as amended (the “Code”)).

This summary is based upon provisions of the Code, applicable U.S. Treasury regulations, rulings and other administrative pronouncements issued by the IRS, and judicial decisions, all as in effect on the date of this prospectus. These authorities may change or be subject to differing interpretations, perhaps retroactively, so as to result in U.S. federal income tax consequences different from those summarized below. We cannot assure you that a change in law or the interpretation thereof will not alter significantly the tax consequences that we describe in this summary.

This summary does not address all aspects of U.S. federal income taxation, does not address the potential application of the Medicare contribution tax on net investment income, and does not deal with foreign, state, local, alternative minimum, estate, gift or other tax considerations that may be relevant to you in light of your particular circumstances. In addition, this summary does not address the U.S. federal income tax consequences applicable to you if you are subject to special treatment under the U.S. federal income tax laws, including, without limitation:

•	certain former citizens or long-term residents of the U.S.;

•	partnerships or other pass-through entities (and investors therein);

•	“controlled foreign corporations”;

•	“passive foreign investment companies”;

•	corporations that accumulate earnings to avoid U.S. federal income tax;

•	banks, financial institutions, tax equity funds, insurance companies, brokers, dealers or traders in securities;

•	tax-exempt organizations and governmental organizations;

•	tax-qualified retirement plans;

•	persons who hold or receive our common stock pursuant to the exercise of any employee stock option or otherwise as compensation;

•

except to the extent specifically set forth below, persons that own, or have owned, actually or constructively, more than 5% of our common stock or Notes or that own, or have owned, actually or constructively, Notes with an aggregate value as of the latest date any such Notes were acquired that is greater than 5% of the aggregate value of our common stock as of such date);

•	persons required for U.S. federal income tax purposes to conform the timing of income accruals to their financial statements;

•	U.S. holders (as defined below) whose functional currency is not the U.S. dollar;

•	persons who have elected to mark securities to market; and

•	persons holding our common stock or Notes as part of a hedging or conversion transaction or straddle, or a constructive sale, or other risk reduction strategy or integrated investment.

If any entity or arrangement treated as a partnership for U.S. federal income tax purposes holds our common stock or Notes, the tax treatment of a partner in that partnership will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership investing in our common stock or Notes, you should consult your tax advisors.

We have not and will not seek any rulings from the IRS regarding the matters described below. No assurance can be given that the IRS would not assert, or that a court would not sustain, a position contrary to any of the tax consequences described below.

If you are considering the purchase of our common stock or Notes, you should consult your own tax advisors concerning the particular U.S. federal income, estate and other tax consequences to you of the ownership, conversion, and disposition of the common stock or Notes, as applicable, as well as the consequences to you arising under the laws of any other applicable taxing jurisdiction or under any applicable tax treaty in light of your particular circumstances.

As used herein, a “U.S. holder” means a beneficial owner of our common stock or Notes that is for U.S. federal income tax purposes any of the following:

•	an individual who is a citizen or resident of the U.S.;

•	a corporation (or any other entity treated as a corporation for U.S. federal income tax purposes) created or organized in or under the laws of the U.S., any state thereof or the District of Columbia;

•	an estate the income of which is subject to U.S. federal income taxation regardless of its source; or

•

a trust if it: (i) is subject to the primary supervision of a court within the U.S. and one or more U.S. persons have the authority to control all substantial decisions of the trust; or (ii) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

A “non-U.S. holder” is a beneficial owner (other than a partnership or any entity or arrangement treated as a partnership for U.S. federal income tax purposes) of common stock or Notes that is not a U.S. holder.

Consequences for U.S Holders

Interest on the Notes

A U.S. holder will be required to recognize as ordinary income any qualified stated interest paid or accrued on the Notes, in accordance with such holder’s regular method of tax accounting.

The Notes are treated as issued with original issue discount (“OID”) for U.S. federal income tax purposes. The OID on a Note is equal to the difference between the “stated redemption price at maturity” of the Note and its “issue price.”

The stated redemption price at maturity of a Note is the sum of all payments to be made under the Note other than payments of “qualified stated interest.” Qualified stated interest is generally interest that is unconditionally payable in cash or property, other than debt instruments of the issuer, at fixed intervals of one year or less during the entire term of the instrument at a single fixed rate or qualified variable rates. The 2.50% per annum interest on the Notes that is payable in cash or by issuing a PIK Note Payment will not constitute qualified stated interest, and as a result, will be included in the stated redemption price at maturity of the Notes.

The “issue price” of the Notes is the first price at which a substantial amount of the Notes is sold other than to bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers. The issue price of the Notes is significantly less than the stated redemption price at maturity. Accordingly, the Notes were issued with a significant amount of OID.

Subject to the exceptions described under “Acquisition Premium and Amortizable Bond Premium” below, a U.S. holder will be required to accrue and include OID in income as ordinary income using a constant yield method, in advance of the receipt of the cash payment attributable to the OID, regardless of the U.S. holder’s regular method of accounting for U.S. federal income tax purposes. The amount of OID that a U.S. holder must include in income for each taxable year is the sum of the daily portions of OID that accrue on the Notes held by the U.S. holder for each day of the taxable year during which the U.S. holder holds the Notes. The daily portion of OID is determined by allocating to each day of an accrual period (generally, the period between interest payment dates or compounding dates) a pro rata portion of the OID allocable to such accrual period. The amount of OID allocable to an accrual period is the product of the “adjusted issue price” of the Notes at the beginning of the accrual period multiplied by the yield to maturity of the Notes (adjusted to reflect the length of the accrual period), reduced by the amount of any qualified stated interest allocable to such accrual period. The adjusted issue price of the Notes at the beginning of an accrual period generally will equal their issue price, increased by the aggregate amount of OID that has accrued on the Notes in all prior accrual periods and decreased by the amount of any payments previously made on such Notes that were not qualified stated interest payments. U.S. holders should consult their own tax advisors concerning the consequences of, and accrual of, OID on the Notes. U.S. holders should also consult their own tax advisors with respect to the treatment of PIK Note Payments for U.S. federal income tax purposes.

Market Discount on the Notes

If a U.S. holder purchases a Note at a price that is less than its adjusted issue price as of the purchase date, the amount of such difference is treated as “market discount” for U.S. federal income tax purposes, unless such difference is less than a statutory de minimis amount. Market discount accrues in addition to OID. However, in contrast to OID, a U.S. holder generally is not required to include market discount in income periodically over the term of the Notes before receipt of the cash or other payment attributable to such income. Instead, upon the sale, exchange or other taxable disposition of a Note (including upon a taxable conversion of the Note), any gain recognized is required to be treated as ordinary income to the extent of the accrued market discount that has not previously been included in income.

If a U.S. holder disposes of a Note that has accrued market discount in a nonrecognition transaction in which the U.S. holder receives property the basis of which is determined in whole or in part by reference to the basis of the Note, the accrued market discount that has not previously been included in income generally is includible in income at the time of such transaction only to the extent of the gain recognized. To the extent not included in income at the time of the nonrecognition transaction, the accrued market discount attaches to the property received and is recognized as ordinary income upon the taxable disposition of such property.

In general, the amount of market discount that has accrued is determined on a ratable basis, by allocating an equal amount of market discount to each day of every accrual period. A U.S. holder may, however, elect to determine the amount of accrued market discount allocable to any accrual period under the constant yield method. Any such election applies on a Note-by-Note basis and is irrevocable.

A U.S. holder also may elect to include market discount in income currently as it accrues. Any such election applies to all debt instruments acquired by the U.S. holder on or after the first day of the first taxable year to which the election applies, and is irrevocable without the consent of the IRS. If such an election is made, the U.S. Holder’s tax basis in the Notes will be increased by the amount of market discount included in income. Unless a U.S. holder makes such an election, a U.S. holder may not be allowed to deduct on a current basis a portion of the interest expense on any indebtedness incurred or continued to purchase or carry Notes with market discount.

The market discount rules are complex, and U.S. holders should consult their own tax advisors regarding the application of these rules to their investment in the Notes and the election to include market discount in income on a current basis.

Generally, upon conversion of a Note acquired at a market discount into shares of our common stock, any market discount not previously included in income (including as a result of the conversion) will carry over to the common shares received in exchange for the Note. Any such market discount that is carried over to such shares of common stock will be taxable as ordinary income upon the sale or other taxable disposition of such shares of common stock (including a deemed sale or disposition of a fractional share of common stock pursuant to a conversion). U.S. holders holding Notes acquired with a market discount should consult their own tax advisors as to the particular tax considerations to them of the application of the market discount rules following a conversion of Notes.

Acquisition Premium and Amortizable Bond Premium on the Notes

If a U.S. holder purchases a Note at a price that exceeds its adjusted issue price (as defined above in “—Consequences for U.S. Holders—Interest on the Notes”) as of the purchase date, then the amount of such excess, referred to as “acquisition premium” for U.S. federal income tax purposes, would reduce the amount of OID that the U.S. holder would be required to include in income to the extent of such excess.

If a U.S. Holder purchases a Note at a price that exceeds the stated redemption price at maturity (as defined above in “—Consequences for U.S. Holders—Interest on the Notes”) of the Note, the amount of such excess is referred to as “bond premium” for U.S. federal income tax purposes. For purposes of determining the amount of any amortizable bond premium on a Note, the purchase price for the Note is reduced by the amount of the portion of the purchase price attributable to the Note’s conversion feature. A U.S. holder of a Note with bond premium would not be required to include any OID in income and may elect to amortize the bond premium against qualified stated interest payable on the Note. If a U.S. holder elects to amortize bond premium, the amount of bond premium allocable to each period will be based on a constant yield to maturity over the period the Note is held. The amount of the amortized bond premium would reduce the U.S. holder’s tax basis in the Note by such amount. Any such election applies to all fully taxable bonds held by the U.S. holder at the beginning of the first taxable year to which the election applies, and to all fully taxable bonds acquired thereafter, and is irrevocable without the consent of the IRS. If the election is not made, a U.S. holder must include in income the full amount of any qualified stated interest as it accrues or is paid, and bond premium will not be taken into account until principal payments are received on the Note or until the sale or other taxable disposition of the Note.

The acquisition premium and bond premium rules are complex, and U.S. holders should consult their own tax advisors regarding the application of these rules to their investment in the Notes. U.S. holders holding Notes acquired with acquisition premium or bond premium should consult their own tax advisors as to the particular tax considerations to them following a conversion of Notes.

Additional Payments on the Notes

In certain circumstances, we may be obligated to make certain payments on the Notes in excess of stated principal and interest. See “Description of the Convertible Senior Notes—Conversion Rights,” “—Repurchase at the Option of Holders—On or After September 23, 2024,” “—Repurchase at the Option of Holders—Change of Control,” “—Repurchase at the Option of Holders—Asset Sales,” “—Events of Default,” and “—Registration Rights.”

We intend to take the position that payment of any additional amounts described in “—Repurchase at the Option of Holders—On or After September 23, 2024” should not cause the Notes to be treated as contingent payment debt instruments (as described in the following paragraph) because such amounts are payments made on the Notes under an alternative payment schedule within the meaning of the applicable U.S. Treasury regulations. We intend to take the position that the payment of additional amounts described in “Description of the Convertible Senior Notes—Conversion Rights” should not cause the Notes to be treated as contingent payment debt instruments because we believe that the potential conversion consideration will be disregarded for this purpose. We also intend to take the position that the remainder of the contingencies described in the preceding paragraph should not cause the Notes to be treated as contingent payment debt instruments because we believe there is only a remote possibility that we will be obligated to make any other contingent payments on the Notes and/or that the aggregate amount of any such other contingent payments will be insignificant relative to the aggregate amount of all other payments on the Notes. Assuming these positions are respected, the Notes would not be contingent payment debt instruments and a U.S. holder would be required to include in income the amount of any such additional payments at the time such payments are received or accrued in accordance with such U.S. holder’s method of accounting for U.S. federal income tax purposes. Our position with respect to the additional amounts described in “—Repurchase at the Option of Holders—Change of Control,” “—Repurchase at the Option of Holders—Asset Sales,” “—Events of Default,” and “—Registration Rights” is binding on a holder, unless the holder discloses in the proper manner to the IRS that it is taking a different position.

If the IRS successfully challenges these positions, and the Notes are treated as contingent payment debt instruments, U.S. holders could be required to accrue interest income at a rate higher than their yield to maturity and to treat as ordinary income, rather than as capital gain, any gain recognized on a sale, redemption, retirement, exchange or other taxable disposition of a Note (including all gain recognized upon conversion, even if the U.S. holder receives shares of our common stock). This discussion assumes that the Notes will not be considered contingent payment debt instruments. U.S. holders should consult their own tax advisors regarding the potential application to the Notes of the contingent payment debt instrument rules and the consequences thereof.

Sale or Other Taxable Disposition of Notes

Except as provided below under “—Conversion of Notes,” upon the sale, redemption, retirement, exchange or other taxable disposition (each a “disposition”) of Notes, a U.S. holder generally will recognize taxable gain or loss equal to the difference, if any, between:

•

the amount realized by the U.S. holder on the disposition (less accrued but unpaid interest which will be treated as payment of interest and included as ordinary income in accordance with such holder’s usual method of accounting for U.S. federal income tax purposes); and

•

the U.S. holder’s tax basis in such Notes, which generally will be their cost, increased by the amount of OID on the Notes previously included in income (and subject to certain other adjustments, including as discussed above under “—Market Discount” and “—Acquisition Premium and Amortizable Bond Premium” and below under “—Deemed Distributions”).

Subject to the discussion above of market discount, gain or loss recognized on a disposition generally will be capital gain or loss. This capital gain or loss will be long-term capital gain or loss if, at the time of the disposition, the U.S. holder has held the Notes for more than one year. There are limitations on the deductibility of capital losses. In the case of certain non-corporate U.S. holders (including individuals), long-term capital gains are generally subject to a reduced rate of U.S. federal income tax.

Conversion of Notes

If a holder presents a Note for conversion, the holder may receive solely cash, solely common stock (except for cash in lieu of any fractional share), or a combination of cash and common stock in exchange for the Note depending upon our chosen settlement method.

If a U.S. holder receives solely cash in exchange for a Note upon conversion, the U.S. holder’s gain or loss will be determined in the same manner as if the U.S. holder disposed of the Note in a taxable disposition (as described above under “—Consequences for U.S. Holders—Sale or Other Taxable Disposition of Notes”).

If a U.S. holder receives solely common stock (except for cash in lieu of any fractional share) in exchange for a Note upon conversion, the U.S. holder generally will not include any amounts in income or recognize gain or loss upon the conversion except to the extent of (i) common stock received with respect to accrued but unpaid interest that was not previously included in income (which will be taxed as payment of interest and included as ordinary income in accordance with such holder’s usual method of accounting for U.S. federal income tax purposes) and (ii) cash received in lieu of a fractional share. The amount of gain or loss a U.S. holder will recognize on the receipt of cash in lieu of a fractional share will be equal to the difference between the amount of cash the U.S. holder receives in respect of the fractional share and the portion of the U.S. holder’s adjusted tax basis in the Note that is allocable to the fractional share. Subject to the discussion above of market discount, any such gain or loss generally would be capital gain or loss and would be long-term capital gain or loss if, at the time of the conversion, the Note has been held for more than one year. The tax basis of shares of common stock received upon a conversion (other than shares attributable to accrued but unpaid interest, the tax basis of which will equal the amount of such accrued interest included in income) will equal the adjusted tax basis of the Note that was converted (excluding the portion of the adjusted tax basis that is allocable to any fractional share). The U.S. holder’s holding period for the shares of common stock will include the period during which the U.S. holder held the Note, except that the holding period of any shares received with respect to accrued interest will commence on the day after the date of receipt.

The tax treatment of the conversion of a Note into a combination of cash and common stock is uncertain and subject to different characterizations that could result in different tax consequences. Such a conversion could alternatively be treated as (i) a fully taxable disposition of the Note (in which case the U.S. holder’s gain or loss will be determined in the same manner as described above under “—Consequences for U.S. Holders—Sale or Other Taxable Disposition of Notes”), (ii) an exchange pursuant to a recapitalization of our capital structure (as described below), or (iii) a partial taxable disposition and partial stock conversion of the Note (as described below).

Treatment as a Recapitalization. The conversion of a Note into a combination of cash and common stock could be treated as an exchange pursuant to a recapitalization of our capital structure if the Notes are treated as “securities” for U.S. federal income tax purposes and certain other requirements are met. We intend to take the position that the Notes are not “securities” for U.S. federal income tax purposes such that a conversion of a Note into a combination of cash and common stock would not be treated as an exchange pursuant to a recapitalization.

However, if such a conversion were treated as an exchange pursuant to a recapitalization, then gain, but not loss, would be recognized by a U.S. holder equal to the excess of the fair market value of our common stock and cash received (other than amounts attributable to accrued but unpaid interest, which will be treated as payment of interest) over the U.S. holder’s adjusted tax basis in the Note, but in no event would the gain recognized exceed the amount of cash received (excluding any cash received in lieu of a fractional share or attributable to accrued but unpaid interest). The amount of gain or loss recognized on the receipt of cash in lieu of a fractional share would be equal to the difference between the amount of cash received and the portion of the U.S. holder’s tax basis in our common stock received that is allocable to the fractional share, as described in the following paragraph. Subject to the discussion above of market discount, any gain recognized, or gain or loss recognized with respect to cash received in lieu of a fractional share, would be capital gain or loss and would be long-term capital gain or loss if, at the time of the conversion, the Note has been held for more than one year.

A U.S. holder’s tax basis in our common stock received upon such a conversion (including any fractional share deemed to be received by the U.S. holder, but excluding any common stock attributable to accrued but unpaid interest, the tax basis of which would equal its fair market value) would equal the adjusted tax basis of the Note that was converted, reduced by the amount of any cash received (excluding cash received in lieu of a fractional share or attributable to accrued but unpaid interest at the time of receipt), and increased by the amount of gain, if any, recognized (other than gain recognized in respect of any cash received with respect to a fractional share). A U.S. holder’s holding period for common stock received would include the period during which the U.S. holder held the Note, except that the holding period of any common stock received with respect to accrued but unpaid interest would commence on the day after such common stock is received.

Treatment as Partial Taxable Disposition and Partial Stock Conversion. The conversion of a Note into a combination of cash and common stock could be treated as the taxable disposition of a portion of the Note and taxed in the manner described above under “—Consequences for U.S. Holders—Sale or Other Taxable Disposition of Notes,” in which case our common stock received by a U.S. holder on such a conversion would be treated as received upon a conversion of the other portion of the Note, which generally would not be taxable to a U.S. holder except to the extent of any common stock received with respect to accrued but unpaid interest and cash in lieu of a fractional share received on such conversion. In such case, the U.S. holder’s adjusted tax basis in the Note would be allocated between the portion of the Note that is treated as converted into our common stock (including any fractional share deemed to be received by the U.S. holder) and the portion of the Note that is treated as sold for cash pro rata based on the fair market value of the common stock and the cash. The holding period for our common stock received in the conversion would include the holding period for the Note, except that the holding period of any common stock received with respect to accrued but unpaid interest would commence on the day after such common stock is received.

U.S. holders should consult their own tax advisors regarding the U.S. federal income tax consequences of the receipt of both cash and common stock upon conversion of a Note.

Possible Effect of a Change in Conversion Consideration

In certain situations, the Notes may become convertible into property other than our common stock, including shares of an acquiror. See “Description of the Convertible Senior Notes—Conversion Rights—Recapitalizations, Reclassifications and Changes of Our Common Stock.” Depending on the circumstances, such an adjustment could result in a deemed taxable exchange of the Notes by a U.S. holder for modified Notes, and the modified Notes could be treated as newly issued at that time, resulting in the recognition of taxable gain or loss. In addition, a conversion of the Notes into such property could be a taxable event (regardless of the chosen settlement method). U.S. holders should consult their own tax advisors regarding the U.S. federal income tax consequences of such a conversion.

Deemed Distributions on Notes

The conversion rate of the Notes will be adjusted in certain circumstances. See “Description of the Convertible Senior Notes—Conversion Rights—Conversion Rate Adjustments.” Adjustments (or failures to make adjustments) that have the effect of increasing the proportionate interest of a holder of a Note in our assets or earnings may in some circumstances result in a deemed distribution to the holder for U.S. federal income tax purposes even though no cash or property is received by the holder. Adjustments to the conversion rate made pursuant to a bona fide reasonable adjustment formula that has the effect of preventing the dilution of the interest of the holders of the Notes, however, will generally not be considered to result in a deemed distribution to a holder. Certain of the possible conversion rate adjustments provided in the Notes (including, without limitation, adjustments with respect to taxable dividends to holders of our common stock) will not qualify as being pursuant to a bona fide reasonable adjustment formula. If such adjustments are made, a holder may be deemed to have received a distribution even though the holder has not received any cash or property as a result of such adjustments.

Any deemed distributions will be taxable to a U.S. holder as a dividend, return of capital, or capital gain as described in “—Consequences for U.S. Holders—Distributions” below. U.S. holders should consult with their own tax advisors as to the U.S. federal income tax considerations to them of any adjustments (or failures to make adjustments) to the conversion rate of the Notes and of deemed distributions. Generally, a U.S. holder’s adjusted tax basis in a Note will be increased to the extent any such deemed distribution is treated as a dividend.

We are currently required to report the amount of any deemed distributions on our website or to the IRS and to holders of Notes not exempt from reporting. The IRS has issued proposed regulations addressing the amount and timing of deemed distributions, obligations of withholding agents and filing and notice obligations of issuers. If adopted as proposed, the regulations would generally provide that (i) the amount of a deemed distribution is the excess of the fair market value of the right to acquire stock immediately after the conversion rate adjustment over the fair market value of the right to acquire stock without the adjustment (determined at the same time), (ii) the deemed distribution occurs at the earlier of the date the adjustment occurs under the terms of the note and the date of the actual amount of any distribution that gives rise to the deemed distribution, and (iii) we are required to report such deemed distributions on our website or to the IRS and to all holders of notes (including holders of notes that would otherwise be exempt from reporting). If adopted as proposed, the final regulations will be effective for deemed distributions occurring on or after the date of adoption, but holders of notes and withholding agents may rely on them prior to that date under certain circumstances.

Distributions on Common Stock

We have not made any distributions on our common stock, and we do not plan to make any distributions on our common stock for the foreseeable future. However, if we do make distributions on our common stock, those distributions (including, for purposes of this paragraph, any deemed distributions described above in “—Consequences for U.S. Holders—Deemed Distributions”) will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Dividends received by a corporation may be eligible for a dividends-received deduction, subject to applicable limitations. Dividends received by certain noncorporate U.S. holders (including individuals) are generally taxed at lower applicable long-term capital gains rates, provided certain holding period requirements are satisfied. Distributions in excess of our current and accumulated earnings and profits will be treated as a return of capital to the extent of the U.S. holder’s tax basis in our common stock and thereafter as capital gain from the sale or exchange of such common stock.

Sale or Other Taxable Disposition of Common Stock

Upon the sale, exchange or other taxable disposition of our common stock, a U.S. holder of such common stock generally will recognize gain or loss equal to the difference between the amount realized and the U.S. holder’s adjusted tax basis in the common stock. Subject to the discussion above of market discount, any such gain or loss will be capital gain or loss. Such capital gain or loss will be long-term capital gain or loss if the U.S. holder’s holding period in the common stock at the time of the sale, exchange or other taxable disposition of the common stock is more than one year. See “—Consequences for U.S. Holders—Conversion of Notes” for the applicable rules for determining a U.S. holder’s holding period in our common stock received upon conversion of a Note. Long-term capital gains recognized by certain non-corporate U.S. holders (including individuals) are generally subject to a reduced rate of U.S. federal income tax. The deductibility of capital losses is subject to limitations.

Consequences for Non-U.S Holders

Interest on the Notes

Subject to the discussion below of backup withholding and FATCA (as defined below), U.S. federal withholding tax will not be applied to any payment of interest (which shall, for purposes of the discussion below, include OID) on a Note to a non-U.S. holder provided that:

•	the non-U.S. holder is not engaged in a trade or business in the United States;

•	the interest is not received by a bank on an extension of credit made pursuant to a loan agreement entered into in the ordinary course of its trade or business;

•	the non-U.S. holder does not actually or constructively own 10% or more of the total combined voting power of all classes of our stock that are entitled to vote;

•	the non-U.S. holder is not a controlled foreign corporation that is related to us (actually or constructively) through stock ownership; and

•	the non-U.S. holder provides its name and address, and certifies, under penalties of perjury, that it is not a U.S. person (which certification may be made on a properly completed IRS Form W-8BEN or

W-8BEN-E (or other applicable or successor form)) or the non-U.S. holder holds the Notes through certain foreign intermediaries and the non-U.S. holder and the foreign intermediaries satisfy the certification requirements of applicable Treasury regulations.

If a non-U.S. holder cannot satisfy the requirements described above, payments of interest will be subject to a 30% U.S. federal withholding tax, unless the non-U.S. holder provides the applicable withholding agent with a properly completed and executed (i) IRS Form W-8BEN or W-8BEN-E (or other applicable or successor form) claiming an exemption from or reduction in withholding under an applicable income tax treaty or (ii) IRS Form W-8ECI (or other applicable or successor form) stating that interest paid on the Notes is not subject to withholding tax because it is effectively connected with the non-U.S. holder’s conduct of a trade or business in the United States.

If the non-U.S. holder holds the Notes through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation described above to the agent, which then will be required to provide certification to us or our paying agent, either directly or through other intermediaries.

If interest on a Note is effectively connected with the conduct of a trade or business by a non-U.S. Holder within the U.S. (and, where required by an applicable income tax treaty, is attributable to a permanent establishment maintained by the non-U.S. holder in the U.S.), then the non-U.S. holder will be subject to U.S. federal income tax on that interest on a net income basis generally in the same manner as if the non-U.S. holder were a U.S. person as defined under the Code (even though the non-U.S. holder will be exempt from the 30% withholding tax provided the certification requirements discussed above are satisfied). A corporate non-U.S. holder may be subject to an additional “branch profits tax” at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty) on its effectively connected earnings and profits attributable to such interest

Distributions and Deemed Distributions

We have not made any distributions on our common stock and we do not plan to make any distributions on our common stock for the foreseeable future. However, if we do make distributions on our common stock, those distributions (including, for purposes of the discussion in this “—Consequences for Non-U.S. Holders—Distributions and Deemed Distributions,” any deemed distributions described above in “—Consequences for U.S. Holders—Deemed Distributions”) will constitute dividends for U.S. federal income tax purposes to the extent paid from our current or accumulated earnings and profits, as determined under U.S. federal income tax principles.

To the extent a distribution exceeds our current and accumulated earnings and profits, such distribution will reduce the non-U.S. holder’s adjusted tax basis in its common stock (but not below zero) and thereafter will be treated as gain from the sale of the common stock (the tax treatment of which is generally described below under “—Consequences for Non-U.S. Holders—Sale or Other Taxable Disposition of Notes or Common Stock”).

Subject to the discussions below regarding effectively connected income, backup withholding and FATCA, the gross amount of dividends paid to a non-U.S. holder generally will be subject to withholding of U.S. federal income tax at a 30% rate, or such lower rate as may be specified by an applicable income tax treaty. A non-U.S. holder that wishes to claim the benefit of an applicable income tax treaty for dividends will be required to provide the applicable withholding agent with a valid IRS Form W-8BEN-E or IRS Form W-8BEN (or other applicable or successor form) and certify under penalties of perjury that such holder is not a U.S. person as defined under the Code and is eligible for treaty benefits. This certification must be provided to the applicable withholding agent prior to the payment of dividends (or the deemed payment of dividends, as discussed above under “—Consequences for U.S. Holders—Deemed Distributions”) and may be required to be updated periodically. If the non-U.S. holder holds the common stock through a financial institution or other agent acting on the non-U.S. holder’s behalf, the non-U.S. holder will be required to provide appropriate documentation to the agent, which then will be required to provide certification to us or our paying agent, either directly or through other intermediaries.

It is possible that a distribution made to a non-U.S. holder may be subject to overwithholding because, for example, at the time of the distribution, we or the relevant withholding agent may not be able to determine how much of the distribution constitutes dividends or the proper documentation establishing the benefits of any applicable treaty has not been properly supplied. If there is any overwithholding on distributions made to a non-U.S. holder, such non-U.S. holder may obtain a refund of the overwithheld amount by timely filing an appropriate claim for refund with the IRS. Non-U.S. holders should consult their own tax advisors regarding the applicable withholding tax rules and the possibility of obtaining a refund of any overwithheld amounts.

Dividends that are effectively connected with the conduct of a trade or business by the non-U.S. holder within the U.S. (and, where required by an applicable income tax treaty, are attributable to a permanent establishment maintained by the non-U.S. holder in the U.S.) generally are not subject to the withholding tax. To claim the exemption from withholding tax, the non-U.S. holder must generally furnish a valid IRS Form W-8ECI (or applicable successor form) to the applicable withholding agent. Such dividends are generally subject to U.S. federal income tax on a net income basis in the same manner as if the non-U.S. holder were a U.S. person as defined under the Code. A corporate non-U.S. holder may be subject to an additional branch profits tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty) on its effectively connected earnings and profits attributable to such dividends.

Sale or Other Taxable Disposition of Notes or Common Stock

Subject to the discussions below regarding backup withholding and FATCA, any gain realized by a non-U.S. holder on the disposition of our common stock or Notes or upon the conversion of a Note (please see “—Consequences for U.S. Holders—Conversion of Notes” for a discussion of the gain realized upon such a conversion) into cash or into a combination of cash and stock (other than any amount representing accrued but unpaid interest on the Notes) generally will not be subject to U.S. federal income tax unless:

•

the gain is effectively connected with a trade or business of the non-U.S. holder in the U.S. (and, where required by an applicable income tax treaty, the gain is attributable to a permanent establishment maintained by the non-U.S. holder in the U.S.);

•	the non-U.S. holder is an individual who is present in the U.S. for 183 days or more in the taxable year of that disposition and certain other conditions are met; or

•

subject to certain exceptions (described below), we are or have been a “United States real property holding corporation” (a “USRPHC”) for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of the disposition of our common stock or Notes or the period that the non-U.S. holder held our common stock or Notes, as the case may be.

Gain described in the first or third bullet point above will be subject to U.S. federal income tax on a net income basis at the same graduated rates generally applicable to U.S. persons unless an applicable tax treaty provides otherwise. A corporate non-U.S. holder may be subject to an additional branch profits tax at a 30% rate (or such lower rate as may be specified by an applicable income tax treaty) on its effectively connected earnings and profits attributable to such gain, as adjusted for certain items.

In the case of a non-U.S. holder described in the second bullet point above, except as otherwise provided by an applicable income tax treaty, any gain, which may be offset by certain U.S. source capital losses provided that the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses, will be subject to a 30% tax even though the individual is not considered a resident of the U.S. under the Code.

With respect to the third bullet point above, generally a corporation is a USRPHC if the fair market value of its U.S. real property interests equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and its other assets used or held for use in a trade or business. We believe that we are not currently and will not become a USRPHC and the remainder of this discussion so assumes. However, there can be no assurance that we are not now or will not become a USRPHC in the future. Even if we are or become a USRPHC, however, as long as our common stock is “regularly traded on an established securities market,” a non-U.S. holder will be taxable on gain recognized on the disposition of the Notes or our common stock as a result of our status as a USRPHC only if (i) in the case of gain recognized with respect to Notes (including the conversion of Notes), the non-U.S. holder either (a) actually or constructively owns, or owned at any time during the five-year period ending on the date of the disposition or, if shorter, the non-U.S. holder’s holding period for the Notes, more than 5% of the Notes, if the Notes are regularly traded on an established securities market, or (b) actually or constructively owns Notes with an aggregate value as of the latest date any such Notes were acquired that is greater than 5% of the aggregate value of our common stock as of such date, if the Notes are not regularly traded on an established securities market, or (ii) in the case of gain recognized with respect to our common stock, the non-U.S. holder actually or constructively owns, or owned at any time during the five-year period ending on the date of the disposition or, if shorter, the non-U.S. holder’s holding period for the common stock, more than 5% of our common stock.

Any amounts (including common stock) that a non-U.S. holder receives on a disposition of a Note that are attributable to accrued but unpaid interest will be subject to U.S. federal income tax in accordance with the rules described above under “—Consequences for Non-U.S. Holders—Interest on the Notes.”

Non-U.S. holders should consult their tax advisors with respect to the application of the foregoing rules to their ownership and disposition of the Notes (including conversion of the Notes) and our common stock.

Information Reporting and Backup Withholding

U.S. Holders. Information reporting requirements generally will apply to payments of interest on the Notes (including any additional amounts), dividends (including deemed distributions treated as dividends) and the proceeds of a disposition of a Note or common stock paid to a U.S. holder unless the U.S. holder is an exempt recipient and, if requested, certifies as to that status. Backup withholding generally will apply if the U.S. holder fails to provide an appropriate certification with its correct taxpayer identification number or certification of exempt status. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a U.S. holder’s U.S. federal income tax liability provided the required information is timely furnished to the IRS.

Non-U.S. Holders. Generally, we must report annually to the IRS and to a non-U.S. holder the amount of interest on the Notes (including any additional amounts) and any dividends (including deemed distributions treated as dividends) and the amount of tax, if any, withheld with respect to such interest and dividends. The IRS may make this information available to the tax authorities in the country in which the non-U.S. holder is a resident, under the terms of an income tax treaty or tax information exchange agreement.

Payments of interest and dividends (including deemed distributions treated as dividends) to a non-U.S. holder generally will not be subject to backup withholding if the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN-E, IRS Form W-8BEN or another appropriate version of IRS Form W-8, provided that the withholding agent does not have actual knowledge, or reason to know, that the beneficial owner is a U.S. person that is not an exempt recipient.

Payments of the proceeds from a sale or other disposition by a non-U.S. holder of our common stock or Notes effected by or through a U.S. office of a broker generally will be subject to information reporting and backup withholding (currently at a 24% rate) unless the non-U.S. holder establishes an exemption by properly certifying its non-U.S. status on an IRS Form W-8BEN-E, IRS Form W-8BEN or another appropriate version of IRS Form W-8 and certain other conditions are met or the non-U.S. holder otherwise establishes an exemption. Information reporting and backup withholding generally will not apply to any payment of the proceeds from a sale or other disposition of our common stock or Notes effected outside the U.S. by a foreign office of a broker. However, unless such broker has documentary evidence in its records that the holder is a non-U.S. holder and certain other conditions are met, or the non-U.S. holder otherwise establishes an exemption, information reporting will apply to a payment of the proceeds of the disposition of our common stock or Notes effected outside the U.S. by such a broker if it has certain relationships within the U.S.

Backup withholding is not an additional tax. Any amounts withheld under the backup withholding rules may be allowed as a refund or a credit against a non-U.S. holder’s U.S. federal income tax liability, provided the required information is timely furnished by the non-U.S. holder to the IRS.

FATCA

The Foreign Account Tax Compliance Act and the rules and regulations promulgated thereunder, or collectively, FATCA, generally impose U.S. federal withholding tax at a rate of 30% on interest and deemed dividends with respect to, and the gross proceeds from the sale or other disposition of, the Notes, and dividends on and the gross proceeds from a sale or other disposition of our common stock paid to a “foreign financial institution” (as specially defined under these rules), unless otherwise provided by the Treasury Secretary or such institution enters into an agreement with the U.S. government to withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners) or otherwise establishes that an exemption to such rule applies. FATCA also generally imposes a U.S. federal withholding tax of 30% on such amounts paid or deemed paid to a “non-financial foreign entity” (as specially defined for purposes of these rules) unless otherwise provided by the Treasury Secretary or such entity provides the withholding agent with a certification identifying certain substantial direct and indirect U.S. owners of the entity, certifies that there are none or otherwise establishes and certifies that an exemption to such rule applies. The Treasury Secretary has issued proposed regulations providing that the withholding provisions under FATCA do not apply with respect to the gross proceeds from a sale or other disposition of our common stock or Notes, which may be relied upon by taxpayers until final regulations are issued. An intergovernmental agreement between the U.S. and a holder’s country of tax residence may modify the requirements described in this paragraph. Holders should consult their own tax advisors regarding the possible implications of FATCA on their investment in our common stock or Notes.

LEGAL MATTERS

The validity of the securities offered by this prospectus and certain other legal matters will be passed upon for us by Baker Botts L.L.P., Houston, Texas. If certain legal matters in connection with an offering of the securities made by this prospectus supplement are passed on by counsel for the underwriters or the selling securityholders of such offering, that counsel will be named in a prospectus supplement related to that offering.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

PROSPECTUS

SUNNOVA ENERGY INTERNATIONAL INC.

Common Stock

Preferred Stock

Debt Securities

Rights

Warrants

Depositary Shares

Purchase Contracts

Purchase Units

Units

We may offer and sell from time to time, together or separately, in one or more offerings, any combination of the securities listed above (collectively, the “securities”). The securities we may offer may be convertible into or exercisable or exchangeable for other securities.

In addition, the selling securityholders named in any supplement to this prospectus (the “selling securityholders”) may offer and sell any combination of the securities.

We and/or the selling securityholders may offer and sell these securities to or through one or more underwriters, dealers and agents, or directly to one or more purchasers, on a continuous or delayed basis.

This prospectus provides you with a general description of these securities and the general manner in which we or the selling securityholders will offer and sell the securities. Each time we or the selling securityholders offer and sell securities under this prospectus, we or the selling securityholders will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities being offered. A prospectus supplement also may add, update or change information contained in this prospectus. You should carefully read this prospectus and any accompanying prospectus supplement before you invest in any of our securities. You should also read the documents we have referred you to in the “Where You Can Find More Information” section of this prospectus for information about us, including our financial statements.

We will not receive any proceeds from the sales by the selling securityholders of our securities. For a more detailed discussion about the selling securityholders, please read “Selling Securityholders.”

Our common stock trades on the New York Stock Exchange (the “NYSE”) under the symbol “NOVA.”

Investing in our securities involves risks. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained on page 5 herein and in any applicable prospectus supplement and under similar headings in the other documents incorporated by reference into this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION (THE “SEC”) NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is August 3, 2020

i

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form S-3 that we have filed with the SEC using a “shelf” registration process. Under this shelf registration process, we and/or the selling securityholders may offer and sell from time to time, together or separately, in one or more offerings, any combination of the securities described in this prospectus.

This prospectus provides you with a general description of us and the securities offered under this prospectus. Each time we or the selling securityholders offer to sell securities under this prospectus, we or the selling securityholders will provide a prospectus supplement that will contain specific information about the terms of that offering and the securities being offered. A prospectus supplement also may add, update or change information in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in that prospectus supplement. You should read carefully this prospectus, any prospectus supplement and the additional information described below under the heading “Where You Can Find More Information.”

This prospectus contains summaries of certain provisions contained in some of the documents described herein, but reference is made to the actual documents for complete information. All of the summaries are qualified in their entirety by reference to the actual documents. For additional information about our business, operations and financial results, please read the documents incorporated by reference herein under the heading “Where You Can Find More Information.”

THIS PROSPECTUS MAY NOT BE USED TO SELL ANY SECURITIES UNLESS ACCOMPANIED BY A PROSPECTUS SUPPLEMENT.

We and the selling securityholders have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or incorporated by reference in this prospectus. We and the selling securityholders take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not offering these securities in any state where the offer is not permitted. You should not assume that the information in this prospectus is accurate as of any date other than the date on the cover page of this prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the documents incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

CAUTIONARY LANGUAGE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus (including any prospectus supplement and the information incorporated or deemed to be incorporated by reference in this prospectus) contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”). These statements generally relate to future events or our future financial or operating performance. Actual outcomes and results may differ materially from what is expressed or forecast in such forward-looking statements. In some cases, you can identify these statements because they contain words such as “may,” “will,” “likely,” “should,” “expect,” “anticipate,” “could,” “contemplate,” “target,” “future,” “plan,” “believe,” “intend,” “goal,” “seek,” “estimate,” “project,” “predict,” “potential,” “continue” or the negative of these words or other similar terms or expressions that concern our expectations, strategy, plans or intentions. Forward-looking statements contained in this prospectus include, but are not limited to, statements about:

•	the effects of the COVID-19 pandemic on our business and operations, results of operations and financial position;

•	federal, state and local statutes, regulations and policies;

•	determinations of the Internal Revenue Service (“IRS”) of the fair market value of our solar energy systems;

•	the price of centralized utility-generated electricity and electricity from other sources and technologies;

•	technical and capacity limitations imposed by operators of the power grid;

•	the availability of tax rebates, credits and incentives, including changes to the rates of, or expiration of, federal tax credits and the availability of related safe harbors;

•	our need and ability to raise capital to finance the installation and acquisition of distributed residential solar energy systems, refinance existing debt or otherwise meet our liquidity needs;

•	our expectations concerning relationships with third parties, including the attraction, retention and continued existence of our dealers;

•	our ability to manage our supply chains and distribution channels and the impact of natural disasters and other events beyond our control, such as the COVID-19 pandemic;

•	our ability to retain or upgrade current customers, further penetrate existing markets or expand into new markets;

•	our investment in our platform and new product offerings and the demand for and expected benefits of our platform and product offerings;

•

the ability of our solar energy systems, energy storage systems or other product offerings to operate or deliver energy for any reason, including if interconnection or transmission facilities on which we rely become unavailable;

•	our ability to maintain our brand and protect our intellectual property and customer data;

•	our ability to manage the cost of solar energy systems, energy storage systems and our service offerings;

•	the willingness of and ability of our dealers and suppliers to fulfill their respective warranty and other contractual obligations;

•	our expectations regarding litigation and administrative proceedings;

•	our ability to renew or replace expiring, canceled or terminated solar service agreements at favorable rates or on a long-term basis;

•	our anticipated uses of net proceeds from an offering of the securities covered by this Registration Statement; and

•

additional factors that may be disclosed under “Risk Factors” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2019, which is incorporated by reference in this prospectus, and under the caption “Risk Factors” or any similar caption in the other documents that we have filed or subsequently file with the SEC that are incorporated or deemed to be incorporated by reference in this prospectus as described below under “Where You Can Find More Information” and in any prospectus supplement or free writing prospectus that we provide you in connection with an offering of securities pursuant to this prospectus.

We caution you that the foregoing list may not contain all of the forward-looking statements made in this prospectus.

You should not rely upon forward-looking statements as predictions of future events. We have based the forward-looking statements contained in this prospectus primarily on our current expectations and projections about future events and trends that we believe may affect our business, financial condition, results of operations and prospects. The outcome of the events described in these forward-looking statements is subject to risks, uncertainties and other factors described in the section titled “Risk Factors” in this prospectus, in Item 1A “Risk Factors” and Item 7. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Annual Report on Form 10-K for the year ended December 31, 2019 and Item 1A “Risk Factors” and Item 2. “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020 and June 30, 2020. Moreover, we operate in a very competitive and rapidly changing environment. New risks and uncertainties emerge from time to time, and it is not possible for us to predict all risks and uncertainties that could have an impact on the forward-looking statements contained in this prospectus. We cannot assure you that the results, events and circumstances reflected in the forward-looking statements will be achieved or occur, and actual results, events or circumstances could differ materially from those described in the forward-looking statements.

The forward-looking statements made in this prospectus relate only to events as of the date on which the statements are made. We undertake no obligation to update any forward-looking statements made in this prospectus to reflect events or circumstances after the date of this prospectus or to reflect new information or the occurrence of unanticipated events, except as required by law. We may not actually achieve the plans, intentions or expectations disclosed in our forward-looking statements, and you should not place undue reliance on our forward-looking statements. Our forward-looking statements do not reflect the potential impact of any future acquisitions, mergers, dispositions, joint ventures or investments we may make.

Forward-looking statements are based on management’s current expectations and assumptions, and are subject to inherent uncertainties, risks and changes in circumstances that are difficult to predict. As a result, actual results could differ materially from those indicated in these forward-looking statements.

In addition, statements that “we believe” and similar statements reflect our beliefs and opinions on the relevant subject. These statements are based upon information available to us as of the date of this prospectus, and while we believe such information forms a reasonable basis for such statements, such information may be limited or incomplete, and our statements should not be read to indicate that we have conducted an exhaustive inquiry into, or review of, all potentially available relevant information. These statements are inherently uncertain and investors are cautioned not to unduly rely upon these statements.

ABOUT SUNNOVA ENERGY INTERNATIONAL INC.

Unless the context otherwise requires, references to “Sunnova,” “Registrant,” “SEI,” “we,” “our,” “us” or like terms refer to Sunnova Energy Corporation and its subsidiaries, our predecessor for accounting purposes, when used in a historical context (periods prior to July 29, 2019, the closing date of our initial public offering), and to Sunnova Energy International Inc. and its subsidiaries when used in the present tense or prospectively (on or after July 29, 2019, the closing date of our initial public offering).

We are a leading residential solar and energy storage service provider, serving more than 91,000 customers in more than 20 United States (“U.S.”) states and territories. Our goal is to be the leading provider of clean, affordable and reliable energy for consumers, and we operate with a simple mission: to power energy independence so that homeowners have the freedom to live life uninterrupted. We were founded to deliver customers a better energy service at a better price; and, through our solar and solar plus energy storage service offerings, we are disrupting the traditional energy landscape and the way the 21st century customer generates and consumes electricity.

Executive Offices

Our principal executive offices are located at 20 East Greenway Plaza, Suite 540, Houston, Texas 77046, and our phone number is (281) 985-9904. Our website address is http://www.sunnova.com. Information on our website or any other website is not incorporated by reference in this prospectus and does not constitute a part of this prospectus.

RISK FACTORS

An investment in our securities involves a significant degree of risk. You should carefully consider the information included in this prospectus, any prospectus supplement, and the documents we have incorporated by reference in this prospectus and any prospectus supplement, including those in Item 1A “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2019, as updated by quarterly and other reports and documents we file with the SEC that are incorporated by reference herein or therein, in evaluating an investment in our securities. If any of these risks actually occur, they may materially and adversely affect our business, financial condition, cash flows and results of operations. In this event, the trading price of our common stock or value of our securities could decline, and you could lose all or part of your investment in us. We may experience additional risks and uncertainties not currently known to us; or, as a result of developments occurring in the future, conditions that we currently deem to be immaterial may also materially and adversely affect our business, financial condition, cash flows and results of operations. If we or any selling securityholder sell any securities pursuant to a prospectus supplement, we or such selling securityholder may include additional risk factors relevant to such securities in such prospectus supplement.

USE OF PROCEEDS

Unless we inform you otherwise in a prospectus supplement, we anticipate using any net proceeds from the sale of our securities offered by this prospectus for general corporate purposes. These purposes may include, but are not limited to:

•	working capital;

•	capital expenditures;

•	acquisitions; and

•	the repayment, refinancing, redemption or repurchase of indebtedness or other securities.

Pending any specific application, we may initially invest funds in short-term liquid investments or apply them to the reduction of short-term indebtedness, or indebtedness under our credit agreements.

We will not receive any proceeds from the sales by the selling securityholders of our securities.

DESCRIPTION OF THE CAPITAL STOCK

General

The following description summarizes certain important terms of our capital stock and certain important provisions included in our second amended and restated certificate of incorporation, second amended and restated bylaws and stockholders agreement. This summary does not purport to be complete and is qualified in its entirety by the provisions of our second amended and restated certificate of incorporation, second amended and restated bylaws and stockholders agreement and to the applicable provisions of Delaware law. We have filed copies of those documents with the SEC, and they are incorporated by reference as exhibits to the registration statement of which this prospectus forms a part. See “Where You Can Find More Information.”

Our authorized capital stock consists of 1,010,000,000 shares of capital stock, $0.0001 par value per share, of which

•	1,000,000,000 shares are designated as common stock and

•	10,000,000 shares are designated as preferred stock.

Common Stock

Dividend Rights

Subject to preferences that may apply to any shares of preferred stock outstanding at the time, the holders of our common stock are entitled to receive dividends out of funds legally available if our board of directors, in its discretion, determines to issue dividends and then only at the times and in the amounts that our board of directors may determine.

Voting Rights

Holders of our common stock are entitled to one vote for each share held on all matters submitted to a vote of stockholders. Stockholders do not have the ability to cumulate votes for the election of directors.

No Preemptive or Similar Rights

Our common stock is not entitled to preemptive rights and is not subject to conversion, redemption or sinking fund provisions.

Right to Receive Liquidation Distributions

If we become subject to a liquidation, dissolution or winding-up, the assets legally available for distribution to our stockholders would be distributable ratably among the holders of our common stock and any participating preferred stock outstanding at that time, subject to prior satisfaction of all outstanding debt and liabilities and the preferential rights and payment of liquidation preferences, if any, on any outstanding shares of preferred stock.

Fully Paid and Non-Assessable

All of the shares of our common stock are fully paid and non-assessable.

Preferred Stock

No shares of our preferred stock are outstanding. Pursuant to our second amended and restated certificate of incorporation, our board of directors has the authority, without further vote or action by our stockholders, to issue from time to time shares of preferred stock in one or more series and to establish from time to time the number of shares to be included in each series. Our board of directors may designate the powers, rights, preferences, and privileges of the shares of each series of preferred stock and any of its qualifications, limitations or restrictions, including dividend rights, conversion rights, voting rights, redemption rights, liquidation preference, and sinking fund terms, in each case without further vote or action by our stockholders. Our board of directors may also increase or decrease the number of shares of any series of preferred stock, but not below the number of shares of that series then outstanding, without any further vote or action by our stockholders. The issuance of preferred stock, while providing flexibility in connection with possible acquisitions and other corporate purposes, could, among other things, have the effect of delaying, deterring, or preventing a change in control, restricting dividends on our common stock, diluting the voting power and other rights of our common stock and impairing the liquidation rights of our common stock. Such issuance could have the effect of decreasing the market price of our common stock. We currently have no plans to issue any shares of preferred stock.

Options

As of June 30, 2020, we have granted to management and certain of our employees options to purchase a total of 4,143,796 shares of our common stock, with a weighted-average exercise price of approximately $15.83 per share that remained outstanding under our equity compensation plans.

Registration Rights

We are a party to our Second Amended and Restated Registration Rights Agreement, dated as of July 29, 2019, as amended (our “Registration Rights Agreement”), which provides, among other things, that certain holders of our capital stock have the right to demand that we file a registration statement or request that their shares of our capital stock be covered by a registration statement that we are otherwise filing.

On May 14, 2020, in connection with the issuance of our 9.75% convertible senior notes due 2025 (the “Notes”), our Registration Rights Agreement was amended (the “Amendment to Registration Rights Agreement”) to add the investors in the Notes as parties and provide that such investors have the right under certain circumstances to demand that we file a registration statement or request that their shares of our capital stock be covered by a registration statement that we are otherwise filing.

On May 14, 2020, in connection with the issuance of the Notes, we entered into a Registration Rights Agreement (the “2020 Registration Rights Agreement”) with the investors in the Notes. Pursuant to, and subject to the limitations set forth in, the 2020 Registration Rights Agreement, we will use our commercially reasonable efforts to prepare and file a shelf registration statement registering the offer and sale of (a) the Notes and (b) the shares of common stock issued or issuable upon conversion of the Notes, and to cause such shelf registration statement to become effective on or prior to August 1, 2020 and to keep such shelf registration statement effective until all the Notes or shares of common stock issuable upon conversion of the outstanding Notes have been sold or disposed of. The filing of this shelf registration statement satisfies our obligation under the 2020 Registration Rights Agreement to file a registration statement to cover the resale of the Notes and the shares of our common stock issuable upon conversion of the Notes.

On May 14, 2020, in connection with the exchange and satisfaction of the 7.75% convertible senior notes, we and the investors party to the registration rights agreement dated December 23, 2019 agreed to terminate that registration rights agreement and our and their rights and obligations thereunder.

S-1 Registration Rights

Pursuant and subject to the terms and conditions of the Registration Rights Agreement, if we receive a request from certain of our stockholders, as specified in the Registration Rights Agreement, or any stockholder that is a party to the Registration Rights Agreement and is a holder of at least 40% of our capital stock (other than the capital stock held by such stockholders as specified in the Registration Rights Agreement), in each case that we file a registration statement on Form S-1 with respect to our capital stock, then we shall file a registration statement on Form S-1 under the Securities Act covering all of our capital stock that the initiating stockholders requested to be registered and any additional shares of our capital stock requested to be included in such registration by any other of our stockholders that are a party to the Registration Rights Agreement.

Piggyback Registration Rights

Pursuant and subject to the terms and conditions of the Registration Rights Agreement and the 2020 Registration Rights Agreement, as applicable, if we propose to offer any of our shares of common stock under the Securities Act in connection with a public offering of such securities solely for cash, we shall, at such time, promptly give each stockholder who is a party to the Registration Rights Agreement or the 2020 Registration Rights Agreement, as applicable, notice of such offering. Upon the written request of such stockholder, we shall, subject to the terms and conditions of the applicable registration rights agreement, cause to be registered or included in the prospectus supplement, as applicable, all of the common stock owned or held by each such stockholder (including common stock issued or issuable upon conversion of such stockholder’s preferred stock) that each such stockholder has requested to be included in such registration.

S-3 Registration Rights

Pursuant and subject to the terms and conditions of the Registration Rights Agreement, if at any time when we are eligible to use Form S-3, we receive a request from certain of our stockholders, as specified in the Registration Rights Agreement, or any stockholder that is a party to the Registration Rights Agreement and is a holder of at least 30% of our capital stock (other than the capital stock held by such stockholders as specified in the Registration Rights Agreements) then outstanding that we file a registration statement, including a shelf registration statement, and if we are a “well known seasoned issuer” as defined in Rule 405 promulgated under the Securities Act, that we file an automatic shelf registration statement, on Form S-3 with respect to outstanding capital stock of such stockholders, then we shall file a registration statement on Form S-3 under the Securities Act covering all eligible capital stock requested to be included in such registration by our eligible stockholders.

Anti-Takeover Provisions

Certain provisions of Delaware law, our second amended and restated certificate of incorporation and our second amended and restated bylaws, which are summarized below, may have the effect of delaying, deferring or discouraging another person from acquiring control of us. They are also designed, in part, to encourage persons seeking to acquire control of us to negotiate first with our board of directors. We believe that the benefits of increased protection of our potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire us because negotiation of these proposals could result in an improvement of their terms.

Delaware Law

A corporation may elect not to be subject to Section 203 of the General Corporation Law of the State of Delaware (the “DGCL”). We have elected to not be subject to the provisions of Section 203 of the DGCL. However, our second amended and restated certificate of incorporation contains provisions that are similar to Section 203. In general, our second amended and restated certificate of incorporation prohibits us from engaging in a “business combination” with an “interested stockholder” for a period of three years after the date of the transaction in which the person became an interested stockholder, unless:

•	the business combination or the transaction was approved by the board of directors prior to the time that the stockholder became an interested stockholder;

•	upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding shares owned by directors who are also officers of the corporation and shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•

at or subsequent to the time the stockholder became an interested stockholder, the business combination was approved by the board of directors and authorized at an annual or special meeting of the stockholders, and not by written consent, by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

Generally, a business combination includes a merger of us or any of our subsidiaries with the interested stockholder or any sale or disposition (except proportionately as our stockholder) of assets representing more than 10% of our consolidated assets or the aggregate market value of our capital stock. Subject to certain exceptions, an interested stockholder is a person who, together with affiliates and associates, owns 15% or more of our voting stock or is an affiliate of us and, within the previous three years, owned 15% or more of our voting stock. In our case, however, the ECP Stockholders (meaning, for purposes of our second amended and restated certificate of incorporation, Energy Capital Partners III, LP, Energy Capital Partners III-A, LP, Energy Capital Partners III-B, LP, Energy Capital Partners III-C, LP, Energy Capital Partners III-D, LP, Energy Capital Partners III (Sunnova Co-Invest), LP and each of their respective affiliates that owns any shares of our common stock or preferred stock) and their affiliates or associates and any of their direct transferees (excluding any person who acquires voting stock through a broker’s transaction on an exchange or pursuant to an underwritten public offering) will not be deemed to be interested stockholders regardless of the percentage of our voting stock owned by them, and accordingly will not be subject to such restrictions, subject to certain exceptions for the acquisition of additional shares of common stock. This provision could delay mergers or other takeover or change in control attempts with respect to us and, accordingly, may discourage attempts to acquire us.

Second Amended and Restated Certificate of Incorporation and Second Amended and Restated Bylaw Provisions

Our second amended and restated certificate of incorporation and our second amended and restated bylaws include a number of provisions that could delay or discourage an unsolicited takeover or a change in control or changes in our board of directors or management team, including the following:

•

establish advance notice procedures with regard to stockholder proposals relating to the nomination of candidates for election as directors or new business to be brought before meetings of our stockholders. These procedures provide that notice of stockholder proposals must be timely given in writing to our corporate secretary prior to the meeting at which the action is to be taken. Generally, to be timely, notice must be received at our principal executive offices not less than 90 days nor more than 120 days prior to the first anniversary date of the annual meeting for the preceding year. Our second amended and restated bylaws specify the requirements as to form and content of all stockholders’ notices. These requirements may preclude stockholders from bringing matters before the stockholders at an annual or special meeting;

•

provide our board of directors the ability to authorize undesignated preferred stock. This ability makes it possible for our board of directors to issue, without stockholder approval, preferred stock with voting or other rights or preferences that could impede the success of any attempt to change control of us. These and other provisions may have the effect of deferring hostile takeovers or delaying changes in control or management of us;

•	provide that the authorized number of directors may be changed only by resolution of the board of directors;

•

provide that all vacancies, including newly created directorships, may, except as otherwise required by law or, if applicable, the rights of holders of a series of preferred stock or the stockholders agreement, be filled by the affirmative vote of a majority of directors then in office, even if less than a quorum;

•

provide that, after the date on which the ECP Stockholders beneficially own, in the aggregate, less than 30% of our outstanding common stock, any action required or permitted to be taken by the stockholders must be effected at a duly called annual or special meeting of stockholders and may not be effected by any consent in writing in lieu of a meeting of such stockholders, subject to the rights of the holders of any series of preferred stock with respect to such series;

•

provide that, after the date on which the ECP Stockholders beneficially own, in the aggregate, less than 30% of our outstanding common stock, our second amended and restated certificate of incorporation and our second amended and restated bylaws may only be amended by the affirmative vote of the holders of at least two-thirds of our then outstanding common stock;

•

provide that, after the date on which the ECP Stockholders beneficially own, in the aggregate, less than 30% of our outstanding common stock, special meetings of our stockholders may only be called by the board of directors, the chief executive officer or the chairman of the board; and

•	provide that our second amended and restated bylaws can be amended by the board of directors.

Choice of Forum

Our second amended and restated certificate of incorporation provides that, unless we consent in writing to the selection of an alternative forum, the sole and exclusive forum for (1) any derivative action or proceeding brought on our or our stockholders’ behalf, (2) any action asserting a claim of breach of a fiduciary duty owed by any of our current or former directors, officers, employees, agents and stockholders to us or our stockholders, (3) any action asserting a claim arising pursuant to any provision of the DGCL, our second amended and restated certificate of incorporation or our second amended and restated bylaws, (4) any action as to which the DGCL confers jurisdiction to the Court of Chancery of the State of Delaware or (5) any other action asserting a claim that is governed by the internal affairs doctrine shall be the Court of Chancery of the State of Delaware. Our second amended and restated certificate of incorporation also provides that, to the fullest extent permitted by applicable law, the federal district courts of the U.S. is the exclusive forum for resolving any complaint asserting a cause of action arising under the Securities Act, subject to and contingent upon a final adjudication in the State of Delaware of the enforceability of such exclusive forum provision.

Notwithstanding the foregoing, the exclusive forum provision will not apply to suits brought to enforce any liability or duty created by the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or any other claim for which the federal courts have exclusive jurisdiction. Any person or entity purchasing or otherwise acquiring an interest in any shares of our capital stock shall be deemed to have notice of and to have consented to the forum provisions in our second amended and restated certificate of incorporation. These choice-of-forum provisions may limit a stockholder’s ability to bring a claim in a judicial forum that he, she or it believes to be favorable for disputes with us or our directors, officers or other employees, which may discourage such lawsuits. Alternatively, if a court were to find these provisions of our second amended and restated certificate of incorporation inapplicable or unenforceable with respect to one or more of the specified types of actions or proceedings, we may incur additional costs associated with resolving such matters in other jurisdictions, which could materially adversely affect our business, financial condition and results of operations and result in a diversion of the time and resources of our management and board of directors.

Transfer Agent and Registrar

The transfer agent and registrar for our common stock is Computershare Trust Company, N.A. The transfer agent and registrar’s address is 250 Royall Street, Canton, Massachusetts 02021.

Limitations of Liability and Indemnification

Our second amended and restated certificate of incorporation and our second amended and restated bylaws contain provisions that limit the liability of our directors and officers for monetary damages to the fullest extent permitted by the DGCL. Consequently, our directors are not personally liable to us or our stockholders for monetary damages for breach of fiduciary duty as a director, except liability:

•	for any breach of the director’s duty of loyalty to our company or our stockholders;

•	for any act or omission not in good faith or that involves intentional misconduct or knowing violation of law;

•	under Section 174 of the DGCL regarding unlawful dividends and stock purchases; or

•	for any transaction from which the director derived an improper personal benefit.

Any amendment to, or repeal of, these provisions will not eliminate or reduce the effect of these provisions in respect of any act, omission or claim that occurred or arose prior to that amendment or repeal. If the DGCL is amended to provide for further limitations on the personal liability of directors of corporations, then the personal liability of our directors will be further limited to the greatest extent permitted by the DGCL.

We have entered into and intend to continue to enter into separate indemnification agreements with each of our directors and officers that provide the maximum indemnity allowed to directors and executive officers by Section 145 of the DGCL and also to provide for certain additional procedural protections. We believe that these agreements and insurance policies are necessary to attract and retain qualified individuals to serve as directors and executive officers.

These indemnification provisions and the indemnification agreements entered into between us and our officers and directors may be sufficiently broad to permit indemnification of our officers and directors for liabilities (including reimbursement of expenses incurred) arising under the Securities Act.

We maintain liability insurance policies that indemnify our directors and officers against various liabilities, including certain liabilities arising under the Securities Act and the Exchange Act, which may be incurred by them in their capacity as such.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling our company pursuant to the foregoing provisions, we have been informed that, in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Listing

Our common stock is listed on the NYSE under the symbol “NOVA.”

DESCRIPTION OF THE DEBT SECURITIES

Any debt securities that we may offer under this prospectus will be our general unsecured obligations. The debt securities will be either senior debt securities or subordinated debt securities (collectively, the “debt securities”). We will issue any senior debt securities under the senior indenture that we will enter into with the trustee named in the senior indenture. We will issue any subordinated debt securities under the subordinated indenture that we will enter into with the trustee named in the subordinated indenture. In this description, we sometimes call the senior indenture and the subordinated indenture the “indentures.” We have filed forms of these documents as exhibits to the registration statement, of which this prospectus is a part, and supplemental indentures and forms of debt securities containing the terms of the debt securities being offered will be filed as exhibits to the registration statement of which this prospectus is a part or will be incorporated by reference from reports that we file with the SEC. See “Where You Can Find More Information.”

The indentures will be qualified under the Trust Indenture Act of 1939, as amended, or the “Trust Indenture Act”. We use the term “trustee” to refer to either the trustee under the senior indenture or the trustee under the subordinated indenture, as applicable.

We have summarized the provisions of the indentures and the debt securities below. You should read the indentures for more details regarding the provisions described below and for other provisions that may be important to you.

In this summary description of the debt securities, all references to “Sunnova,” the “Company,” “we,” “us” or “our” mean Sunnova Energy International Inc. only, unless we state otherwise or the context clearly indicates otherwise.

General

The senior debt securities will constitute our senior debt and will rank equally with all of our unsecured and unsubordinated debt. The subordinated debt securities will be subordinated to, and thus have a position junior to, any senior debt securities and all our other senior debt. The indentures will not limit the amount of debt we may issue under the indentures, and, unless we inform you otherwise in a prospectus supplement, they will not limit the amount of other unsecured debt or securities we may incur or issue. We may issue debt securities under the indentures from time to time in one or more series, each in an amount we authorize prior to issuance.

We derive substantially all of our operating income from, and hold substantially all our assets through, our subsidiaries. As a result, we will depend on distributions of cash flow and earnings of our subsidiaries in order to meet our payment obligations under any debt securities we offer under this prospectus and our other obligations. These subsidiaries are separate and distinct legal entities and will have no obligation to pay any amounts due on our debt securities or to provide us with funds for our payment obligations, whether by dividends, distributions, loans or otherwise. In addition, provisions of applicable law, such as those limiting the legal sources of dividends, could limit our subsidiaries’ ability to make payments or other distributions to us and they could agree to contractual restrictions on their ability to make distributions. In addition, holders of the debt securities will have a junior position to the claims of creditors of our subsidiaries on their assets and earnings.

Our right to receive any assets of any subsidiary, and therefore the right of the holders of our debt securities to participate in those assets, will be effectively subordinated to the claims of that subsidiary’s creditors, including trade creditors. In addition, even if we are a creditor of any subsidiary, our rights as a creditor would be subordinate to any security interest in the assets of that subsidiary and any indebtedness of that subsidiary senior to that held by us.

We may issue the debt securities of any series in definitive form or as a book-entry security in the form of a global security registered in the name of a depositary we designate.

We may issue the debt securities in one or more series with various maturities, and we may sell those debt securities at par, at a premium or with an original issue discount.

Terms

A prospectus supplement relating to any series of debt securities being offered will specify whether the debt securities are senior debt securities or subordinated debt securities and will include specific terms relating to the offering. These terms will include some or all of the following:

•	the title of the debt securities;

•	the total principal amount of the debt securities;

•	whether we will issue the debt securities in individual certificates to each holder or in the form of temporary or permanent global securities held by a depositary on behalf of holders;

•	the date or dates on which the principal of and any premium on the debt securities will be payable;

•	any interest rate, the date from which interest will accrue, interest payment dates and record dates for interest payments;

•	whether and under what circumstances any additional amounts with respect to the debt securities will be payable;

•	the place or places where payments on the debt securities will be payable;

•	any provisions for redemption or early repayment;

•	any sinking fund or other provisions that would obligate us to redeem, purchase or repay the debt securities prior to maturity;

•	the denominations in which we may issue the debt securities;

•	whether payments on the debt securities will be payable in foreign currency or currency units or another form, and whether payments will be payable by reference to any index or formula;

•	the portion of the principal amount of the debt securities that will be payable if the maturity is accelerated, if other than the entire principal amount;

•	any additional means of defeasance of the debt securities, any additional conditions or limitations to defeasance of the debt securities, or any changes to those conditions or limitations;

•	any changes or additions to the events of default or covenants this prospectus describes;

•	any restrictions or other provisions relating to the transfer or exchange of the debt securities;

•	any terms for the conversion or exchange of the debt securities for other securities issued by Sunnova or any other entity; and/or

•	any other terms of the debt securities.

If we sell any debt securities for any foreign currency or currency unit or if payments on the debt securities are payable in any foreign currency or currency unit, we will describe in a prospectus supplement the restrictions, elections, tax consequences, specific terms and other information relating to those debt securities and the foreign currency or currency unit.

Subordination

Under the subordinated indenture, payment of the principal, interest and any premium on the subordinated debt securities will generally be subordinated and junior in right of payment to the prior payment in full of all Senior Debt (as defined below). Unless we inform you otherwise in a prospectus supplement, we may not make any payment of principal, interest or any premium on the subordinated debt securities if:

•	we fail to pay the principal, interest, premium or any other amounts on any Senior Debt when due; or

•

we default in performing any other covenant (a “covenant default”) in any Senior Debt that we have designated if the covenant default allows the holders of that Senior Debt to accelerate the maturity of the Senior Debt they hold.

Unless we inform you otherwise in a prospectus supplement, a covenant default will prevent us from making payments on the subordinated debt securities only for up to 179 days after holders of the Senior Debt give the trustee for the subordinated debt securities notice of the covenant default.

The subordination provisions will not affect our obligation, which will be absolute and unconditional, to pay, when due, principal of, premium, if any, and interest on the subordinated debt securities. In addition, the subordination provisions will not prevent the occurrence of any default under the subordinated indenture.

Unless we inform you otherwise in a prospectus supplement, the subordinated indenture will not limit the amount of Senior Debt that we may incur. As a result of the subordination of the subordinated debt securities, if we become insolvent, holders of subordinated debt securities may receive less on a proportionate basis than our other creditors.

Unless we inform you otherwise in a prospectus supplement, “Senior Debt” will mean all notes or other indebtedness, including guarantees, of Sunnova for money borrowed and similar obligations, unless the indebtedness states that it is not senior to the subordinated debt securities or our other junior debt.

Consolidation, Merger and Sale of Assets

The indentures generally will permit a consolidation, amalgamation or merger between us and another entity. They also will permit the sale by us of substantially all of our assets as an entirety. The indentures will provide, however, that we may consolidate or amalgamate with another entity to form a new entity or merge into any other entity or transfer or dispose of substantially all of our assets as an entirety to any other entity only if:

•

the resulting or surviving entity assumes by supplemental indenture the due and punctual payments on the debt securities and the performance and observance of our covenants and obligations under the applicable indenture and the debt securities;

•	immediately after giving effect to the transaction, no default or event of default would occur and be continuing; and

•

we deliver to the trustee an opinion of counsel and an officers’ certificate each stating that the transaction and such supplemental indenture comply with the applicable indenture and that any conditions precedent relating to the transaction have been complied with.

On the assumption by the successor of the obligations under the indentures, the successor will be substituted for us, and we will be relieved of any further obligation under the indentures and the debt securities.

Events of Default

Unless we inform you otherwise in a prospectus supplement, the following will be events of default with respect to a series of debt securities:

•	our failure to pay interest or any required additional amounts on any debt securities of that series for 30 consecutive days;

•	our failure to pay principal of or any premium on any debt securities of that series when due;

•	our failure to deposit any mandatory sinking fund payment for that series of debt securities when due for 30 consecutive days;

•

our failure to comply with any of our covenants or agreements in the debt securities of that series or the applicable indenture, other than an agreement or covenant that we have included in that indenture solely for the benefit of other series of debt securities, for 90 days after written notice by the trustee or by the holders of at least 25% in principal amount of all the outstanding debt securities issued under that indenture that are affected by that failure;

•	specified events involving bankruptcy, insolvency or reorganization of Sunnova; and

•	any other event of default provided for that series of debt securities.

A default under one series of debt securities would not necessarily be a default under another series. The trustee may withhold notice to the holders of the debt securities of any default or event of default, except in any payment on the debt securities, if the trustee in good faith determines that withholding notice is in the interest of the holders of the debt securities.

If an event of default for any series of debt securities occurs and is continuing, the trustee or the holders of at least 25% in principal amount of the outstanding debt securities of the series affected by the default, or, in some cases, 25% in principal amount of all senior debt securities or subordinated debt securities affected, voting as one class, may declare the principal of and all accrued and all unpaid interest on those debt securities to be immediately due and payable. If an event of default relating to events of bankruptcy, insolvency or reorganization occurs, the principal of and all accrued and unpaid interest on all the debt securities will become immediately due and payable without any action on the part of the applicable trustee or any holder. The holders of a majority in principal amount of the outstanding debt securities of the series affected by the default, or of all senior debt securities or subordinated debt securities affected, voting as one class, may in some cases rescind this accelerated payment requirement. Depending on the terms of our other indebtedness, an event of default under either of the indentures may give rise to cross defaults on our other indebtedness.

A holder of a debt security of any series will be able to pursue any remedy under the applicable indenture only if:

•	the holder gives the trustee written notice of a continuing event of default for that series;

•	the holders of at least 25% in principal amount of the outstanding debt securities of that series make a written request to the trustee to pursue the remedy;

•	the holder or holders offer to the trustee indemnity and/or security satisfactory to the trustee;

•	the trustee fails to act for a period of 60 days after receipt of notice and offer of indemnity and/or security; and

•	during that 60-day period, the holders of a majority in principal amount of the debt securities of that series do not give the trustee a direction inconsistent with the request.

This provision will not, however, affect the right of a holder of a debt security to sue for enforcement of any overdue payment.

In most cases, holders of a majority in principal amount of the outstanding debt securities of a series, or of all debt securities affected, voting as one class, will be able to direct the time, method and place of:

•	conducting any proceeding for any remedy available to the applicable trustee; and

•	exercising any trust or power conferred on the applicable trustee not relating to or arising under an event of default.

Each indenture will require us to file with the trustee each year a written statement as to our compliance with the covenants contained in that indenture.

Modification and Waiver

We may amend or supplement either indenture if the holders of a majority in principal amount of the outstanding debt securities of all series issued under the applicable indenture and affected by the amendment or supplement, acting as one class, consent to it. Without the consent of the holder of each debt security affected, however, no amendment or supplement may:

•	reduce the amount of debt securities whose holders must consent to an amendment, supplement or waiver;

•	reduce the rate of or change the time for payment of interest on any debt security;

•	reduce the principal of, premium on or any mandatory sinking fund payment for any debt security;

•	change the stated maturity of any debt security;

•	reduce any premium payable on the redemption of any debt security or change the time at which any debt security may or must be redeemed;

•	change any obligation to pay additional amounts on any debt security;

•	make the payments on any debt security payable in any currency or currency unit other than as the debt security originally states;

•	impair the holder’s right to institute suit for the enforcement of any payment on any debt security;

•

make any change in the percentage of principal amount of debt securities necessary to waive compliance with specified provisions of the applicable indenture or to make any change in the applicable indenture’s provisions for modification;

•	waive a continuing default or event of default regarding any payment on any debt security; or

•	with respect to the subordinated indenture, modify the provisions relating to the subordination of any subordinated debt security in a manner adverse to the holder of that security.

We and the applicable trustee may agree to amend or supplement either indenture or waive any provision of either indenture without the consent of any holders of debt securities in some circumstances, including:

•	to cure any ambiguity, omission, defect or inconsistency;

•	to provide for the assumption of our obligations under an indenture by a successor upon any merger, consolidation or asset transfer;

•	to provide for uncertificated debt securities in addition to or in place of certificated debt securities or to provide for bearer debt securities;

•	to provide any security for or add guarantees of any series of debt securities;

•	to comply with any requirement to effect or maintain the qualification of an indenture under the Trust Indenture Act;

•	to add covenants that would benefit the holders of any debt securities or to surrender any rights we have under the indenture;

•	to add events of default with respect to any debt securities;

•

to make any change that does not adversely affect any outstanding debt securities of any series in any material respect; provided, that any change made to conform the provisions of an indenture to a description of debt securities in a prospectus or prospectus supplement or an offering memorandum or related term sheet will not be deemed to adversely affect any outstanding debt securities of any series issued under that indenture in any material respect;

•

to facilitate the defeasance or discharge of any series of debt securities if that change does not adversely affect the holders of debt securities of that series or any other series under an indenture in any material respect; and

•	to provide for the acceptance of a successor or another trustee.

The holders of a majority in principal amount of the outstanding debt securities of any series, or of all senior debt securities or subordinated debt securities affected, voting as one class, may waive any existing or past default or event of default with respect to those debt securities. Those holders may not, however, waive any default or event of default in any payment on any debt security or compliance with a provision that cannot be amended or supplemented without the consent of each holder affected.

Discharge and Defeasance

We will be discharged from all obligations under the applicable indenture with respect to any series of debt securities, except for surviving obligations relating to any conversion rights and to register the transfer or exchange of the debt securities, if:

•	all debt securities of the series previously authenticated and delivered under the relevant indenture have been delivered to the indenture trustee for cancellation; or

•

all debt securities of that series have become due and payable or will become due and payable within one year, at maturity or by redemption, and we deposit with the applicable trustee funds or government securities sufficient to make payments on the debt securities of that series on the dates those payments are due.

To exercise our right to be discharged, we must deliver to the applicable trustee an opinion of counsel and an officers’ certificate stating that all conditions precedent to the satisfaction and discharge of the applicable indenture have been complied with.

In addition to our right of discharge described above, if we deposit with the applicable trustee funds or government securities sufficient to make payments on the debt securities of a series on the dates those payments are due and payable, then, at our option, either of the following will occur:

•	we will be discharged from our obligations with respect to the debt securities of that series (“legal defeasance”); or

•

we will no longer have any obligation to comply with the restrictive covenants under the applicable indenture, and the related events of default will no longer apply to us, but some of our other obligations under the indenture and the debt securities of that series, including our obligation to make payments on those debt securities, will survive (“covenant defeasance”).

If we defease a series of debt securities, the holders of the debt securities of the series affected will not be entitled to the benefits of the applicable indenture, except for our obligations to:

•	register the transfer or exchange of debt securities;

•	replace stolen, lost or mutilated debt securities; and

•	maintain paying agencies and hold moneys for payment in trust.

Unless we inform you otherwise in a prospectus supplement, we will be required to deliver to the applicable trustee an opinion of counsel that the deposit and related defeasance would not cause the holders of the debt securities to recognize income, gain or loss for U.S. federal income tax purposes. If we elect legal defeasance, that opinion of counsel must be based on a ruling from the IRS or a change in law to that effect.

Governing Law

New York law will govern the indentures and the debt securities.

Trustee

If an event of default occurs and is continuing, the trustee must exercise such of the rights and powers vested in it by the applicable indenture, and use the same degree of care and skill in their expertise, as a prudent person would exercise or use under the circumstances in the conduct of such person’s own affairs. The trustee will become obligated to exercise any of its powers under the indentures at the request of any of the holders of any debt securities only after those holders have offered the trustee indemnity and/or security satisfactory to the trustee.

Each indenture will limit the right of the trustee, if it becomes one of our creditors, to obtain payment of claims or to realize on certain property received for any such claim, as security or otherwise. The trustee may engage in other transactions with us. If the trustee acquires any conflicting interest, however, it must eliminate that conflict or resign.

Form, Exchange, Registration and Transfer

We will issue the debt securities in registered form, without interest coupons. We will not charge a service charge for any registration of transfer or exchange of the debt securities. We may, however, require the payment of any tax or other governmental charge payable for that registration.

Debt securities of any series will be exchangeable for other debt securities of the same series with the same total principal amount and the same terms but in different authorized denominations in accordance with the applicable indenture. Holders may present debt securities for registration of transfer at the office of the security registrar or any transfer agent we designate. The security registrar or transfer agent will effect the transfer or exchange when it is satisfied with the documents of title and identity of the person making the request.

Unless we inform you otherwise in a prospectus supplement, we will appoint the trustee under each indenture as security registrar for the debt securities we issue under that indenture. If a prospectus supplement refers to any transfer agent initially designated by us, we may at any time rescind that designation or approve a change in the location through which any transfer agent acts. We will be required to maintain an office or agency for transfers and exchanges in each place of payment. We may at any time designate additional transfer agents for any series of debt securities or rescind the designation of any transfer agent.

In the case of any redemption, neither the security registrar nor the transfer agent will be required to register the transfer or exchange of any debt security:

•	during a period beginning 15 business days before the day of mailing of the relevant notice of redemption and ending on the close of business on that day of mailing; or

•	if we have called the debt security for redemption in whole or in part, except the unredeemed portion of any debt security being redeemed in part.

Payment and Paying Agent

Unless we inform you otherwise in a prospectus supplement, we will make payments on the debt securities in U.S. dollars at the office of the applicable trustee or any paying agent we designate. At our option, we may make payments by check mailed to the holder’s registered address or, with respect to global debt securities, by wire transfer. Unless we inform you otherwise in a prospectus supplement, we will make interest payments to the person in whose name the debt security is registered at the close of business on the record date for the interest payment.

Unless we inform you otherwise in a prospectus supplement, we will designate the trustee under each indenture as our paying agent for payments on debt securities we issue under that indenture. We may at any time designate additional paying agents or rescind the designation of any paying agent or approve a change in the office through which any paying agent acts.

Subject to the requirements of any applicable abandoned property laws, the trustee and paying agent will repay to us upon written request any funds held by them for payments on the debt securities that remain unclaimed for two years after the date upon which that payment has become due. After repayment to us, holders entitled to those funds must look only to us for payment.

Book-Entry Debt Securities

We may issue the debt securities of a series in the form of one or more global debt securities that would be deposited with a depositary or its nominee identified in a prospectus supplement. We may issue global debt securities in either temporary or permanent form. We will describe in a prospectus supplement the terms of any depositary arrangement and the rights and limitations of owners of beneficial interests in any global debt security.

Conversion Rights

The terms and conditions of any series of debt securities being offered that are convertible into common stock of Sunnova will be set forth in a prospectus supplement. These terms will include the conversion price, the conversion period, provisions as to whether conversion will be at the option of the holder or Sunnova, the events requiring an adjustment of the conversion price and provisions affecting conversion if such series of debt securities are redeemed.

DESCRIPTION OF THE RIGHTS

We may issue rights to our stockholders for the purchase of common stock. Each series of rights will be issued under rights agreements to be entered into between us and a bank or trust company, as rights agent. You should read the particular terms of the rights, which will be described in more detail in the applicable prospectus supplement. The particular terms of any rights offered by any prospectus supplement, and the extent to which the general provisions summarized below may apply to the offered securities, will be described in the prospectus supplement.

The applicable prospectus supplement will describe the terms of any series of rights we offer, the rights agreement relating to the rights and the rights certificates, including, to the extent applicable:

•	the date for determining the stockholders entitled to the rights distribution;

•	the aggregate number of shares of common stock purchasable upon exercise of such rights and the exercise price;

•	the aggregate number of rights being issued;

•	the date, if any, on and after which such rights may be transferable separately;

•	the date on which the right to exercise such rights shall commence and the date on which such right shall expire;

•	if appropriate, a discussion of material U.S. federal income tax considerations; and

•	any other specific terms of the rights.

DESCRIPTION OF THE WARRANTS

We may issue warrants to purchase any combination of common stock, preferred stock, debt securities, depositary shares and purchase contracts. Each warrant will entitle the holder to purchase for cash a number of securities at the exercise price as will in each case be described in, or can be determined from, the applicable prospectus supplement relating to the offered warrants.

Warrants may be issued independently or together with any securities and may be attached to or separate from the securities. The warrants will be issued under warrant agreements to be entered into between us and a bank or trust company, as warrant agent. You should read the particular terms of the warrants, which will be described in more detail in any applicable prospectus supplement. The particular terms of any warrants offered by any prospectus supplement, and the extent to which the general provisions summarized below may apply to the offered securities, will be described in a prospectus supplement.

Any applicable prospectus supplement will describe the terms of warrants we offer, the warrant agreement relating to the warrants and the certificates representing the warrants, including, to the extent applicable:

•	the title of the warrants;

•	the aggregate number of warrants;

•	the price or prices at which the warrants will be issued;

•	the currency or currencies, including composite currencies or currency units, in which the price of the warrants may be payable if not payable in U.S. dollars;

•	the designation, number or aggregate principal amount and terms of the securities purchasable upon exercise of the warrants, and the procedures and conditions relating to the exercise of the warrants;

•	the date on which the right to exercise the warrants will commence, and the date on which the right will expire;

•	the designation and terms of any related securities with which the warrants are issued, and the number of the warrants issued with each security;

•	the date, if any, on and after which the warrants and the related securities will be separately transferable;

•	the maximum or minimum number of warrants that may be exercised at any time;

•	if appropriate, a discussion of material U.S. federal income tax considerations; and

•	any other terms of the warrants.

DESCRIPTION OF THE DEPOSITARY SHARES

Shares of preferred stock may be offered either separately or represented by depositary shares. We may also, at our option, elect to offer fractional shares of preferred stock. If we exercise this option, we will issue receipts for depositary shares, each of which will represent a fraction of a share of a particular series of preferred stock, to be described in an applicable prospectus supplement.

The shares represented by depositary shares will be deposited under a deposit agreement between us and a bank or trust company selected by us and having its principal office in the U.S. and having a combined capital and surplus of at least $50,000,000. Subject to the terms of the deposit agreement, each owner of a depositary share will be entitled, in proportion to the applicable share or fraction thereof represented by the depositary share, to all of the rights and preferences, if any, of the share represented thereby, including any dividend, voting, redemption, conversion and liquidation rights. The depositary shares will be evidenced by depositary receipts issued pursuant to the deposit agreement.

The particular terms of the depositary shares offered by any prospectus supplement will be described in a prospectus supplement, which will also include a discussion of certain U.S. federal income tax consequences.

We will include a copy of the form of deposit agreement, including the form of depositary receipt, and any other instrument establishing the terms of any depositary shares we offer as exhibits to a filing we will make with the SEC in connection with that offering. See “Where You Can Find More Information.”

DESCRIPTION OF THE PURCHASE CONTRACTS AND PURCHASE UNITS

We may issue purchase contracts representing contracts obligating holders, subject to the terms of such purchase contracts, to purchase from us, and us to sell to the holders, a specified or varying number of our common stock, preferred stock or other securities described in this prospectus at a future date or dates. Alternatively, the purchase contracts may, subject to the terms of such purchase contracts, obligate us to purchase from holders, and obligate the holders to sell to us, a specified or varying number of common stock, preferred stock or other securities described in this prospectus. The price per unit of our common stock, preferred stock or other securities described in this prospectus and number of units may be fixed at the time the purchase contracts are entered into or may be determined by reference to a specific formula set forth in the purchase contracts. We may issue the purchase contracts separately or as part of units, which we refer to as “purchase units,” consisting of a purchase contract and other securities or obligations issued by us or third parties, including government securities, in each case, securing the holders’ obligations to purchase the relevant securities under the purchase contracts. The purchase contracts may require us to make periodic payments to the holders of the purchase contracts or purchase units or vice versa, and such payments may be unsecured or prefunded on some basis.

Any applicable prospectus supplement will describe the terms of any purchase contract or purchase units. The description in a prospectus supplement will not necessarily be complete and will be qualified in its entirety by reference to the purchase contracts, and, if applicable, collateral arrangements and depositary arrangements, relating to the purchase contracts or purchase units.

DESCRIPTION OF THE UNITS

We may issue units of securities consisting of one or more of the following securities: common stock, preferred stock, debt securities, rights, warrants, depositary shares and purchase contracts. We may evidence each series of units issued by unit certificates that we will issue under a separate unit agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select. You should read the particular terms of these documents, which will be described in more detail in a prospectus supplement.

If we offer any units, certain terms of that series of units will be described in a prospectus supplement, including, without limitation, the following, as applicable:

•	the title of the series of units;

•	identification and description of the separate constituent securities comprising the units;

•	the price or prices at which the units will be issued;

•	the date, if any, on and after which the constituent securities comprising the units will be separately transferable;

•	if appropriate, a discussion of material U.S. federal income tax considerations; and

•	any other terms of the units and their constituent securities.

SELLING SECURITYHOLDERS

Selling securityholders may from time to time offer and sell our securities pursuant to this prospectus and any applicable prospectus supplement. Selling securityholders are persons or entities that, directly or indirectly, have acquired or from time to time acquire, our securities. Such selling securityholders may be parties to registration rights agreements with us, or we otherwise may have agreed or agree to register their securities for resale.

The applicable prospectus supplement will set forth the name of each of the selling securityholders and the number of securities beneficially owned by such selling securityholders that are covered by such prospectus supplement.

PLAN OF DISTRIBUTION

We or the selling securityholders may sell the securities on a delayed or continuous basis in and outside the U.S. through the methods described below or through any other method permitted pursuant to applicable law, including through a combination of such methods.

A prospectus supplement, if required, will set forth any required information such as the terms of the offering and the method of distribution and will include the following information:

•	the name or names of any underwriters or agents;

•	the purchase price of the securities from us or the selling securityholders;

•	the net proceeds to us or the selling securityholders from the sale of the securities;

•	any over-allotment options under which underwriters may purchase additional securities from us or the selling securityholders;

•	any underwriting discounts, commissions and other items constituting compensation to underwriters, dealers or agents;

•	any public offering price;

•	any discounts or concessions allowed or reallowed or paid to dealers; and

•	any securities exchange or market on which the securities offered in a prospectus supplement may be listed.

Sale Through Underwriters or Dealers

If we or the selling securityholders use underwriters in the sale of securities, the underwriters will acquire the securities for their own account. The underwriters may resell the securities from time to time in one or more transactions, including negotiated transactions, at a fixed public offering price or at varying prices determined at the time of sale. Underwriters may offer securities to the public either through underwriting syndicates represented by one or more managing underwriters or directly by one or more firms acting as underwriters. The obligations of the underwriters to purchase the securities may be subject to conditions, and the underwriters will be obligated to purchase all the offered securities if they purchase any of them. The underwriters may change from time to time any initial public offering price and any discounts or concessions allowed or reallowed or paid to dealers.

Underwriters may sell our common stock under this prospectus by any method permitted by law deemed to be an “at the market” offering as defined in Rule 415 under the Securities Act, which includes sales made directly on the New York Stock Exchange, on any other existing trading market for our common stock or to or through a market maker, or in privately negotiated transactions. Unless stated otherwise in any applicable prospectus supplement, the sales agent with respect to any such at the market offering will make all sales using commercially reasonable efforts consistent with its normal trading and sales practices, on mutually agreeable terms between the sales agent and us or the selling securityholders. Any applicable prospectus supplement will include the amount of any compensation to be received by the sales agent.

During and after an offering through underwriters, the underwriters may purchase and sell the securities in the open market. These transactions may include overallotment and stabilizing transactions and purchases to cover syndicate short positions created in connection with the offering. The underwriters also may impose a penalty bid, which means that selling concessions allowed to syndicate members or other broker-dealers for the offered securities sold for their account may be reclaimed by the syndicate if the offered securities are repurchased by the syndicate in stabilizing or covering transactions. These activities may stabilize, maintain or otherwise affect the market price of the offered securities, which may be higher than the price that might otherwise prevail in the open market. If commenced, the underwriters may discontinue these activities at any time.

If we or the selling securityholders use dealers in the sale of securities, we or the selling securityholders will sell the securities to them as principals. They may then resell those securities to the public at varying prices determined by the dealers at the time of resale. We or the selling securityholders also may agree to sell, and the relevant underwriters or agents may agree to solicit offers to purchase, blocks of securities. The terms of each such agreement will be set forth in more detail in any applicable prospectus supplement and any related free writing prospectus. The dealers participating in any sale of the securities may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. If required, we or the selling securityholders will include in any applicable prospectus supplement the names of the dealers and the terms of the transaction.

Direct Sales and Sales Through Agents

We or the selling securityholders may sell the securities directly. In that event, no underwriters or agents would be involved. We also may sell the securities through agents we designate from time to time to solicit offers from purchasers to purchase the securities included in this prospectus or to sell such securities in ordinary brokerage transactions on our or the selling securityholders’ behalf. If required, a prospectus supplement will name any agent involved in the offer or sale of the offered securities and will describe any commissions payable by us or the selling securityholders to the agent. Unless stated otherwise in any applicable prospectus supplement, any agent will agree to use its reasonable best efforts to solicit purchases for the period of its appointment.

We or the selling securityholders may sell the securities directly to institutional investors or others who may be deemed to be underwriters within the meaning of the Securities Act with respect to any sale of those securities. We will describe the terms of any such sales in a prospectus supplement.

Delayed Delivery Contracts

We or the selling securityholders may authorize agents, underwriters or dealers to solicit offers from certain types of institutions to purchase securities from us or the selling securityholders at the public offering price under delayed delivery contracts. These contracts would provide for payment and delivery on a specified date in the future. The contracts would be subject only to those conditions described in a prospectus supplement. Such prospectus supplement will describe the commission payable for solicitation of those contracts.

Remarketing

We or the selling securityholders may offer and sell any of the securities in connection with a remarketing upon their purchase, in accordance with a redemption or repayment by their terms or otherwise, by one or more remarketing firms acting as principals for their own accounts or as our or the selling securityholders’ agents. The name of any remarketing firm, the terms of any remarketing agreement and the compensation to be paid to the remarketing firm will be included in a prospectus supplement, as required. Remarketing firms may be deemed to be underwriters within the meaning of the Securities Act.

Derivative Transactions

We or the selling securityholders may enter into derivative transactions with third parties, or sell securities not covered by this prospectus to third parties in privately negotiated transactions. If any applicable prospectus supplement indicates, in connection with those derivatives, the third parties may sell securities covered by this prospectus and the applicable prospectus supplement, including in short sale transactions then the third parties may use securities pledged by us or the selling securityholders or borrowed from us, the selling securityholders or others to settle those sales or to close out any related open borrowings of securities, and may use securities received from us or the selling securityholders in settlement of those derivatives to close out any related open borrowings of securities. The third parties in these sale transactions will be underwriters and will be identified in such applicable prospectus supplement or in a post-effective amendment to the registration statement of which this prospectus forms a part.

General Information

In connection with the sale of the securities, underwriters, dealers or agents may be deemed to have received compensation from us or the selling securityholders in the form of underwriting discounts or commissions and also may receive commissions from securities purchasers for whom they may act as agent. Underwriters may sell the securities to or through dealers, and the dealers may receive compensation in the form of discounts, concessions or commissions from the underwriters or commissions from the purchasers for whom they may act as agent. We will provide in a prospectus supplement any required information regarding any underwriting discounts or other compensation that we or the selling securityholders pay to underwriters or agents in connection with the securities offering, and any discounts, concessions or commissions that underwriters allow to dealers.

The selling securityholders and any underwriters, dealers or agents participating in a distribution of the securities may be deemed to be underwriters within the meaning of the Securities Act, and any discounts and commissions received by them and any profit realized by them on resale of the securities may be deemed to be underwriting discounts and commissions under the Securities Act. We or the selling securityholders may agree to indemnify underwriters, dealers and agents who participate in the distribution of securities against certain liabilities to which they may become subject in connection with the sale of the securities, including liabilities arising under the Securities Act, or to contribute with respect to payments that the agents, dealers or underwriters may be required to make because of those liabilities. Agents, dealers and underwriters, or their affiliates or associates, may be customers of, engage in transactions with or perform services for us or the selling securityholders in the ordinary course of their businesses.

Other than our common stock, which is listed on the New York Stock Exchange and trades under the ticker symbol “NOVA”, each series of offered securities will have no established trading market. We may elect to list any series of offered securities on an exchange, but we are not obligated to do so. It is possible that one or more underwriters may make a market in a series of offered securities. However, they will not be obligated to do so and may discontinue market making at any time without notice. We cannot assure you as to the liquidity of, or the trading market for, any of our offered securities.

To the extent required, this prospectus may be amended or supplemented from time to time to describe a specific plan of distribution. The place and time of delivery for the securities in respect of which this prospectus is delivered may be set forth in a prospectus supplement, if required.

LEGAL MATTERS

The validity of the securities offered by this prospectus and certain other legal matters will be passed upon for us by Baker Botts L.L.P., Houston, Texas. If certain legal matters in connection with an offering of the securities made by this prospectus are passed on by counsel for the underwriters or the selling securityholders of such offering, that counsel will be named in a prospectus supplement related to that offering.

EXPERTS

The financial statements incorporated in this prospectus by reference to the Annual Report on Form 10-K for the year ended December 31, 2019 have been so incorporated in reliance on the report of PricewaterhouseCoopers LLP, an independent registered public accounting firm, given on the authority of said firm as experts in auditing and accounting.

WHERE YOU CAN FIND MORE INFORMATION

We file annual, quarterly and current reports, proxy statements and other information with the SEC. Our SEC filings are available to the public over the internet at the SEC’s website at www.sec.gov. You can also obtain information about us at the offices of the New York Stock Exchange, 20 Broad Street, New York, New York 10005. You may find additional information about us on our website at www.sunnova.com, where we post our SEC filings. The information contained on, or that can be accessed through, our website (other than the specified SEC filings incorporated by reference in this prospectus) is not a part of this prospectus and is not incorporated by reference in this prospectus. You should not consider such information contained on our website or that can be accessed through our website to be part of this prospectus.

We incorporate by reference information into this prospectus, which means that we disclose important information to you by referring you to another document filed separately with the SEC. The information incorporated by reference is deemed to be part of this prospectus, and information that we file later with the SEC will automatically update and supersede this information. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus. Unless this prospectus or the information incorporated by reference herein indicates that another date applies, you should not assume that the information in this prospectus is current as of any date other than the date of this prospectus or that any information we have incorporated by reference herein is accurate as of any date other than the date of the document incorporated by reference.

We incorporate by reference the documents listed below and any future filings made with the SEC under Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act (excluding information furnished and not filed in accordance with SEC rules) on or after the date of this prospectus. These reports contain important information about us, our financial condition and our results of operations:

•	our Annual Report on Form 10-K for the year ended December 31, 2019, filed on February 25, 2020, including the amendment to our Annual Report on Form 10-K, filed on March 6, 2020;

•	our Quarterly Reports on Form 10-Q for the quarters ended March 31, 2020, filed on May 15, 2020 and June 30, 2020, filed on July 30, 2020;

•

the description of our common stock in our registration statement on Form 8-A (registration statement No. 001-38995) filed on July  22, 2019, as we may update that description in any amendment report or filing from time to time; and

•

our Current Reports on Form 8-K filed on  January 23, 2020,  February 4, 2020,  February  11, 2020, February 14, 2020,  February 24, 2020,  March 3, 2020,  April 2, 2020,  May 14, 2020,  May  20 , 2020, June 12, 2020,  June 17, 2020,  June 22, 2020,  June  29, 2020, July 2, 2020  and July 29, 2020 (in each case, excluding any information “furnished” but not “filed” as set forth therein); and

•	our Definitive Proxy Statement on Schedule 14A for our 2020 Annual Meeting of Stockholders, filed with the SEC on April 9, 2020, to the extent incorporated by reference into our Form 10-K.

You may request a copy of our filings, at no cost, by writing or telephoning us at the following address or phone number:

Sunnova Energy International Inc.

Attention: Investor Relations

20 East Greenway Plaza, Suite 540

Houston, Texas 77046

(281) 985-9904